As Filed with the Securities and Exchange Commission on October 30, 2000.
                                                  REGISTRATION NOS. 333-43128
                                                                    333-43128-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                              UNDER THE SECURITIES
                                   ACT OF 1933
                                -----------------
                         BMW VEHICLE LEASE TRUST 2000-A
                    (Issuer with respect to the Senior Notes)
                              BMW AUTO LEASING LLC
(Originator of the Trust described herein and Transferor of the Vehicle SUBI Certificate to the Trust)
                        FINANCIAL SERVICES VEHICLE TRUST
           (Issuer with respect to the SUBI and the SUBI Certificates)
                              BMW MANUFACTURING LP
(Originator of Financial Services Vehicle Trust, transferor of the SUBI and the
                      SUBI Certificates to the Transferor)

           DELAWARE                              7515                       51-6518223
(State or Other Jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)      Identification Number)

                             300 CHESTNUT RIDGE ROAD
                            WOODCLIFF LAKE, NJ 07675
                                 (201) 307-4000
   (Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices of BMW Auto Leasing LLC, Financial Services Vehicle
         Trust, BMW Manufacturing LP and BMW Vehicle Lease Trust 2000-A)
                                -----------------
                              DANIEL J. METTE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8749
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                                -----------------
                                   COPIES TO:
                                DALE W. LUM, ESQ.
                                BROWN & WOOD LLP
                              555 CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 772-1200
                                -----------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF                   AMOUNT TO           OFFERING            AGGREGATE          AMOUNT OF
            SECURITIES TO BE REGISTERED               BE REGISTERED    PRICE PER UNIT(1)    OFFERING PRICE(1)  REGISTRATION FEE (4)
-----------------------------------------------------------------------------------------------------------------------------------
Asset Backed Senior Notes, Class A-1.............           $180,000,000      100%                  $180,000,000     $47,520.00
Asset Backed Senior Notes, Class A-2.............           $600,000,000      100%                  $600,000,000     $158,400.00
Asset Backed Senior Notes, Class A-3.............           $300,000,000      100%                  $300,000,000     $79,200.00
Asset Backed Senior Notes, Class A-4.............           $390,160,000      100%                  $390,160,000     $103,002.24
2000-A Special Unit of Beneficial Interest                 (3)                (3)                  (3)                 (3)
         Certificates(2)
===================================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) The 2000-A1 Special Unit of Beneficial Interest (the "Lease SUBI") issued by Financial Services Vehicle Trust will constitute a beneficial interest in a specified portion of the assets of Financial Services Vehicle Trust, including certain lease contracts. The 2000-A2 Special Unit of Beneficial Interest (the "Vehicle SUBI") issued by Financial Services Vehicle Trust will constitute a beneficial interest in a specified portion of the assets of Financial Services Vehicle Trust, including certain vehicles relating to such lease contracts. The Lease SUBI and the Vehicle SUBI (collectively, the "SUBIs," and each, a "2000-A SUBI") will not be offered to investors hereunder. A Special Unit of Beneficial Interest Certificate will be issued for each 2000-A SUBI (the "SUBI Certificates") representing an undivided interest in the related 2000-A SUBI. The SUBI Certificate for the Lease SUBI will be pledged and the SUBI Certificate for the Vehicle SUBI will be transferred to the Owner Trustee for the BMW Vehicle Lease Trust 2000-A issuing the Asset Backed Senior Notes, Class A-1, Class A-2, Class A-3 and Class A-4. The SUBI Certificates will not be offered to investors hereunder.
(3) The Special Unit of Beneficial Interest Certificates are not being offered to investors directly hereunder. The Senior Notes being offered hereby are secured by the Special Unit of Beneficial Interest Certificates.
(4)      $1320.00 has been previously paid.


================================================================================

Subject to Completion
Preliminary Prospectus dated October 30, 2000

                                 $1,470,160,000
                            ASSET BACKED SENIOR NOTES

                         BMW VEHICLE LEASE TRUST 2000-A
                                     ISSUER

                              BMW AUTO LEASING LLC
                                   Transferor

                         BMW FINANCIAL SERVICES NA, LLC
                                    Servicer
         The trust's main sources for payment of the senior notes will be lease payments generated by a portfolio of retail lease contracts and the proceeds from the sale of the BMW automobiles currently leased under those contracts.

         Interest and principal will be payable monthly and the first payment date is November 27, 2000.

         BEFORE YOU DECIDE TO INVEST, READ THIS PROSPECTUS CAREFULLY, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 20.

         The senior notes are obligations of the trust only. The senior notes are not obligations of BMW Auto Leasing LLC, BMW Financial Services NA, LLC or any of their affiliates.

         The trust will issue the following classes of senior notes--

                          Original
                          Principal    Interest Rate  Final Scheduled     Price to     Underwriting    Proceeds to
                           Amount       (per annum)     Payment Date       Public        Discount       Transferor
                           ------       -----------     ------------       ------        --------       ----------
 Per Class A-1 Note..  $  180,000,000            %      October 2001            %                %               %

 Per Class A-2 Note..  $  600,000,000            %     February 2003            %                %               %

 Per Class A-3 Note..  $  300,000,000            %          May 2003            %                %               %

 Per Class A-4 Note..  $  390,160,000            %      October 2003            %                %               %

 Total...............  $1,470,160,000            %                              %                %               %

         o The price to the public and proceeds to the transferor do not include interest accrued from the date the senior notes will be issued.

         o        The proceeds to the transferor excludes expenses, estimated at
                  approximately $        .

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.
                                ----------------


SALOMON SMITH BARNEY
          BANC OF AMERICA SECURITIES LLC
                               BANC ONE CAPITAL MARKETS, INC.
                                                          CHASE SECURITIES INC.

                 The date of this prospectus is October 30, 2000
--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy them, in any state where an offer or sale is not permitted.
--------------------------------------------------------------------------------

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

CONTENT OF PROSPECTUS

         You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

         We include cross-references in this prospectus to the captions under which you can find additional related information. The following table of contents lists the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Principal Terms" beginning on page 124.

LIMITATIONS ON OFFERS OR SOLICITATIONS

         We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which an offer or solicitation is not authorized;

o if the person making an offer or solicitation is not qualified to do so; or

o if an offer or solicitation is made to anyone to whom it is unlawful to make an offer or solicitation.

DEALER PROSPECTUS DELIVERY REQUIREMENTS

         For 90 days after the date of this prospectus, all dealers that effect transactions in the senior notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                        PAGE
Overview of Transaction....................................................................................................11

Summary....................................................................................................................12

Risk Factors...............................................................................................................20



                                       3

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                        PAGE

Overview of the Transaction...............................................................................................27

Use of Proceeds...........................................................................................................31

The Vehicle Trust.........................................................................................................31

General ..................................................................................................................31

The UTI Beneficiary.......................................................................................................32

The Vehicle Trustee.......................................................................................................33

Property of the Vehicle Trust.............................................................................................33

Lease Origination and the Titling of Leased Vehicles......................................................................33

The SUBIs.................................................................................................................34

General ..................................................................................................................34

Transfers of the SUBI Certificates........................................................................................35

The Transferor............................................................................................................36

BMW FS ...................................................................................................................36

BMW FS' Lease Financing Program...........................................................................................36

General ..................................................................................................................36

Underwriting..............................................................................................................37



                                       4

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                        PAGE

Servicing.................................................................................................................38

Physical Damage and Liability Insurance...................................................................................39

Leased Vehicle Maintenance................................................................................................39

End of Lease Term; Vehicle Disposition....................................................................................39

Residual Values...........................................................................................................41

Calculation of the Securitization Value of the Specified Leases...........................................................41

Delinquency Experience....................................................................................................42

Net Credit Loss and Repossession Experience...............................................................................43

Residual Value Loss Performance...........................................................................................43

The Specified Leases......................................................................................................44

General ..................................................................................................................44

Characteristics...........................................................................................................46

Representations, Warranties and Covenants.................................................................................49

Maturity, Payment and Yield Considerations................................................................................51

Note Factors, Certificate Factor and Trading Information..................................................................57

Description of the Senior Notes...........................................................................................58

General ..................................................................................................................58

Interest .................................................................................................................59

Principal.................................................................................................................59

Optional Purchase.........................................................................................................61

The Indenture Trustee.....................................................................................................61

Book-Entry Registration...................................................................................................61

Additional Information Regarding the Securities...........................................................................65


                                       5

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                        PAGE

Optional Purchase.........................................................................................................68

Statements to Securityholders.............................................................................................68

Definitive Notes..........................................................................................................70

Security for the Securities...............................................................................................71

General ..................................................................................................................71

The Program Operating Lease...............................................................................................71

The Subordinated Notes....................................................................................................72

The Certificates..........................................................................................................73

The Accounts..............................................................................................................73

The Contingent and Excess Liability Insurance.............................................................................76

Additional Document Provisions............................................................................................77

The Indenture.............................................................................................................78



                                       6

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                        PAGE

The Trust Agreement.......................................................................................................82

The SUBI Trust Agreement..................................................................................................85

The Servicing Agreement...................................................................................................87



                                       7

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                        PAGE

Miscellaneous Provisions..................................................................................................97



                                       8

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                        PAGE

Additional Legal Aspects of the Vehicle Trust and the SUBIs...............................................................103

The Vehicle Trust.........................................................................................................103

General ..................................................................................................................103

The SUBIs.................................................................................................................105

Insolvency-Related Matters................................................................................................106

Additional Legal Aspects of the Specified Leases and the Specified Vehicles...............................................108

Back-up Security Interests................................................................................................108

Vicarious Tort Liability..................................................................................................110

Repossession of Specified Vehicles........................................................................................111

Deficiency Judgments......................................................................................................111

Consumer Protection Laws..................................................................................................112

Other Limitations.........................................................................................................113

Material United States Federal Income Tax Consequences....................................................................113

Treatment of the Senior Notes as Debt.....................................................................................114

State and Local Tax Considerations........................................................................................118

Certain ERISA Considerations..............................................................................................118

Prohibited Transactions...................................................................................................119

Ratings of the Senior Notes...............................................................................................120

Underwriting..............................................................................................................121

Legal Matters.............................................................................................................122



                                       9

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                        PAGE

Available Information.....................................................................................................123

Index of Principal Terms..................................................................................................124

ANNEX I  Global Clearance, Settlement and Tax Documentation Procedures.....................................................A-1



                             OVERVIEW OF TRANSACTION

         -------------                       ----------------                                -------
         BMW Facility                          BMW Financial                                   BMW
         Partners, LLC                       Services NA, LLC                                Centers
         -------------                       ----------------                                -------
               \                             /               \                               /|\   |
                \                           /                   \              Proceeds to    |    |      Leases
                 \                         /                       \        Purchase Leases   |    |        and
                  \                       /                           \       and Vehicles    |    |      Vehicles
                  1% Owned          99%Owned                      Services                    |    |
                    \                   /                          Leases  \                  |    |
                    _\/               \/_                        (Servicing _\/               |   \|/
                      -----------------                           Agreement)    ---------------------
                         BMW Mfg. LP     <------------------------------------   Financial Services
                      (UTI Beneficiary)     Issue:                                 Vehicle Trust
                       (retains UTI)        o Vehicle SUBI Certificate            (Vehicle Trust)
                      -----------------     o Lease SUBI Certificate            ---------------------
                                   |          (Vehicle Trust Agreement)
                                   |
Sell:                              |
o Vehicle SUBI Certificate         |  (SUBI
o Lease SUBI Certificate           |  Certificate Transfer
                                  \|/ Agreement)
                                  ----------------
                                  BMW Auto Leasing                   Pledge of Principal and Interest
                                         LLC                         on Subordinated Notes
                      |--------->  (Transferor)  ------------------------------------------------------|
                      |           ------------------------\                     (Indenture)            |
                      |               |     /|\            \                                          \|/
                      |               |      |              \                                   ------------
                      |               |      |               \                                  Reserve Fund
                      |               |      |                \                                 ------------
                      |               |      |                 \                                          |
o Subordinated Notes  |  Sell Vehicle |      |     Leaseback of \                                         |
o (1.00%) Transferor  |     SUBI      |      |      Vehicle SUBI \ Pledge of Lease                        |
   Certificate        | Certificate   |      |     Certificate  /  SUBI Certificate                       |
                      | (Issuer       |      |  (Program      /    (Program Operating Lease)              |
                      | SUBI          |      |   Operating  /                                             |
                      | Certificate  \|/     |    lease)  /                                               |
                      | Transfer      ----------------- <  (Indenture)             -----------------      |
                      | Agreement)  BMW Vehicle Lease--------------------------->                         |
                      |-----------    Trust 2000-A         Senior Notes           Indenture Trustee <-----|
                                     (Trust/Issuer)         and Pledge
                                   -----------------      of Trust Estate          -----------------
                                          |                                                |
                                          |                                                |
                                     Certificates                                     Senior Notes
                                          |                                                |
                     (Trust Agreement)   \|/                                              \|/
                                  ------------------                               ------------------
                                  Certificateholders                               Senior Noteholders
                                  ------------------                               ------------------

--------------------------------------------------------------------------------

                                     SUMMARY

         This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the senior notes, you should carefully read this entire prospectus.

         This summary provides an overview of some calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.


                         BASIC TERMS OF THE SENIOR NOTES

ISSUER/TRUST:        BMW Vehicle Lease Trust 2000-A

TRANSFEROR:          BMW Auto Leasing LLC

SERVICER:            BMW Financial Services NA, LLC

OWNER TRUSTEE:       Wilmington Trust Company

INDENTURE
TRUSTEE:             The Chase Manhattan Bank

VEHICLE
TRUST:               Financial Services Vehicle Trust

VEHICLE
TRUSTEE:             Chase Manhattan Bank USA, N.A.

TRUST ASSETS:        Beneficial and security interests in leased vehicles and
                     lease contracts, and related proceeds

LEASES:              Retail closed-end operating leases of BMW automobiles

CUTOFF DATE:         Opening of business on October 1, 2000

CREDIT
ENHANCEMENT:         A reserve fund, the subordinated notes and the
                     certificates

NOTES TO BE OFFERED:

   Class A-1 notes:  $180,000,000
   Class A-2 notes:  $600,000,000
   Class A-3 notes:  $300,000,000
   Class A-4 notes:  $390,160,000
INTEREST RATES:

   Class A-1 notes:  %
   Class A-2 notes:  %
   Class A-3 notes:  %
   Class A-4 notes:  %

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTEREST BASIS:

   Class A-1
   notes:            Actual number of days elapsed and assuming a 360-day year

   Other Class A
   notes:            A 360-day year of twelve 30-day months

PAYMENT
DATES: The 25th day of each month or, if not a business day, the next succeeding business day

RECORD DATE:         Holders of record are determined one business day prior
                     to a payment date

FIRST PAYMENT
DATE:                November 27, 2000

FINAL SCHEDULED PAYMENT DATES:

   Class A-1 notes:  October 2001
   Class A-2 notes:  February 2003
   Class A-3 notes:  May 2003
   Class A-4 notes:  October 2003

CLEARANCE AND
SETTLEMENT:          The Depository Trust
                     Company, Clearstream and Euroclear

CLOSING DATE:        Expected to be November
                        , 2000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        THE STRUCTURE OF THIS TRANSACTION

GENERAL


Dealers in BMW products, known as BMW Centers, have assigned retail leases and the related leased vehicles to Financial Services Vehicle Trust. Some of these leases and the related leased vehicles, all of which were new BMW automobiles at the time of lease origination, have been allocated to a separate pool of assets. Beneficial interests - but not direct ownership - in the leased vehicles and leases in that pool will be transferred to the trust. Neither the trust nor holders of the trust's securities will receive any interest in assets other than those in that pool. Payment of the senior notes will be backed by those beneficial interests in the leased vehicles and leases in the pool.

The trust will apply the net proceeds from the issuance and sale of the senior notes and the private placement of the certificates to purchase those interests in the asset pool. In addition to the senior notes, the trust is also issuing $30,951,089 in aggregate principal amount of asset backed subordinated notes and $46,427,000 in aggregate principal amount of asset backed certificates. The trust is not offering the subordinated notes or the certificates under this prospectus. The subordinated notes will be issued to BMW Auto Leasing, LLC, also known as the transferor. The certificates will be sold in one or more private placements.

The trust will rely upon collections from the lease contracts, sales proceeds from the disposition of the related leased vehicles and funds on deposit in specified accounts to make payments on the senior notes. The trust will be solely liable for payments made on the senior notes.

REPAYMENT OF THE SENIOR NOTES

The timing of payments of principal on the senior notes is largely dependent on the timing of collections of cash flows generated by the underlying assets. Principal will be paid on your senior notes on each payment date in an amount generally equal to the available principal distribution amount generated by the leases and proceeds from the sale of the leased vehicles.

Principal payments on the senior notes generally will be made to the holders of the senior notes sequentially, so that no principal will be paid on any class of senior notes until each class of senior notes with a lower numerical designation has been paid in full. For example, no principal will be paid on the Class A-2 senior notes until the Class A-1 senior notes have been paid in full.


Until all principal due on the senior notes is paid, no principal will be paid on the subordinated notes or the certificates. Principal will then be paid on the subordinated notes until they have been paid in full (which amounts will be deposited into the reserve fund), and then on the certificates.

An exception to the sequential payment rule is that allocable principal from the sale of the trust's assets following a default under the indenture and the acceleration of the senior notes or the transferor's insolvency will be paid first to the Class A-1 senior notes until they have been paid in full, second, on a pro rata basis, to all other classes of senior notes until they have been paid in full, and third, ratably, to the subordinated notes (which amounts will be deposited into the reserve fund) and the certificates pro rata until they have been paid in full.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Any unpaid principal amount of each class of senior notes will be payable in full on the final scheduled payment dates listed on the cover page of this prospectus.

BMW Financial Services NA, LLC, also known as BMW FS, will administer the leases, the disposition of the related leased vehicles when the leases terminate and the collection of amounts due in respect of the leases.


For information on BMW FS' role in servicing the leases, see "BMW FS' Lease Financing Program".

For information on the allocation of collection shortfalls, see "Additional Document Provisions--The Servicing Agreement--Advances".

See "Description of the Senior Notes -- Principal" and "Additional Information Regarding the Securities -- Payments on the Securities -- Deposits to the Distribution Accounts; Priority of Payments" for additional detail regarding the allocation of any principal losses or shortfalls in amounts required to be distributed to holders of senior notes and the reimbursement of those losses.

OPTIONAL REDEMPTION OF THE NOTES

The transferor has the option to purchase all of the assets of the trust on any payment date when the combined unpaid principal balance of the senior notes, subordinated notes and certificates is less than or equal to 10% of the total initial balance of the senior notes, subordinated notes and certificates.

                            THE PROPERTY OF THE TRUST

GENERAL

The primary property of the trust will be:

         o the vehicle SUBI certificate, which is described below, including the right to receive the amounts realized from sales of the specified vehicles;


         o the program operating lease, which is described below, under which the trust will lease the vehicle SUBI certificate to the transferor;


         o the right under the program operating lease to receive an amount equal to the payments made in respect of the monthly payments under the specified vehicle leases;


         o the pledge by the transferor of the lease SUBI certificate to secure the payments due under the program operating lease; and

         o the right to certain amounts deposited in the reserve fund.


THE PROGRAM OPERATING LEASE


When the senior notes are issued, the trust and the transferor will enter into a program operating lease, under which the trust will lease the vehicle SUBI certificate to the transferor, subject to the lien of the indenture. Pursuant to the program operating lease and a pledge of the lease SUBI certificate, the transferor will be obligated to make payments during the period that each underlying specified vehicle is represented by the vehicle SUBI and covered by the program operating lease.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The transferor will make payments on the program operating lease on each payment date from proceeds of the specified leases and specified vehicles received during the month immediately before the month in which the related payment date occurs. These payments consist of:

         o the scheduled monthly payment portion of the total monthly payment paid under each specified lease;

         o early termination payments made upon early termination of a specified lease by the lessee;

         o any proceeds received from the sale or other disposition of specified vehicles after the scheduled maturity or other termination of the related specified leases; and

         o excess mileage and excess wear and tear payments received upon termination of a specified lease.


The trust will apply these amounts to pay interest on and principal of the senior notes, the subordinated notes and the certificates in accordance with their terms.


THE SPECIFIED LEASES AND THE SPECIFIED VEHICLES


The specified vehicles are BMW automobiles titled in the name of the vehicle trust. The specified leases are retail closed-end leases of the specified vehicles. BMW FS originated the specified leases in 16 states and services the specified leases, as well as many other leases in which the trust does not have an interest. Each specified lease is an operating lease for accounting purposes.

Each specified lease provides for equal monthly payments that are allocated between principal and rent charges. The rent charge portion of each monthly payment is the amount the lessee is charged on the lease balance and is calculated on a constant yield basis at an imputed interest rate, the lease rate. The lease balance of a specified lease equals the present value of the remaining monthly payments owed by the lessee and the present value of the residual value of the related vehicle set forth in such lease, each determined using a discount rate equal to the lease rate.

The initial lease balance of a specified lease equals the adjusted capitalized cost set forth in the lease. The adjusted capitalized cost of a lease represents the initial value of the lease and the related vehicle - which value may exceed the manufacturer's suggested retail price and may include certain fees and costs related to the origination of the specified lease.

The initial lease balance amortizes over the term of the lease to an amount equal to the residual value of the related vehicle set forth in the lease.

As part of BMW sales support programs, the specified leases have been written in many cases with residual values that are higher than the residual values determined by BMW FS based on estimated end-of-lease vehicle values. Only the BMW FS residual values are being financed herein.

The securitization value of the specified leases will equal the sum of (i) the present value of the remaining monthly payments payable under the specified leases and (ii) the present values of the BMW FS residual values of the related specified vehicles, each determined using a discount rate equal to the sum of
(a) the interest rate on the Class A-4 notes, (b) a 1.00% per annum servicing fee and (c) %.
--------------------------------------------------------------------------------

As of October 1, 2000:


         o the aggregate securitization value, assuming a securitization rate of 10.5%, of the specified leases and specified vehicles was $1,547,530,089;


         o the aggregate BMW FS residual value of the specified leases being financed was $1,201,560,236;


         o the weighted average original number of monthly payments of the specified leases was 35.38;

         o the weighted average remaining number of monthly payments of the specified leases was 22.79 months; and

         o the weighted average lease rate was 7.49%.

THE SUBI CERTIFICATES


The vehicle trust will issue two special units of beneficial interest, which are also called SUBIs:


         o a lease SUBI that will constitute a beneficial interest in the specified leases, and

         o a vehicle SUBI that will constitute a beneficial interest in the related leased vehicles.


The SUBIs relating to the trust thus consist of the lease SUBI and the vehicle SUBI. The SUBIs will not be offered to you under this prospectus.

One SUBI certificate will be issued for the lease SUBI and one SUBI certificate will be issued for the vehicle SUBI. The SUBI certificate for the lease SUBI will be pledged and the SUBI certificate for the vehicle SUBI will be transferred to the trust at the time it issues the senior notes. The SUBI certificates will not be offered to you under this prospectus.

The SUBI certificates will evidence a beneficial interest in the related SUBI assets, not a direct ownership interest in those SUBI assets. The SUBI assets are the specified leases and specified vehicles. By holding the vehicle SUBI certificate and the program operating lease, the trust will be entitled to receive an amount equal to all payments made in respect of the SUBI assets.

The SUBI certificates will not evidence an interest in any vehicle trust assets other than the SUBI assets, and payments made on or in respect of all other vehicle trust assets will not be available to make payments on the senior notes, subordinated notes or the certificates.


For more information regarding the trust's property, see "The SUBIs" and "The Specified Leases".

                               CREDIT ENHANCEMENT

The credit enhancement for the senior notes will consist primarily of the following:

         o subordination of the subordinated notes;


         o subordination of the certificates; and

         o the reserve fund.


--------------------------------------------------------------------------------

SUBORDINATION OF THE SUBORDINATED NOTES


The subordinated notes will be subordinated to the senior notes to provide credit enhancement for the senior notes. On each payment date, instead of being paid to the transferor, in its capacity as subordinated noteholder, all payments of interest and principal on the subordinated notes will be deposited into the reserve fund.


SUBORDINATION OF THE CERTIFICATES

The certificates will be subordinated to the senior notes to provide additional credit enhancement for the senior notes.

THE RESERVE FUND

As an additional source of credit enhancement, the servicer will establish a reserve fund. The reserve fund will be funded as follows:


         o on the closing date, the transferor will make an initial deposit to the reserve fund of $81,245,750, which is 5.25% of the aggregate initial balance of the senior notes, subordinated notes and certificates;

         o on each payment date, interest and principal, if any, paid on the subordinated notes will be deposited into the reserve fund; and


         o on each payment date, any excess collections remaining after interest and principal on the senior notes, subordinated notes and certificates and various other obligations and expenses of the trust have been paid will be deposited into the reserve fund.


Amounts in the reserve fund on each payment date will be available to cover shortfalls in distributions of interest and principal on the senior notes and the certificates.

On each payment date, after all required distributions have been made, the amount on deposit in the reserve fund in excess of the reserve fund requirement will be released to the subordinated noteholder, up to the aggregate amount deposited into the reserve fund in respect of the subordinated notes (net of amounts previously released to the subordinated noteholder), and any additional excess will be released to the transferor.

The reserve fund requirement equals 6.75% of the aggregate initial balance of the senior notes, subordinated notes and certificates.

                                    SERVICING

BMW Financial Services NA, LLC will service the vehicle trust assets, including the SUBI assets.

For more information regarding the servicer, see "Additional Document Provisions--The Servicing Agreement", "BMW FS" and "BMW FS' Lease Financing Program".


                                   TAX STATUS

Weil, Gotshal & Manges LLP, as special tax counsel to the transferor, is of the opinion that although there is no authority with respect to a transaction closely comparable to that contemplated herein:

         o the senior notes will constitute indebtedness for federal income tax purposes, and

         o the trust will not constitute an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

--------------------------------------------------------------------------------

By accepting a senior note, each holder or beneficial owner will be deemed to have agreed to treat the senior notes as indebtedness. You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the senior notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For more information, see "Material United States Federal Income Tax Consequences".

                              ERISA CONSIDERATIONS


Subject to the ERISA considerations set forth herein, it is expected that the senior notes will be eligible for purchase by employee benefit plans. However, plans contemplating a purchase of senior notes should consult their counsel before making a purchase.


For more information, see "Certain ERISA Considerations".

                               SENIOR NOTE RATINGS


The Class A-1 senior notes will be rated in the highest short-term rating category and the other senior notes will be rated in the highest long-term category by at least two nationally recognized rating agencies. There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.


                             MONEY MARKET INVESTMENT

The Class A-1 senior notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. However, money market funds contemplating a purchase of Class A-1 senior notes should consult their counsel before making a purchase.

--------------------------------------------------------------------------------

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the senior notes:

YOU MAY HAVE DIFFICULTY SELLING YOUR SENIOR NOTES OR OBTAINING YOUR DESIRED SALES PRICE.

                  o The senior notes will not be listed on any securities exchange. The underwriters intend to make a secondary market for the senior notes. The underwriters will do so by offering to buy the senior notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the senior notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity at times in the future. As a result, you may not be able to sell your senior notes when you want to do so, or you may not be able to obtain the price that you wish to receive.


YOU WILL EXPERIENCE A LOSS ON YOUR INVESTMENT IF DEFAULTS ON THE SPECIFIED LEASES OR RESIDUAL VALUE LOSSES EXCEED THE AVAILABLE CREDIT ENHANCEMENT.


                  o The trust does not have, nor is it expected to have, any significant assets or sources of funds other than the SUBI certificates and payments under the program operating lease, together with available funds in the reserve fund and the distribution and collection accounts. The senior notes represent obligations solely of the trust and will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon payments on the program operating lease which are based on collections on the specified leases and specified vehicles - together with monies on deposit in the reserve fund - for payments on the senior notes. The reserve fund, together with the credit enhancement provided by subordination of the subordinated notes and the certificates, are intended to provide protection against delinquencies on the specified leases and losses on the specified leases and specified vehicles. However, if the level of delinquencies and losses exceeds the available credit enhancement, you will suffer a loss. You will have no claim to any amounts properly distributed to others from time to time.

YOUR SHARE OF POSSIBLE LOSSES MAY NOT BE PROPORTIONATE.

                  o Principal payments on the senior notes generally will be made to the holders of the senior notes sequentially, so that no principal will be paid on any class of senior notes until each class of senior notes with a lower numerical designation has been paid in full. Losses in excess of the available credit enhancement relating to the specified leases and specified vehicles will be allocated, after the Class A-1 senior notes are paid, to each remaining class of senior notes based on a fraction equal to the unpaid principal amount of that class divided by the unpaid principal amount of all classes. As a result, a class of senior notes with a later maturity may be allocated more losses than a class of senior notes with an earlier maturity as a relative percentage of their initial principal amounts.

THE TIMING OF PRINCIPAL PAYMENTS IS UNCERTAIN.


                  o The amount of distributions of principal on the senior notes and the time when you receive those distributions depend on the rate of payments and losses relating to the specified leases and the specified vehicles, which cannot be predicted with certainty. Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted specified leases. Additionally, the servicer may be required to make payments relating to specified leases and specified vehicles under some circumstances, and the transferor will have the right to purchase all assets of the trust pursuant to an optional redemption of the notes. Each of these payments will have the effect of shortening the average lives of the senior notes. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the specified leases and the specified vehicles.

THE GEOGRAPHIC CONCENTRATION OF THE LEASES, ECONOMIC FACTORS AND THE AUTOMOBILE MARKET COULD NEGATIVELY AFFECT THE TRUST'S ASSETS.

                  o The specified leases were originated in 16 states. As of the Cutoff Date, specified leases originated in California, New York and New Jersey represents approximately 35%, 20% and 16% of the outstanding securitization value, respectively. Adverse economic conditions in one or more of California, New York or New Jersey or adverse market conditions for BMW automobiles may have a disproportionate impact on the performance of the specified leases and the specified vehicles. Economic factors like unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their BMW FS residual values.

TURN-IN RATES MAY AFFECT LOSSES.

                  o User-lessees who decide not to purchase their specified vehicles at lease termination will expose the trust to possible losses resulting from the valuation of such vehicles in the used car market. The level of turn-ins at lease termination could be adversely affected by user-lessee views on vehicle quality, the relative attractiveness of new models available to the user-lessees, sales and lease incentives offered with respect to other vehicles (including those offered by BMW FS), the level of contract residual values (which are the purchase option prices for the specified vehicles and which are equal to or higher than the BMW FS residual values being financed herein) compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of specified leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement, you may suffer a loss on your investment.

USED CAR MARKET FACTORS COULD INCREASE RISK OF LOSS FOR ALL INVESTORS.

                  o The used car market could be adversely affected by factors such as changes in consumer tastes, discovery of defects, styling changes, an overabundance of used cars in the marketplace and economic conditions generally. Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of specified vehicles, and therefore could result in increased residual value losses. The market for used luxury vehicles may respond differently to changes in economic conditions than the market for other used cars. BMW FS manages the market for used BMW vehicles through certain programs described herein, but there can be no assurance that such efforts will continue to be successful.


                  o The used car market for any particular model of vehicle could be adversely affected by factors not affecting other model types, such as changes in consumer tastes, discovery of defects in respect of such model, or overabundance of that model in the used car market. Three model types will be included in the asset pool underlying the securities. By number of vehicles, the BMW 3 Series, 5 Series and 7 Series represent approximately 36%, 41% and 23%, respectively, of the specified vehicles as of the Cutoff Date. Any such adverse change with respect to a specific model type could result in reduced proceeds upon the liquidation or other disposition of specified vehicles of such model type, and therefore could result in increased residual value losses. If such losses exceed the credit enhancement, you may suffer a loss on your investment.

RISKS ASSOCIATED WITH CONSUMER PROTECTION LAWS.

                  o Numerous federal and state consumer protection laws, including the Federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements upon lessors and servicers of retail lease contracts such as the specified leases. California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. These laws apply to the vehicle trust as the lessor under the specified leases and may also apply to the trust as owner of the vehicle SUBI certificate. Failure by the vehicle trust or the servicer to comply with such requirements may give rise to liabilities on the part of the vehicle trust, and enforcement of the specified leases by the vehicle trust may be subject to set-off as a result of such noncompliance. Many states have adopted lemon laws that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related specified lease and/or require the refund of all or a portion of payments previously paid thereon. BMW FS will make representations and warranties that each specified lease complies with all requirements of law in all material respects. If any such representation and warranty proves incorrect, has certain material adverse effects and is not timely cured, BMW FS will be required to make a reallocation payment in respect of the related specified lease and specified vehicle and reallocate the related specified lease and specified vehicle out of the related SUBIs.

VICARIOUS TORT LIABILITY MAY RESULT IN A LOSS ON YOUR INVESTMENT.

                  o Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor's liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain. If vicarious liability imposed on the trust or the vehicle trust exceeds the coverage provided by BMW's primary and excess liability insurance policies, you could experience delays in payments due to you or may ultimately suffer a loss.

                           For a discussion of the possible liability of the trust in connection with the use or operation of the specified vehicles, see "Additional Legal Aspects of the Specified Leases and the Specified Vehicles --Vicarious Tort Liability".

A BANKRUPTCY OF THE TRANSFEROR OR THE SERVICER COULD DELAY OR LIMIT PAYMENTS TO YOU.

                  o Following a bankruptcy or insolvency of the servicer or the transferor, a court could conclude that the vehicle SUBI certificate is owned by the servicer or the transferor, instead of the trust. This conclusion could be either because the transfer of the vehicle SUBI certificate from the transferor to the trust was not a true sale or because the court concluded that the transferor or the trust should be treated as the same entity as the servicer or the transferor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you as a result of:

                  o the automatic stay which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and

                  o the fact that neither the trust nor the indenture trustee has a perfected security interest in the specified vehicles and may not have a perfected security interest in any cash collections of the specified leases and specified vehicles held by the servicer at the time that a bankruptcy proceeding begins.


                           For a discussion of how a bankruptcy proceeding of the servicer, the transferor or certain related entities may affect the trust and the senior notes, see "Additional Legal Aspects of the Vehicle Trust and the SUBIs--Insolvency-Related Matters".


IF ERISA LIENS ARE PLACED ON THE ASSETS OF THE TRUST, YOU COULD SUFFER A LOSS ON YOUR INVESTMENT.


                  o Liens in favor of the Pension Benefit Guaranty Corporation could attach to the specified leases and specified vehicles and be used to satisfy unpaid ERISA obligations of any member of a controlled group that includes BMW FS and its affiliates. These liens could have priority over the interest of security holders in SUBI assets, like the specified vehicles, that are not covered by a prior perfected security interest in favor of the indenture trustee. The transferor believes that the likelihood of this liability being asserted against the assets of the trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the specified leases and specified vehicles will not become subject to an ERISA liability.

A CHANGE OR WITHDRAWAL BY THE RATING AGENCIES OF THEIR INITIAL RATINGS MAY REDUCE THE MARKET VALUE OF THE SENIOR NOTES.

                  o A security rating is not a recommendation by a rating agency that you buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the senior notes after the senior notes are issued if that rating agency believes that circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the senior notes.

THE FAILURE TO MAKE PRINCIPAL PAYMENTS ON THE NOTES WILL GENERALLY NOT RESULT IN AN EVENT OF DEFAULT.

                  o You should be aware that the amount of principal required to be paid to you prior to the final scheduled payment date for a class of senior notes generally will be limited to amounts available for those purposes. Therefore, the failure to repay principal of a class of senior notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for the class of notes.

THE SENIOR NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.


                  o The senior notes are not a suitable investment if you require a regular predictable schedule of payments. The senior notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze prepayment, reinvestment, default, residual value and market risk, the tax consequences of an investment, and the interaction of these factors.

                           OVERVIEW OF THE TRANSACTION

         Please refer to page 11 for a diagram providing an overview of the transaction described in this prospectus. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms" beginning on page 124.


         Dealers in BMW products ("BMW Centers") have assigned, and will assign, automobile leases and the related vehicles to Financial Services Vehicle Trust, a Delaware business trust (the "Vehicle Trust"). The Vehicle Trust was created in August 1995 to facilitate the titling of automobiles and sports utility vehicles in connection with the securitization of automobile and sports utility vehicle leases. The Vehicle Trust has issued to BMW Manufacturing LP ("BMW LP" or the "UTI Beneficiary") a beneficial interest in the undivided trust interest (the "UTI"). The UTI represents the entire beneficial interest in assets of the Vehicle Trust that have not been allocated to special units of beneficial interest such as the ones described in this prospectus. The trustee of the Vehicle Trust will be directed by the UTI Beneficiary:

o to establish two special units of beneficial interest (each a "2000-A SUBI," and collectively, the "SUBIs");

o to allocate a separate portfolio of leases and some related assets of the Vehicle Trust (the "Specified Leases") to one 2000-A SUBI (the "Lease SUBI"); and

o to allocate the vehicles that are leased under the Specified Leases and some other related assets of the Vehicle Trust (the "Specified Vehicles") to the other 2000-A SUBI (the "Vehicle SUBI").

The SUBIs will represent the entire beneficial interest in the Specified Leases and Specified Vehicles (collectively, the "SUBI Assets"). Upon creation of each 2000-A SUBI, the related SUBI Assets will no longer be a part of the Vehicle Trust Assets represented by the UTI, and the interest in the Vehicle Trust Assets represented by the UTI will be reduced accordingly. Each 2000-A SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. Each 2000-A SUBI will not represent a beneficial interest in any Vehicle Trust Assets other than the related SUBI Assets. Payments made on or in respect of any Vehicle Trust Assets other than the SUBI Assets will not be available to make payments on the senior notes, the subordinated notes or the certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the SUBIs (each, an "Other SUBI") to be created out of the UTI. The Trust (and, accordingly, its securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust Assets evidenced by the UTI or any Other SUBI. See "The SUBIs" and "The Vehicle Trust".

         BMW LP will sell, transfer and assign its interest in each 2000-A SUBI to BMW Auto Leasing LLC (the "Transferor"). The Transferor will in turn (a) transfer and assign the certificate representing its interest in the Vehicle SUBI (the "Vehicle SUBI Certificate") to BMW Vehicle Lease Trust 2000-A (the "Trust") and (b) pledge the certificate representing its interest in the Lease SUBI (the "Lease SUBI Certificate", and together with the Vehicle SUBI Certificate, the "SUBI Certificates") to the Trust. The Trust will issue four classes of asset backed senior notes (the "Senior Notes") in an aggregate principal amount of $1,470,160,000 (the "Initial Senior Note Balance"). The Trust will also issue one class of asset backed subordinated notes (the "Subordinated Notes", and together with the Senior Notes, the "Notes") in an aggregate principal amount of $30,951,089 (the "Initial Subordinated Note Balance") and one class of asset backed certificates (the "Certificates") in an aggregate principal amount of $46,427,000 (the "Initial Certificate Balance"). The Trust will pledge the Vehicle SUBI Certificate and its interest in the Lease SUBI Certificate to the Indenture Trustee as security for the Senior Notes and the Subordinated Notes. The Senior Notes, the Subordinated Notes and the Certificates are collectively referred to as the "Securities" and the holders of Securities are referred to as "Securityholders". Each Senior Note and each Subordinated Note will represent an obligation of, and for some non-tax purposes each Certificate will represent a fractional undivided interest in, the Trust. Payments in respect of the Subordinated Notes and the Certificates will be subordinated to payments in respect of the Senior Notes to the extent described in this prospectus. The Subordinated Notes and the Certificates are not being offered to you in this offering.


         On the date of initial issuance of the Securities (the "Closing Date"), the Trust and the Transferor will enter into a program operating lease (the "Program Operating Lease") under which the Trust will lease the Vehicle SUBI Certificate, subject to the lien of the Indenture, to the Transferor in exchange for the obligation of the Transferor to make certain payments during the period that each underlying Specified Vehicle is covered by the Program Operating Lease. The Trust will apply these payments, together with proceeds received from certain sales of Specified Vehicles, to pay interest on and principal of the Securities.


         As a condition to the issuance of the Senior Notes, at least two nationally recognized rating agencies (each, a "Rating Agency"), must each rate the Class A-1 Senior Notes in their highest short-term rating category, and the remaining classes of Senior Notes in their highest long-term rating category. See "Ratings of the Senior Notes" for further information concerning the ratings assigned to the Senior Notes, including the limitations of such ratings.


                                    THE TRUST

Formation


         The Trust will be formed under the laws of the State of Delaware solely for the purposes of the transactions described in this prospectus. The Trust will be governed by a trust agreement, dated as of November 1, 2000 (the "Trust Agreement"), between the Transferor and Wilmington Trust Company, as Owner Trustee.

         The Trust will issue the Senior Notes under an indenture, dated as of November 1, 2000 (the "Indenture"), between the Trust and The Chase Manhattan Bank, as trustee (in that capacity, the "Indenture Trustee"). The Subordinated Notes and the Certificates will be issued under the Trust Agreement.


         The Trust will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the Trust will be limited to:

o        issuing the Securities;


o acquiring the Vehicle SUBI Certificate and the other property of the Trust with the net proceeds from the sale of the Senior Notes and the Certificates;

o        assigning and pledging the property of the Trust to the Indenture
         Trustee;

o        leasing the Vehicle SUBI Certificate to the Transferor;

o        making payments on the Securities;

o entering into and performing its obligations under the transaction documents to which it is a party; and

o engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.


Approval of additional Trust activities and purposes may be requested by holders of at least 75% of the outstanding balance of the Certificates and will require
(a) that each Rating Agency have been notified of such additional activities and purposes and have confirmed that such additional activities and purposes would not cause any of its then-current ratings of the Senior Notes or the Certificates to be qualified, reduced or withdrawn, and (b) approval by holders of at least 75% of the outstanding balance of the Senior Notes, or if the Senior Notes are no longer outstanding, by the Subordinated Noteholder.

         Under an administration agreement dated as of November 1, 2000 (the "Trust Administration Agreement"), BMW FS, as administrator (the
"Administrator"), will perform the Trust's administrative obligations under the Trust Agreement and the Indenture.

         The Trust's principal offices will be in Wilmington, Delaware, in care of the Owner Trustee, at the address listed below under "--The Owner Trustee".

Capitalization

         On the Closing Date, the Trust will be capitalized with $1,547,538,089 aggregate principal amount of Securities. The Trust will sell the Senior Notes and the Certificates, other than the Transferor Certificate, to third party investors that are expected to be unaffiliated with the Transferor, the Servicer or their respective affiliates. In exchange for the transfer of the Vehicle SUBI Certificate and the pledge of the Lease SUBI Certificate, the Trust will pay the Transferor the net proceeds from the sale of the Senior Notes and the net proceeds from the sale of the Certificates and will issue to the Transferor the Subordinated Notes and a certificate (the "Transferor Certificate") with a $ principal balance, which will equal 1% of the Initial Certificate Balance. The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on that date:

               Senior Notes............................ $     1,470,160,000
               Subordinated Notes......................          30,951,089
               Certificates............................          46,427,000
                                                        --------------------
                   Total................................$     1,547,538,089
                                                        ====================

The Owner Trustee


         Wilmington Trust Company will be the trustee (the "Owner Trustee") under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation, and its Corporate Trust Office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001. The Transferor, the Servicer and their affiliates may maintain normal commercial banking relationships with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Administrator. See "Additional Document Provisions--Miscellaneous Provisions--Fees and Expenses".


Property of the Trust

         On the Closing Date, the Transferor will transfer the Vehicle SUBI Certificate to the Trust pursuant to the Issuer SUBI Certificate Transfer Agreement and will pledge the Lease SUBI Certificate to the Trust pursuant to the Program Operating Lease. The Trust will then pledge its interest in each SUBI Certificate to the Indenture Trustee under the Indenture and then, subject to that pledge, will lease the Vehicle SUBI Certificate to the Transferor pursuant to the Program Operating Lease. See "The SUBIs--Transfers of the SUBI Certificates".

         After giving effect to the transactions described in this prospectus, the property of the Trust (the "Trust Estate") will include:


o the Vehicle SUBI Certificate, evidencing a beneficial interest in the assets allocated to the Vehicle SUBI (the "Vehicle SUBI Assets"), including the right to payments thereunder from certain Sales Proceeds, Termination Proceeds and Recovery Proceeds on deposit in the SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the SUBI Collection Account;


o        the rights of the Trust under the Program Operating Lease;

o        the rights of the Trust as pledgee of the Lease SUBI Certificate;

o the rights of the Trust as secured party under a back-up security agreement with respect to the SUBI Certificates and the undivided interest in the SUBI Assets;

o the rights of the Trust to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture;

o the rights of the Transferor, as transferee, under the SUBI Certificate Transfer Agreement;

o the rights of the Trust, as transferee, under the Issuer SUBI Certificate Transfer Agreement;

o the security interest of the Trust in the Subordinated Notes and the Reserve Fund (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

o        all proceeds of the foregoing.

The Indenture will require the Trust Estate to be pledged by the Trust to the Indenture Trustee.


         Because each SUBI will represent a beneficial interest in the related SUBI Assets, Securityholders will be dependent on payments made on the Specified Leases and proceeds received in connection with the sale or other disposition of Specified Vehicles for the payment of interest on and principal of the related Securities. The Trust will not have a direct ownership interest in the Specified Leases or a direct ownership interest or perfected security interest in the Specified Vehicles - which will be titled in the name of the Vehicle Trust or the Vehicle Trustee - and it is therefore possible that a claim or lien in respect of the Specified Vehicles or the Vehicle Trust could limit the amounts payable in respect of the SUBI Certificates to less than the amounts received from the lessees of the Specified Vehicles (each, a "User-Lessee") or received from the sale or other disposition of Specified Vehicles. To the extent that a claim or lien were to delay the disposition of the Specified Vehicles or reduce the amount paid to the holders of the SUBI Certificates in respect of their beneficial interests in the SUBI Assets, Senior Noteholders could experience delays in payment or losses on their investment. See "Risk Factors--A bankruptcy of the transferor or the servicer could delay or limit payments to you" and "- If ERISA liens are placed on the assets of the trust, you could suffer a loss on your investment", "The SUBIs", "Additional Legal Aspects of the Vehicle Trust and the SUBIs--The SUBIs" and "Additional Legal Aspects of the Specified Leases and the Specified Vehicles--Back-up Security Interests".


                                 USE OF PROCEEDS


         The net proceeds from the sale of the Senior Notes - the proceeds of the public offering minus expenses relating thereto - together with the net proceeds from the private placement of the Certificates, will be applied by the Trust to acquire the Vehicle SUBI Certificate and the pledge of the Lease SUBI Certificate from the Transferor.

                                THE VEHICLE TRUST


General


         The Vehicle Trust is a Delaware business trust and is governed by an amended and restated trust agreement, dated as of September 27, 1996, as further amended as of May 25, 2000 (the "Vehicle Trust Agreement"), between the UTI Beneficiary and Chase Manhattan Bank Delaware (predecessor in interest to Chase Manhattan Bank USA, N.A.), as trustee (the "Vehicle Trustee"). The assets of the Vehicle Trust (the "Vehicle Trust Assets") consist of:


o closed-end retail lease contracts (the "Leases") of BMW automobiles, light trucks, sports utility vehicles and motorcycles (the "Leased Vehicles"), which Leases are or were

o originated by BMW Centers pursuant to dealer agreements entered into with BMW FS, and all proceeds thereof;

o the Leased Vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof; and

o certain payments under the Leases, proceeds from sales of the Leased Vehicles, and other assets more fully described below.

The primary business purpose of the Vehicle Trust is to acquire, and serve as record holder of title to, the Leases and Leased Vehicles, in connection with asset backed securities issuance transactions.

         Under a servicing agreement, dated as of August 30, 1995, as amended by a supplement to be dated as of November 1, 2000 (as amended or supplemented from time to time, the "Servicing Agreement"), among the Vehicle Trust, the UTI Beneficiary, and BMW FS, as servicer (in that capacity, the "Servicer"), BMW FS will service the Leases, including the Specified Leases, and the Leased Vehicles, including the Specified Vehicles.

         Except as otherwise described under "Additional Document
Provisions--The SUBI Trust Agreement," under the Vehicle Trust Agreement, the Vehicle Trust has not and will not:


o issue interests or securities other than the SUBIs, the SUBI Certificates, Other SUBIs, one or more certificates representing each Other SUBI (the "Other SUBI Certificates"), the UTI and one or more certificates representing the UTI (the "UTI Certificates");

o borrow money, except from BMW FS or the UTI Beneficiary in connection with funds used to acquire Leases and Leased Vehicles;

o        make loans;

o        invest in or underwrite securities;


o offer securities in exchange for Vehicle Trust Assets, with the exception of the SUBI Certificates, Other SUBI Certificates and the UTI Certificates; or

o repurchase or otherwise reacquire its securities, other than for purposes of cancellation, except as permitted by or in connection with financing or refinancing the acquisition of Leases and Leased Vehicles or as otherwise permitted by each such financing or refinancing.

For further information regarding the Vehicle Trust, the servicing of the Leases and the Leased Vehicles, see "Additional Document Provisions--The SUBI Trust Agreement" and "--The Servicing Agreement".


The UTI Beneficiary


         BMW LP is the UTI Beneficiary under the Vehicle Trust Agreement. The sole general partner of BMW LP is BMW Facility Partners, LLC ("BMW Facility Partners"), a Delaware limited liability company. BMW FS is the limited partner of the UTI Beneficiary. The UTI Beneficiary was formed as a limited partnership under the laws of Indiana in September 1992. Currently, its sole purposes are being the initial beneficiary of the Vehicle Trust, holding the UTI and the UTI Certificate, acquiring interests in the SUBI and Other SUBIs and engaging in related transactions. The limited liability company agreement of BMW Facility Partners and the limited partnership agreement of the UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. The principal office of BMW LP is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 and its telephone number is (201) 307-4000.

The Vehicle Trustee

         Chase Manhattan Bank USA, N.A. is the trustee for the Vehicle Trust. Chase Manhattan Bank USA, N.A. is a national banking association and its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801.

         The Transferor, the Servicer and their affiliates may maintain normal commercial banking relationships with the Vehicle Trustee and its affiliates.

Property of the Vehicle Trust

         The Vehicle Trust Assets generally consist of:

o Leases originated by BMW Centers and all monies due from User-Lessees thereunder;

o        Leased Vehicles and all proceeds of those Leased Vehicles;

o the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the Leases or the related User-Lessees or the Leased Vehicles, including but not limited to the Contingent and Excess Liability Insurance; and

o        all proceeds of the foregoing.


         From time to time after the date of this prospectus, the BMW Centers will assign additional Leases to the Vehicle Trust and, as described below, title the related Leased Vehicles in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.


Lease Origination and the Titling of Leased Vehicles


         All Leases have been underwritten using the underwriting criteria described under "BMW FS' Lease Financing Program--Underwriting". Under each Lease, the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, will be listed as the owner of the related Leased Vehicle on the Leased Vehicle's certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of the Trust, as holder of the Vehicle SUBI Certificate, in the Specified Vehicles.

         After the sale of the Vehicle SUBI Certificate to the Trust, the Servicer will be obligated to repurchase any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties of the Transferor by making Reallocation Payments in respect thereof. Those representations and warranties relate primarily to the origination of the Specified Leases, and do not typically relate to the creditworthiness of the related User-Lessees or the collectibility of the Specified Leases. In addition, the Servicer will be obligated to repurchase certain Specified Vehicles by making Reallocation Payments in the event the User-Lessee moves to a state that is not a Trust State or in the event that certain servicing obligations are not complied with.

         All Leased Vehicles owned by the Vehicle Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Vehicle Trust. Those interests will be evidenced with respect to:

o Leases and Leased Vehicles not allocated to the 2000-A SUBIs or an Other SUBI, by the UTI,

o the Specified Leases and the Specified Vehicles, by the 2000-A SUBIs, or

o        Leases and Leased Vehicles financed in another transaction, by an Other
         SUBI.


Entities holding beneficial interests in the Vehicle Trust will not have a direct ownership in the related Leases or a direct ownership or perfected security interest in the related Leased Vehicles.


         The certificates of title for the Specified Vehicles will not reflect the indirect interest of the Trust in the Specified Vehicles by virtue of its beneficial interest in the Vehicle SUBI Assets. Therefore, the Trust does not have a direct perfected lien in the Specified Vehicles, but will have filed a financing statement to perfect the security interest in the Vehicle SUBI Assets, but only to the extent that the security interest may be perfected by filing under the UCC. For further information regarding the titling of the Specified Vehicles and the interest of the Trust therein, see "Additional Legal Aspects of the Specified Leases and the Specified Vehicles--Back-up Security Interests".

                                    THE SUBIS

General


         Each 2000-A SUBI will be issued by the Vehicle Trust under a supplement, dated as of November 1, 2000 (the "SUBI Supplement" and, together with the Vehicle Trust Agreement, the "SUBI Trust Agreement"), to the Vehicle Trust Agreement. The 2000-A SUBIs will not represent a direct interest in the related SUBI Assets or an interest in any Vehicle Trust Assets other than the related SUBI Assets. The Trust and the Securityholders will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Vehicle Trust Assets not represented by the SUBIs will not be available to make payments on the Securities. For further information regarding the Vehicle Trust, see "The Vehicle Trust".

         The Lease SUBI Certificate will evidence a beneficial interest in the assets allocated to the Lease SUBI (the "Lease SUBI Assets"), which will generally consist of the Specified Leases and all proceeds of or payments on the Specified Leases received on or after October 1, 2000 (the "Cutoff Date") and all other related Lease SUBI Assets, including:

o amounts in the SUBI Collection Account received in respect of the Specified Leases,

o certain monies due under or payable in respect of the Specified Leases on or after the Cutoff Date, including the right to receive payments made to BMW FS, the Transferor, the Vehicle Trust, the Vehicle Trustee or the Servicer under any insurance policies relating to the Specified Leases or the related User-Lessees, and


o        all proceeds of the foregoing.

         The Vehicle SUBI Certificate will evidence a beneficial interest in the Vehicle SUBI Assets, which will generally consist of the Specified Vehicles and all proceeds of or payments on the Specified Vehicles received on or after the Cutoff Date and all other related Vehicle SUBI Assets, including:


o amounts in the SUBI Collection Account received in respect of the sale of the Specified Vehicles,

o certain monies payable in respect of the Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to BMW FS, the Transferor, the Vehicle Trust, the Vehicle Trustee or the Servicer under any insurance policies related to the Specified Vehicles, and

o        all proceeds of the foregoing.

Transfers of the SUBI Certificates


         Simultaneously with the issuance of the SUBI Certificates to BMW LP, BMW LP will convey the SUBI Certificates to the Transferor pursuant to a transfer agreement, dated as of November 1, 2000 (the "SUBI Certificate Transfer Agreement"). BMW LP will covenant to treat the conveyance of the SUBI Certificates to the Transferor as an absolute sale, transfer and assignment for all purposes.


Immediately after the transfer of the SUBI Certificates to the Transferor, the Transferor will:


o transfer to the Trust, without recourse, all of its right, title and interest in and to the Vehicle SUBI Certificate under a transfer agreement, dated as of November 1, 2000 (the "Issuer SUBI Certificate Transfer Agreement");


o        deliver the Vehicle SUBI Certificate to the Trust;

o pledge the Lease SUBI Certificate to the Trust under the Program Operating Lease as security for the obligations of the Transferor under the Program Operating Lease; and

o        deliver the Lease SUBI Certificate to the Trust to perfect the pledge.


In exchange, the Trust will pay to the Transferor the net proceeds from the sale of the Senior Notes and the sale, if any, of the Certificates (other than the Transferor Certificate) to third party investors, and will issue to the Transferor the Subordinated Notes and the Transferor Certificate.

         Immediately following the transfer of the Vehicle SUBI Certificate and the pledge of the Lease SUBI Certificate to the Trust, the Trust will pledge its interest in the Trust Estate, which includes the Vehicle SUBI Certificate and the pledge of the Lease SUBI Certificate, to the Indenture Trustee as security for the Senior Notes. The Trust will deliver the Lease SUBI Certificate and the Vehicle SUBI Certificate to the Indenture Trustee to perfect the pledge of the SUBI Certificates. The Trust and the Transferor will concurrently enter into the Program Operating Lease, under which the Trust will lease the Vehicle SUBI Certificate to the Transferor, subject to the pledge thereof to the Indenture Trustee. During the term of the Program Operating Lease, the Transferor, as lessee of the Vehicle SUBI Certificate, will be required to make Program Operating Lease Payments to the Trust and will be entitled to receive proceeds from the Vehicle SUBI Certificate - as well as from the Lease SUBI Certificate - in respect of the Specified Vehicles to the extent described under "Security for the Securities--The Program Operating Lease".


                                 THE TRANSFEROR


         The Transferor is a limited liability company that was formed under the laws of Delaware in August, 2000. BMW FS is the managing member of the Transferor. The principal office of the Transferor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 and its telephone number is (201) 307-4000.


         The Transferor was organized solely for the purpose of acquiring interests in the SUBIs and Other SUBIs, causing securities like the Securities to be issued and engaging in related transactions. The limited liability company agreement of the Transferor limits its activities to those purposes and to any activities incidental or necessary thereto.

                                     BMW FS


         BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC ("BMW FS"), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware. BMW FS is a wholly owned subsidiary of BMW of North America, Inc. ("BMW NA"). BMW FS provides retail and wholesale financing, retail leasing and certain other financial services to authorized BMW Centers and their customers throughout the United States. BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW motor vehicles and motorcycles throughout the United States. BMW NA is an indirectly wholly-owned subsidiary of Bayerishe Motoren Werke Aktiengesellschaft ("BMW AG"), a German corporation that is an international manufacturer and distributor of high performance luxury automobiles, sports utility vehicles and motorcycles.

         The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675. Its telephone number is:
(201) 307-4000. Its Customer Service Center is located at 5515 Parkcenter Circle, Dublin, Ohio 43017.


                         BMW FS' LEASE FINANCING PROGRAM

General


         BMW FS currently provides financing for over 90% of the motor vehicle consumer lease contracts in respect of BMW products (the "BMW lease contracts") originated by authorized BMW Centers throughout the United States. BMW FS finances BMW lease contracts in accordance with its established underwriting procedures, subject to the terms of its agreement (each, a "Dealer Agreement") with each BMW Center. Except as otherwise specified, the discussion below applies to all BMW lease contracts, whether owned by BMW FS or the Vehicle Trust.

         Each Dealer Agreement, among other things, obligates the related BMW Center to repurchase any BMW lease contract BMW FS financed for the outstanding lease balance thereof, if the BMW Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the BMW lease contract and the transfer of the related leased vehicles and not the creditworthiness of the User-Lessee under the BMW lease contract.

         BMW FS currently finances BMW lease contracts relating to new and used vehicles manufactured by BMW AG and Land Rover as well as a small percentage of non-BMW used vehicles. See "-- Underwriting".


Underwriting


         BMW lease contracts are acquired or financed by BMW FS in accordance with underwriting procedures that are intended to assess the applicant's ability to pay the amounts due on the contract and the adequacy of the leased vehicle as collateral. BMW FS utilizes predetermined credit score cutoffs and approval authority levels as credit controls.

         BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information. Applications are accepted for new and used vehicles from approved retailers via U.S. mail, facsimile, personal delivery or InfoBahn - a BMW intranet system linking BMW Centers, BMW NA and BMW FS. The application is reviewed for completeness. Independent verification of information in the application generally is not required. However, BMW FS will seek verification of some information, such as employment, income and/or residence, under some circumstances, such as discovery of a discrepancy between information in the application and information in a credit bureau report. For the year ended June 30, 2000, 89.68% of applications were approved, 88.24% of which were funded by BMW FS.

         A credit buyer reviews each application that is not automatically approved. Credit buyers have credit authority levels of "I" or "II". The credit buyer's review includes an evaluation of a credit bureau report on the applicant from an independent credit bureau and the applicant's credit score based on a credit scoring system or "scorecard" developed for BMW FS. This system, which has been in use since 1997, calculates a score based on data in a credit application that, based on past performance of BMW FS' lease contract portfolio, appear to be indicative of the degree of likelihood that an applicant will make scheduled payments to BMW FS.

         Upon review of the application, the applicant's credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk. BMW FS' guidelines provide that an applicant's credit score will be highly considered by the credit buyer in determining whether to extend credit. Besides the credit score, BMW FS also considers the applicant's income to debt ratio, the amount of any down payment applied to reduce the lease's capitalized cost and other attributes as part of the decision making process. BMW FS' management sets limits on the approval of applications scoring below the company's minimum scores. In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require the review and approval by a credit buyer. Applicants that score below a minimum score established by BMW FS management may not be approved by credit buyers with Level I credit authority. Such applicants may be approved by a credit buyer with Level II credit authority (or in some cases only by the credit manager) based on the presence of certain factors, such as a guarantee by the BMW Center. A credit buyer with Level I credit authority may not disapprove without management review applicants that score above the specified minimum.

         In case of a commercial applicant, BMW FS reviews information concerning bank accounts, credit references and recent financial results of each business entity. BMW FS requires an individual to guarantee the business' obligations under the BMW lease contract, otherwise it will obtain a Dun and Bradstreet report.

         BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS' guidelines do permit such financing under some circumstances, such as if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.


         The maximum allowable advance in respect of a BMW lease contract generally will not exceed (1) with respect to a new vehicle, 100% of the manufacturer's suggested retail price ("MSRP") for the vehicle, or (2) with respect to a used vehicle, 100% of the retail price reported for the vehicle that is stated in the most recent edition of the National Automotive Dealers Association Used Car Guide or the Kelly Blue Book, plus in each case options, certain dealer-installed accessories, various taxes and fees incurred in connection with the sale and, in some cases, insurance policies, extended service contracts (up to the greater of five percent of MSRP or $1,500) and other items. The credit manager may approve maximum allowable advances up to 105% of the above amounts, and the national credit manager may approve maximum allowable advances up to 110% of the above amounts.

         Security deposits generally are required in an amount equal to one month's monthly payment under the BMW lease contract. Security deposits are waived for lease applicants with existing BMW lease contracts that are at least halfway through their term. For other applicants, the security deposit may be waived by marking up the lease rate by .00015%. Security deposits are not segregated. Upon early termination of a BMW lease contract, the security deposit may be applied to unpaid amounts.


         Upon the maturity of a BMW lease contract, the user-lessee has the option to purchase or re-lease the leased vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these user-lessees.

Servicing

         BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the BMW lease contract (each, a "Due Date"). BMW FS considers a payment to be past due or delinquent when a user-lessee fails to make at least 80% of a scheduled payment by the related Due Date. BMW FS generally begins collection activities with respect to a delinquent BMW lease contract through telephone contact. An automated system supports BMW FS' collection activities to monitor delinquencies and to track the contacts with the user-lessees.


         BMW FS assigns collectors to specific User-Lessees and attempts to contact the delinquent user-lessee by telephone or by letter based on the term of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes 60 to 90 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

         BMW FS' current policy is to generally charge off a BMW lease contract on the earlier of (a) the date on which the proceeds of sale of the leased vehicle are applied to the BMW lease contract balance and (b) the month in which the BMW lease contract reaches its 150th day of delinquency.

         Any deficiencies remaining after repossession and sale of the related leased vehicle or after full charge-off of the related BMW lease contract are pursued by BMW FS to the extent practicable and legally permitted. User-lessees are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.


Physical Damage and Liability Insurance


         Each BMW lease contract requires the user-lessee to obtain physical damage insurance covering loss or damage to the leased vehicle. The Dealer Agreements include a requirement that the BMW Centers provide BMW FS with written evidence that physical damage and liability insurance covers the leased vehicle at least in the amount required by the BMW lease contract at the time the BMW lease contract is financed by BMW FS. The amounts of insurance required by the BMW lease contracts are at least equal to the amounts required by applicable state law, subject to customary deductibles. BMW FS requires the policy to include the Vehicle Trust as loss payee. BMW FS tracks the ongoing status of insurance and attempts to cause the user-lessees to reinstate such insurance in the event that it is allowed to lapse; nevertheless, there can be no assurance that each leased vehicle will continue to be covered by physical damage insurance for the entire term during which the related BMW lease contract is outstanding. BMW FS does not "force place" insurance.

Leased Vehicle Maintenance

         Each BMW lease contract provides that the user-lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the user-lessee is responsible for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a BMW lease contract, if the user-lessee does not purchase or re-lease the leased vehicle, the BMW lease contract requires the user-lessee is required to pay BMW FS the estimated cost to repair any damage to the vehicle which is "excessive wear and use" ("Excess Wear and Use Payments"). Excessive wear and use generally includes, but is not limited to: (a) inoperative mechanical and electrical parts; (b) damage to the body, lights, trim or paint; (c) damaged, broken or tinted glass; (d) torn, damaged or stained interior; (e) damage from flood, water, hail or sand; (f) damage from removal of equipment or signs placed on the vehicle; (g) missing equipment, parts and accessories; and (h) damaged, excessively worn or missing tires.

End of Lease Term; Vehicle Disposition

         Six months prior to the expiration of a BMW lease contract, BMW FS sends to the user-lessee new product information and a summary of the end-of-lease options. BMW FS sends to each user-lessee a package with information regarding (1) security deposit and disposition fee waiver for user-lessees wishing to finance a new vehicle under BMW FS' lease program, (2) an end-of-lease options brochure with details about the vehicle turn-in process and BMW FS' wear-and-tear guidelines and (3) BMW FS' phone number and a business reply card so User-Lessees can contact BMW FS regarding their end of lease options. Sixty days prior to lease end, BMW FS will call the User-Lessee to determine if the User-Lessee has been in contact with the BMW Center and to discuss their end-of-lease options. Occasionally, BMW FS will extend a BMW lease contract up to a maximum of six months. BMW FS only does so if the User-Lessee has ordered another BMW vehicle that has not yet been delivered.

         If the user-lessee has decided not to purchase or re-lease the leased vehicle, an independent inspector will perform a vehicle inspection approximately 45 days prior to the BMW lease contract's scheduled maturity date. When the user-lessee delivers the leased vehicle to the BMW Center on the scheduled maturity date, the BMW Center will validate the results of the inspection, as well as inspect the vehicle for any repaired items or significant new damage. The BMW Center will calculate any excess mileage charged based on the current odometer reading. The user-lessee will execute an Inspection and Odometer Statement and will be given a copy by the BMW Center. This will serve as the user-lessee's receipt regarding his financial responsibilities to BMW FS.

         Once the vehicle has been turned in, the related BMW Center may elect to purchase the vehicle for its pre-owned inventory. BMW FS introduced the "Full Circle" program in 1999 to create a market for off-lease vehicles other than the auction market. BMW FS has provided incentives for BMW Centers to join the Full Circle program. BMW Centers that participate in Full Circle are contractually obligated under agreements with a term of one year (the "Full Circle Agreements") to purchase all of the leased vehicles they originally leased and that are returned to them in the year of participation in Full Circle (less an allowance of up to eight percent of the annual number of the BMW Center's scheduled lease maturities) at the lower of the contractual residual value and the four-week rolling average Manheim Marketing Report (MMR) price. MMR is an impartial pricing report that monitors the pricing of all cars sold at the Manheim Auctions. Manheim Auctions is a high-volume wholesale automobile auction company. The BMW Center must notify BMW FS within 72 hours after the vehicle has been turned in of its purchase decision. BMW FS must receive the purchase price within 5 business days after the BMW Center's decision. If the BMW Center elects not to purchase the vehicle, BMW FS has established standardized pickup procedures to retrieve the vehicle from the BMW Center as quickly as possible. The vehicle is then delivered to a regional auction site for disposition. The regional auctions currently used by BMW FS are "open" auctions, which means that any licensed dealer (not limited to BMW Centers) may participate. Occasionally, vehicles are sent to a more distant auction site if a higher auction price can be reasonably obtained for the vehicle. A BMW FS representative is present at the auction and is responsible for handling BMW FS' decisions at the auction, including approval of repairs on the vehicle and acceptance of auction bids. Full Circle Agreements are terminable by BMW Centers at will, subject to the return of certain rebates actually paid to the BMW Centers by BMW FS under such Agreements.

         The Certified Pre-Owned BMW Vehicle Program ("CPO") was established by BMW NA in 1996 to create customer and BMW Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles. To qualify for CPO, a vehicle must pass an inspection conducted by the related BMW Center based on standards set by BMW NA. For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the original four year/50,000 mile (whichever comes first) new car warranty. Each CPO vehicle also is covered by the BMW Roadside Assistance Program which is identical to that offered on new vehicles. CPO is actively marketed by BMW NA through a separate sales force and is advertised using both broadcast and print media.

         Occasionally, BMW FS offers to user-lessees, whose BMW lease contracts are nearing expiration, incentives to lease new vehicles ("New Lease Incentives"). These incentives may include forgiveness of one or more monthly payments otherwise payable under the related BMW lease contracts. In the event that a BMW lease contract subject to such forgiveness is a Specified Lease, BMW FS has agreed in the Servicing Agreement to pay to the Trust the Monthly Payments so forgiven. New Lease Incentives may increase the turn-in rates for the related vehicles, including Specified Vehicles, and increase the exposure of securityholders to the risks associated with the market valuation of pre-owned vehicles.

Residual Values

         BMW FS conducts a broad analysis of different factors that may affect the residual values of the Leased Vehicles. This process involves an analysis of all available data such as the Automobile Lease Guide (ALG) and current, actual vehicle values. ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry. In addition, BMW FS uses a residual value forecasting model developed for BMW FS by KPMG LLP as one of the factors it considers in setting residual values. This model incorporates BMW FS' experience in marketing off-lease vehicles.

         BMW FS prepares benchmark residual value percentages and distributes them to BMW Centers every two months. Residual percentages are published for the standard lease terms: 24, 30, 36, 42, 48, 54 and 60 months. If a term and corresponding residual value percentage is not published, the residual value is calculated by extrapolating the appropriate residual value using the published residual percentages. The residual value set forth in each BMW lease contract is determined by multiplying the MSRP plus eligible factory options and certain dealer-installed accessories by the applicable lease residual value percentage.

         As part of BMW NA sales support programs, BMW FS distributes to BMW Centers residual value percentages for certain vehicles that are higher than those determined pursuant to the methods described above. As a result, the residual value set forth in a Specified Lease (the "Contract Residual Value") may be higher than the residual value determined pursuant to the above methods (the "BMW FS Residual Value"). The Securitization Values have been and will be calculated by the Servicer based upon BMW FS Residual Values. As a result, the excess of the Contract Residual Value over BMW FS Residual Values will not be financed in the transaction described herein. However, the Purchase Option Prices (which if paid are part of Collections available to the Trust) for the Specified Vehicles at the Maturity Dates of the related Specified Leases will be the Contract Residual Values.

Calculation of the Securitization Value of the Specified Leases

         Under the Servicing Agreement, the Servicer will calculate a "securitization value" (the "Securitization Value") for each Specified Lease equal to the sum of (i) the present value of the remaining Monthly Payments payable under the Specified Lease and (ii) the present value of the BMW FS Residual Value of the related Specified Vehicle, in each case discounted at an annualized rate equal to the Securitization Rate. The initial Securitization Value represents the amount of financing that will be raised for each Specified Vehicle and related Specified Lease. The Securitization Value at any given time during the term of the Specified Lease represents the principal amount of Securities that can be amortized by the sum of the Monthly Payments due in respect of the Specified Vehicle over the remaining Lease Term, plus the BMW FS Residual Value of the

Specified Vehicle. The "securitization rate" (the "Securitization Rate") will equal the sum of (a) the interest rate on the Class A-4 Senior Notes, (b) the Servicing Fee and (c) %. In calculating the Securitization Values used herein, a Securitization Rate of 10.5% has been assumed.

         The "Monthly Payment" is the fixed lease payment payable monthly by the User-Lessee and does not include other amounts payable by the User-Lessee, such as late charges, returned check fees, taxes and similar items (all of which will be payable to the Servicer).

Historical Data

                         BMW FS MANAGED LEASE PORTFOLIO
                          DELINQUENCY EXPERIENCE (1)(2)
                             (DOLLARS IN THOUSANDS)

                               At September 30,                               At December 31,
                        ------------------------------- -------------------------------------------------------------
                          2000           1999             1999           1998           1997            1996
                        ------------------------------- -------------------------------------------------------------
Lease Contracts
Outstanding             $7,836,636     $7,438,385       $7,703,553     $6,247,147     $4,723,514      $3,664,452
Number of Lease
Contracts Outstanding    218,254        207,644          215,500        172,556        132,797         112,518
                        ------------------------------- -------------------------------------------------------------
                         Dollars   %     Dollars   %      Dollars  %     Dollars  %     Dollars   %     Dollars  %
                        ------------------------------- -------------------------------------------------------------
Lease Contracts Delinquent
   30-59 Days            $73,090  0.93%  $71,315 0.96%    $88,226 1.15%  $60,181 0.97%  $65,489 1.39%   $36,291 1.00%
   60-89 Days            $15,146  0.19%  $11,657 0.16%    $14,440 0.19%  $11,032 0.18%  $14,433 0.31%    $7,428 0.21%
   90 Days or More       $6,978   0.09%  $4,477  0.06%    $5,876  0.08%  $4,374  0.07%  $5,799  0.12%   $11,271 0.31%
                         ------   ----- -------- ------  -------- ----- -------- ----- -------- ----- --------- -----
TOTAL                    $95,214  1.21%  $87,449 1.18%   $108,543 1.42%  $75,586 1.12%  $85,721 1.79%   $54,990 1.74%

(1) Data presented in the table is based upon Lease Balance for new and used BMW and Land Rover vehicles including those that have been sold but are serviced by BMW FS.
(2) An account is considered delinquent if 20% or more of the scheduled monthly payment is past due.

                         BMW FS MANAGED LEASE PORTFOLIO
               NET CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)(2)
                             (DOLLARS IN THOUSANDS)
                                              For the nine months
                                               ended September 30,     At or for the 12 months ended December 31,
                                            -----------------------   ---------------------------------------------
                                                   2000       1999       1999        1998       1997       1996
                                            -----------------------   ---------------------------------------------
Lease Contracts Outstanding                  $7,836,636 $7,438,385     $7,703,553 $6,247,147 $4,723,514 $3,664,452
Average Lease Contracts Outstanding          $7,908,528 $6,935,523     $7,101,813 $5,588,104 $4,270,629 $3,266,458
Number of Lease Contracts Outstanding           218,254    207,644        215,500    172,556    132,797    112,518
Average Number of Lease Contracts Outstanding   216,877    190,100        194,028    152,677    122,658    103,742

Number of Repossessions Sold                      1,194      1,031          1,368      1,284      1,212        934
Number of Repossessions Sold as a
   Percentage of the Average Number
   of Lease Contracts Outstanding (3)             0.55%      0.54%          0.71%      0.84%      0.99%      0.90%

Charge-offs (4)                                 $12,223    $10,067        $14,376    $11,939    $10,586     $8,133
Recoveries (5)                                   $2,493     $1,802         $2,549     $2,268     $2,011     $1,545
                                                 ------     ------         ------     ------     ------     ------
Net Losses                                       $9,730     $8,265        $11,827     $9,671     $8,575     $6,588
Net Losses as a Percentage of Average
   Dollar Amount of  Lease Contracts
   Outstanding (6)                                0.16%      0.16%          0.17%      0.17%      0.20%      0.20%

(1) Averages are computed by taking a simple average of month end outstanding amounts for each period presented.
(2) Data Presented in the Table is based upon Lease Balance for leases of new and used BMW and Land Rover vehicles including those that have been sold but are serviced by BMW FS.
(3) Number of Repossessions Sold means the number of repossessed leased vehicles that have been sold by BMW FS in a given period.
(4) Charge-offs represent the total aggregate net principal balance of lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).
(5) Recoveries generally include amounts received with respect to lease contracts previously charged off, net of the proceeds realized in connection with the sale of the related leased vehicles.
(6) Data for the nine months ended September 30, 1999 and September 30, 2000 have been annualized.

                         BMW FS MANAGED LEASE PORTFOLIO
                       RESIDUAL VALUE LOSS EXPERIENCE (1)

                                              For the nine months ended
                                                    September 30,           For the 12 months ended December 31,
                                              -------------------------- --------------------------------------------
                                                       2000        1999        1999        1998       1997      1996
                                              -------------------------- --------------------------------------------
Number of Leases Scheduled to Terminate              53,385      26,772      37,237      33,899     40,724    26,452
Number of Returned Vehicles Sold by BMW FS (2)       34,889      17,480      24,437      21,263     20,319     7,452
Full Term Return Ratio (3)                            65.4%       65.3%       65.6%       62.7%      49.9%     28.2%
Losses on Returned Vehicles Sold by BMW FS (4)  $44,357,263 $18,877,088 $28,898,007 $26,961,088$33,664,167$9,949,384

Average Loss per Returned Vehicle Sold by            $1,271      $1,080      $1,183      $1,268     $1,657    $1,335
BMW FS
Losses as a Percentage of the BMW FS
Residual Values of Returned
Vehicles Sold by BMW FS (5)                           4.37%       3.49%       3.88%       4.70%      6.84%     5.83%
Losses as a Percentage of the BMW FS
Residual Values of Scheduled
Terminations (6)                                      2.91%       2.40%       2.67%       3.12%      3.72%     1.85%

(1) Data presented in the table is based upon BMW FS residual values for new BMW vehicles whose related lease contracts were scheduled, as of their origination dates, to terminate during the stated period.
(2) Includes leased vehicles returned to and sold by BMW FS. Does not include vehicles sold to customers.
(3) The ratio, expressed as a percentage, of the number of returned vehicles sold by BMW FS over the number of leases scheduled, on their origination dates, to terminate during the stated period.
(4) Losses include the excess of the BMW FS residual value over the vehicle sales proceeds (net of amounts received after the sale and disposition of the vehicle).
(5) The ratio, expressed as a percentage, of the losses on returned vehicles sold by BMW FS over the sum of the BMW FS residual values of such vehicles.
(6) The ratio, expressed as a percentage, of the losses on returned vehicles sold by BMW FS over the sum of the BMW FS residual values for the leases scheduled to terminate.

                              THE SPECIFIED LEASES

General

         The Specified Leases selected from the Vehicle Trust's portfolio of Leases will consist of a pool of 43,595 Leased Vehicles that had an Aggregate Cutoff Date Securitization Value of $1,547,538,089. The Specified Leases were assigned to the Vehicle Trust by BMW Centers prior to the Closing Date. The Specified Leases are operating leases under generally accepted accounting principles and have been selected based upon the criteria specified in the SUBI Trust Agreement and described under "--Characteristics --General" and "--Representations, Warranties and Covenants". BMW FS will represent and warrant that aside from such criteria, it used no adverse selection procedures in selecting the Specified Leases for allocation to the Lease SUBI as SUBI Assets and that aside from such criteria, it is not aware of any bias in the selection of the Specified Leases that would cause delinquencies or losses on the Specified Leases to be worse than any other Leases held by the Vehicle Trust. However, there can be no assurance as to delinquencies or losses on the Specified Leases. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust.

         Each Specified Lease provides for equal Monthly Payments that are allocated between principal and Rent Charges. The "Rent Charge" portion of each Monthly Payment is the amount the User Lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the "Lease Rate"). The "Lease Balance" of a Specified Lease equals the present value of the remaining Monthly Payments owed by the User Lessee and the present value of the Contract Residual Value of the related Specified Vehicle, each determined using a discount rate equal to the Lease Rate. The initial Lease Balance of a Specified Lease (the "Initial Lease Balance") equals the adjusted capitalized cost set forth in the Lease. The adjusted capitalized cost of a Specified Lease represents the initial value of the Specified Lease and the related Specified Vehicle (which value may exceed the manufacturer's suggested retail price and may include certain fees and costs related to the origination of the Specified Lease). The Initial Lease Balance amortizes over the term of the Specified Lease to an amount equal to the contract residual value.

         All of the Specified Leases will be closed-end leases. Under a "closed-end lease," at the end of its term, if the user-lessee does not elect to purchase or re-lease the related leased vehicle by exercise of the purchase or re-lease option contained in such BMW lease contract, the user-lessee is required to return the leased vehicle to or upon the order of BMW FS, at which time the user-lessee will then owe (in addition to unpaid monthly payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease. In contrast, under an "open-end lease," the user-lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the Contract Residual Value.

         Each User-Lessee will be permitted to purchase or re-lease the Specified Vehicle at the scheduled termination date specified in the related Specified Lease (the "Maturity Date") or upon the early termination of the related Specified Lease. The purchase price (the "Purchase Option Price") is the amount payable by a User-Lessee upon the exercise of its option to purchase a Specified Vehicle which amount equals (a) with respect to a Matured Vehicle, the Contract Residual Value plus any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Specified Vehicle for which the related Specified Lease has been terminated early by the User-Lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Specified Lease, (iii) an early termination fee and (iv) the Actuarial Payoff. In addition, so long as a User-Lessee is not in default under a Specified Lease, a User-Lessee may terminate the Specified Lease and not exercise its option to purchase a Specified Vehicle at any time upon payment in full of a payoff amount (the "Early Termination Cost"). The Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the User-Lessee under the Specified Lease, including repair charges at termination;
(c) an early termination fee of $250; (d) a disposition fee of $350; (e) the Actuarial Payoff; minus (f) the estimated value of the vehicle as determined by Black Book Wholesale Average Condition, or if unavailable, the N.A.D.A. Official Used Car Guide Wholesale Average Condition (or, in California, the Kelly Blue Book Auto Market Report). The "Actuarial Payoff" is the excess of the sum of the Monthly Payments remaining until the end of the Specified Lease and the Contract Residual Value over the remaining unearned Rent Charges.

         Each Specified Lease will provide that BMW FS may terminate the Specified Lease and repossess the related Specified Vehicle following an event of default by the related User-Lessee (each, a "Lease Default"). Typical Lease Defaults include, but may not be limited to, failure of the User-Lessee to make payments when due, certain events of bankruptcy or insolvency of the User-Lessee, failure to maintain required insurance or failure to comply with any other term or condition of the Specified Lease. BMW FS regularly tracks user-lessees' compliance with their payment and insurance obligations and monitors user-lessees for noncompliance as more fully described under "BMW FS' Lease Financing Program--Physical Damage and Liability Insurance" and "--Servicing".

         If a User-Lessee is in default of a Specified Lease, BMW FS may do any or all of the following: (i) take any reasonable measures to correct the default or save BMW FS from loss; (ii) terminate the Specified Lease and the User-Lessee's rights to use and possess the Specified Vehicle, and if the User-Lessee does not voluntarily return the Specified Vehicle, take possession of the Specified Vehicle by any method permitted by law; (iii) determine the User-Lessee's "early termination liability", which is the sum of the Early Termination Cost, all collection costs, and to the extent permitted by law, court costs and reasonable attorney's fees; or (iv) pursue any other remedy permitted by law. The User-Lessee is also liable for all related expenses, fees, legal cost and attorney's fees incurred by BMW FS to repossess, store, restore and/or dispose of the Specified Vehicle.

         In the event of termination of a Specified Lease where the related User-Lessee is in default following a casualty of the related Specified Vehicle, amounts collected with respect to the Specified Lease and Specified Vehicle, after deducting costs and other sums retained by the Servicer in connection therewith may be less than the Securitization Value of the Specified Lease. In the event that any of the foregoing shortfalls are not covered from available monies on deposit in the SUBI Collection Account and Reserve Fund and the subordination of payments otherwise payable to the holders of the Subordinated Notes and the Certificates to the extent described in this prospectus, investors in the Senior Notes could suffer a loss on their investment.

Characteristics

         General. The Specified Leases were selected by reference to several criteria, including, that as of the Cutoff Date, each Specified Lease:

         o applied to a Specified Vehicle that was a new BMW automobile at the time of origination of the Specified Lease;

         o applied to a Specified Vehicle that has a model year of 1996 or later;

         o provides for level payments that fully amortize the Initial Lease Balance of the Specified Lease at the related Lease Rate to the related Contract Residual Value over the lease term and, in the event of a User-Lessee initiated early termination, provides for payment of the Early Termination Cost;

         o        was originated on or after January 1, 1998;

         o had a Maturity Date on or after the March 2001 Payment Date and no later than the July 2004 Payment Date; and

         o        was not more than 29 days past due.



              COMPOSITION OF SPECIFIED LEASES AS OF THE CUTOFF DATE


                         COMPOSITION OF SPECIFIED LEASES
                             (As of the Cutoff Date)

Aggregate Securitization Value.......................................................................    $1,547,538,089
Number of Specified Leases...........................................................................            43,595
Aggregate of Discounted BMW FS Residual Values (2) as a Percentage of
Aggregate Securitization Value.......................................................................            63.83%

                                                                           Average             Minimum          Maximum
                                                                           -------             -------          -------

Securitization Value....................................................     $35,498           $12,793         $113,431
Lease Rate(1)...........................................................       7.49%             1.80%           16.51%
Original Number of Monthly Payments(1)..................................       35.38             12.00            48.00
Remaining Number of Monthly Payments(1).................................       22.79              5.00            45.00
BMW FS Residual Value...................................................     $27,562            $6,802          $72,715
Discounted BMW FS Residual Value(2).....................................     $22,658            $5,238          $60,558

--------
1 Weighted by Securitization Value as of the Cutoff Date
2 Discounted by the Securitization Rate

         Distribution of the Specified Leases by Cutoff Date Securitization
Value

         As of the Cutoff Date, the distribution of the Specified Leases by Cutoff Date Securitization Value was as follows:

                                                                      AGGREGATE            PERCENTAGE OF AGGREGATE
                                                NUMBER OF            CUTOFF DATE                CUTOFF DATE
CUTOFF DATE SECURITIZATION VALUE ($)        SPECIFIED LEASES     SECURITIZATION VALUE        SECURITIZATION VALUE
------------------------------------        ----------------     ---------------------       --------------------
Less Than 15,000.00....................              86             $    1,230,204                   0.08%
15,000.01-20,000.00....................             338                  5,972,783                   0.39%
20,000.01-25,000.00....................           2,506                 58,231,840                   3.76%
25,000.01-30,000.00....................          10,457                294,020,844                  19.00%
30,000.01-35,000.00....................          11,657                373,015,132                  24.10%
35,000.01-40,000.00....................           9,150                342,018,700                  22.10%
40,000.01-45,000.00....................           2,671                111,994,639                   7.24%
45,000.00-50,000.00....................           2,103                100,303,042                   6.48%
50,000.01-60,000.00....................           3,739                201,637,490                  13.03%
60,000.01-70,000.00....................             684                 43,353,198                   2.80%
Greater Than 70,000.00.................             204                 15,760,216                   1.02%
                                                -------          -----------------               ---------
    Total:                                       43,595             $1,547,538,089                 100.00%
                                                =======          =================               ========

         Distribution of the Specified Leases by Original Term to Maturity

         As of the Cutoff Date, the distribution of the Specified Leases by the term to original maturity was as follows:

                                                                                      PERCENTAGE OF AGGREGATE
                                       NUMBER OF          AGGREGATE CUTOFF DATE             CUTOFF DATE
ORIGINAL TERM TO MATURITY          SPECIFIED LEASES       SECURITIZATION VALUE         SECURITIZATION VALUE(1)
-------------------------          -----------------      ---------------------        --------------------
0-12..........................             297           $       9,085,496                      0.59%
13-18.........................              14                     522,134                      0.03%
19-24.........................           1,001                  43,143,915                      2.79%
25-30.........................           1,665                  61,953,960                      4.00%
31-36.........................          39,893               1,408,390,361                     91.01%
37-42.........................             593                  19,665,820                      1.27%
43-48.........................             132                   4,776,402                      0.31%
                                      --------          ------------------                  ---------
    Total.....................          43,595              $1,547,538,089                    100.00%
                                      ========          ==================                  =========

-----------------------
(1) Percentages may not add to 100.00% due to rounding.

         Distribution of the Specified Leases by Remaining Term to Maturity

         As of the Cutoff Date, the distribution of the Specified Leases by the number of months until the Maturity Date was as follows:

                                                                                        PERCENTAGE OF AGGREGATE
                                          NUMBER OF         AGGREGATE CUTOFF DATE             CUTOFF DATE
REMAINING TERM TO MATURITY            SPECIFIED LEASES      SECURITIZATION VALUE        SECURITIZATION VALUE(1)
--------------------------            -----------------     ---------------------       --------------------
0-6...........................              1,065              $     33,036,983                 2.13%
7-12..........................              8,466                   254,826,147                16.47%
13-18.........................              6,137                   200,299,023                12.94%
19-24.........................              1,377                    55,734,614                 3.60%
25-30.........................             15,644                   585,458,767                37.83%
31-36.........................             10,761                   412,311,962                26.64%
37-42.........................                122                     4,687,088                 0.30%
43-46.........................                 23                     1,183,505                 0.08%
                                        ---------            ------------------             ---------
    Total.....................             43,595                $1,547,538,089               100.00%
                                        =========            ==================             =========

-----------------------
(1) Percentages may not add to 100.00% due to rounding.


         Distribution of the Specified Vehicles by State

         As of the Cutoff Date, the distribution of the Specified Vehicles based on the state in which the related Specified Vehicle is titled, was as follows:

                                                                                              PERCENTAGE OF
                                    NUMBER OF              AGGREGATE CUTOFF DATE          AGGREGATE CUTOFF DATE
STATE                           SPECIFIED VEHICLES         SECURITIZATION VALUE          SECURITIZATION VALUE(1)
-----                           ------------------         ---------------------         --------------------
California.................             15,395                 $   542,824,177                   35.08%
Delaware...................                236                       7,772,148                    0.50%
Hawaii.....................                210                       6,779,933                    0.44%
Idaho......................                 43                       1,523,758                    0.10%
Illinois...................              2,431                      90,436,720                    5.84%
Indiana....................                579                      20,321,417                    1.31%
Maryland...................                858                      30,469,382                    1.97%
Massachusetts..............              1,967                      68,779,657                    4.44%
Michigan...................              1,312                      45,394,421                    2.93%
Nebraska...................                119                       4,151,489                    0.27%
New Jersey.................              7,001                     246,737,956                   15.94%
New Mexico.................                 66                       2,362,470                    0.15%
New York...................              8,418                     308,857,966                   19.96%
Pennsylvania...............              3,194                     109,941,619                    7.10%
Virginia...................              1,054                      36,071,151                    2.33%
Washington.................                712                      25,113,824                    1.62%
                                       -------               -----------------                 --------
    Total:.................             43,595                  $1,547,538,089                  100.00%
                                       =======               =================                 ========

-----------------------
(1) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Vehicles by Model

         As of the Cutoff Date, the distribution of the Specified Vehicles by model was as follows:

                                                                                              PERCENTAGE OF
                                    NUMBER OF               AGGREGATE CUTOFF DATE         AGGREGATE CUTOFF DATE
MODEL                           SPECIFIED VEHICLES         SECURITIZATION VALUE          SECURITIZATION VALUE(1)
-----                           ------------------         ---------------------         --------------------
3 Series...................           18,949                    $   556,866,204                   35.98%
5 Series...................           17,753                        638,490,138                   41.26%
7 Series...................            6,893                        352,181,747                   22.76%
                                     -------                   ----------------                 --------
    Total:.................           43,595                     $1,547,538,089                  100.00%
                                     =======                   ================                 ========

-----------------------
(1) Percentages may not add to 100.00% due to rounding.


Representations, Warranties and Covenants

         The Specified Leases and the related Specified Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement, which will identify each Specified Vehicle by vehicle identification number and set forth as to each Specified Lease or Specified Vehicle, as the case may be, among other things:

         o        the date of origination,

         o        the Securitization Value as of the Cutoff Date,

         o        the BMW FS Residual Value,

         o        the Monthly Payment, and

         o the number of months remaining from the Cutoff Date to the month in which the Maturity Date occurs.

         Under the Servicing Agreement, the Servicer will represent and warrant as to certain characteristics of each Specified Lease and Specified Vehicle as described in the first paragraph under "--Characteristics --General". The Servicer will also represent and warrant that each Specified Lease or, to the extent applicable, the related Specified Vehicle or User-Lessee:

         o was originated by BMW FS in the United States for a User-Lessee with a U.S. address in the ordinary course of BMW FS' business and in compliance with BMW FS' customary credit policies and practices;

         o        is a U.S. dollar-denominated obligation;

         o provides for constant Monthly Payments to be made by the User-Lessee over the Lease Term;

         o is a Lease as to which no selection procedure aside from those specified herein was used that was believed to be adverse to the holders of interests in the Vehicle Trust, the SUBIs or any Other SUBI;

         o was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

         o as of the date assigned to the Vehicle Trust, (a) is a legal, valid and binding payment obligation of the User-Lessee, enforceable against the User-Lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing and (d) no written default notice has been transmitted to BMW FS;

         o an executed copy of the documentation associated therewith is located at one of BMW FS' offices;

         o requires the User-Lessee to obtain physical damage and liability insurance that names the lessor as loss payee covering the related Specified Vehicle;

         o has been validly assigned to the Vehicle Trust by the related BMW Center and is owned by the Vehicle Trust, free of all liens, encumbrances or rights of others other than a lien relating to administration of title and tax issues;

         o all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Vehicle Trust and the Vehicle Trustee in connection with (i) the origination of such Specified Lease and (ii) the execution, delivery and performance by the Vehicle Trust of the Specified Lease have been duly obtained, effected or given and are in full force and effect as of the date of the origination of such Specified Lease;

         o the related BMW Center, BMW FS and the Vehicle Trust have each satisfied all obligations required to be fulfilled on its part with respect thereto;

         o the related User-Lessee has a billing address in a Trust State and is not BMW FS, the Transferor or any of their respective affiliates;

         o the related certificate of title is registered in the name of the Vehicle Trust or the Vehicle Trustee (or a properly completed application for such certificate of title has been submitted to the appropriate titling authority);

         o is a closed-end lease that required all monthly payments to be made within 60 months of the date or origination of such lease;

         o is fully assignable and does not require the consent of the User-Lessee as a condition to any transfer, sale or assignment of the rights of the originator;

         o has not been deferred or otherwise modified except in accordance with BMW FS' normal credit and collection policies and practices;

         o        is not an Other SUBI Asset; and

         o to the knowledge of BMW FS, the related User-Lessee is not currently the subject of a bankruptcy proceeding and the Specified Lease constitutes "chattel paper" for purposes of the UCC.


         "Trust State" means a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles.


         The Servicer will be required to deposit or cause to be deposited into the SUBI Collection Account an amount equal to the Securitization Value of a Specified Lease (the "Reallocation Payment") if:

         o        the related User- Lessee moves to a state that is not a Trust
                  State;

         o , the Vehicle Trustee, the Servicer, the Trust or the Transferor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the Trust's interests in a Specified Lease or Specified Vehicle; and

         o the breach is not cured in all material respects within 60 days after the Servicer discovers the breach or is given notice of it.

         The Reallocation Payment must be made by the Servicer as of the day on which the related cure period ended. Upon such payment, the related Specified Lease and Specified Vehicle shall no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of BMW FS as Servicer under the Servicing Agreement.


                   MATURITY, PAYMENT AND YIELD CONSIDERATIONS

         In general, the rate of payment of principal and the yield to maturity of the Senior Notes will be directly related to the rate at which payments on or in respect of the Specified Leases and the Specified Vehicles are made. A prepayment of a Specified Lease may be in the form of:

         o payments resulting from a voluntary early termination of the Specified Lease;

         o Sales Proceeds, Termination Proceeds or Recovery Proceeds following a default by or bankruptcy of the related User-Lessee; or

         o Reallocation Payments and other repurchases made by the Servicer.

         The rate of prepayments on the Specified Leases may be influenced by a variety of economic, social and other factors, including competing automobile lessors and the conditions in the used automobile market.


         BMW FS is not aware of any publicly available industry statistics setting forth termination rates for automobile leases similar to the Specified Leases. Neither BMW FS nor the Trust can assure that prepayments on the Specified Leases will conform to any historical experience, nor can they predict the actual prepayment rates that may be experienced on the Specified Leases. See "BMW FS' Lease Financing Program - Historical Data".

         In general, prepayments of Specified Leases will shorten the weighted average lives of the Senior Notes, which is the average amount of time during which each dollar of the principal balance of a Senior Note is outstanding. As the rate of payment of principal on the Senior Notes will depend primarily on the rate of payment - including prepayments - of the Specified Leases, the final payment of principal of a class of Senior Notes could occur significantly earlier than the final scheduled payment dates specified on the front cover of this prospectus for each class of Senior Notes (each, a "Final Scheduled Payment Date"). If prepayments on Specified Leases cause the principal of the Senior Notes to be paid earlier than anticipated, the Senior Noteholders will bear the risk of being unable to reinvest principal payments at interest rates at least equal to the Interest Rate on the related Senior Notes.


         The effective yield on, and average lives of, the Senior Notes will depend on, among other things, the amount of scheduled payments on or in respect of the Specified Leases and the Specified Vehicles and the rate at which such payments are made to the Senior Noteholders. The timing of changes in the rate of payments in respect of the Specified Vehicles also may affect significantly an investor's actual yield to maturity and the average lives of the Senior Notes. A substantial increase in the rate of payments on or in respect of the Specified Leases and Specified Vehicles - including liquidations of the Specified Leases - may shorten the final maturities of, and may significantly affect the yields on, the Senior Notes.

         An investor's expected yield will be affected by:

         o        the price paid for the Senior Notes,

         o        the rate of prepayments of the Specified Leases, and

         o        the investor's assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if prepayments on the Specified Leases are slower than anticipated, an investor's yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the Specified Leases are faster than anticipated, an investor's yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.

         The following information is provided solely to illustrate the effect of prepayments of the Specified Leases on the unpaid principal amounts of the Senior Notes and the weighted average life of the Senior Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Specified Leases.


         Prepayments on motor vehicle lease contracts may be measured by a prepayment standard or model. The prepayment model used in this prospectus is based on a prepayment assumption (the "Prepayment Assumption") expressed in terms of percentages of ABS. "ABS" refers to a prepayment model that assumes a constant percentage of the original number of lease contracts in a pool prepay each month. However, as used in this prospectus, a 100% Prepayment Assumption assumes that, based on the assumptions below, the Initial Lease Balance of a contract will prepay as follows; (1) 0.25% ABS for the first six months of the life of the lease contract and then an additional 0.02777% (precisely 0.5%/18) ABS each month from the seventh through twenty fourth month of the life of the lease contract ending at 0.75% ABS at the twenty fourth month; (2) 0.75% ABS for the twenty fifth through thirtieth month of the life of the lease contract and then an additional 0.25% ABS each month from the thirty first month through the thirty fifth month of the life of the lease contract ending at 2.00% ABS (3) 2.00% ABS following the thirty-fifth month of the life of the lease contract until the Initial Lease Balance of the lease contract has been paid in full. Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the contracts. There can be no assurance that the contracts will prepay at the indicated levels of the Prepayment Assumption or at any other rate.


         The tables below were prepared on the basis of certain assumptions, including that:

         o all Monthly Payments are timely received and no Specified Lease is ever delinquent;

         o        no Reallocation Payment is made in respect of any Specified
                  Lease;

         o        there are no losses in respect of the Specified Leases;

         o distributions of principal of and interest on the Senior Notes are made on the 25th of each month, whether or not the day is a Business Day;

         o all payments in respect of the Subordinated Notes are deposited to the Reserve Fund;

         o        the Servicing Fee is 1.00% per annum;

         o all Program Operating Lease Payments are made on a timely basis;

         o        the Transferor does not cause an Optional Purchase to occur;

         o the Reserve Fund is funded with an amount equal to the Initial Deposit; and

         o        all prepayments are prepayments in full.

         No representation is made as to what the actual levels of losses and delinquencies on the Specified Leases will be. Because payments on the Specified Leases will differ from those used in preparing the following tables, distributions of principal of the Senior Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         The following tables set forth the percentages of the unpaid principal balance of the Senior Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, "0% Prepayment Assumption" assumes no prepayments on a Specified Lease, "50% Prepayment Assumption" assumes that a Specified Lease will prepay at 50% of the Prepayment Assumption, and so forth.


PERCENTAGE OF CLASS A-1 SENIOR NOTE BALANCE OUTSTANDING

     PERCENTAGE OF CLASS A-1 SENIOR NOTE BALANCE OUTSTANDING

PAYMENT DATE                                                  PREPAYMENT ASSUMPTION
                                                       -------------------------------------------------------------
                                                           0%          50%        100%         150%        200%
                                                           --          ---        ----         ----        ----
Closing Date                                               100         100         100         100          100
November 25, 2000                                          96          94          92           89          86
December 25, 2000                                          87          83          79           74          68
January 25, 2001                                           79          73          66           58          49
February 25, 2001                                          71          62          53           43          31
March 25, 2001                                             62          52          40           27          12
April 25, 2001                                             36          24          11           0            0
May 25, 2001                                                9           0           0           0            0
June 25, 2001                                               0           0           0           0            0

Weighted Average Life to Maturity (years)                 0.41        0.37        0.33         0.29        0.25
Weighted Average Life to Call (years)                     0.41        0.37        0.33         0.29        0.25

         o The weighted average life of the Class A-1 Senior Notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

         o The weighted average life to call assumes that an Optional Purchase occurs.

PERCENTAGE OF CLASS A-2 SENIOR NOTE BALANCE OUTSTANDING

PAYMENT DATE                                                 PREPAYMENT ASSUMPTION
                                                      -------------------------------------------------------------
                                                          0%          50%         100%        150%        200%
                                                          --          ---         ----        ----        ----
Closing Date                                              100         100         100          100         100
November 25, 2000                                         100         100         100          100         100
December 25, 2000                                         100         100         100          100         100
January 25, 2001                                          100         100         100          100         100
February 25, 2001                                         100         100         100          100         100
March 25, 2001                                            100         100         100          100         100
April 25, 2001                                            100         100         100          99          93
May 25, 2001                                              100         99           94          89          83
June 25, 2001                                             95          90           85          79          72
July 25, 2001                                             87          82           76          69          59
August 25, 2001                                           77          71           65          56          26
September 25, 2001                                        67          61           53          41          15
October 25, 2001                                          59          52           44          16          11
November 25, 2001                                         52          45           36          13           7
December 25, 2001                                         46          39           29          10           4
January 25, 2002                                          41          34           23           6           0
February 25, 2002                                         35          27           17           3           0
March 25, 2002                                            27          19           10           0           0
April 25, 2002                                            19          12           4            0           0
May 25, 2002                                              16           8           0            0           0
June 25, 2002                                             12           5           0            0           0
July 25, 2002                                             10           1           0            0           0
August 25, 2002                                            7           0           0            0           0
September 25, 2002                                         5           0           0            0           0
October 25, 2002                                           1           0           0            0           0
November 25, 2002                                          0           0           0            0           0

Weighted Average Life to Maturity (years)                1.17        1.08         0.99        0.86        0.77
Weighted Average Life to Call (years)                    1.17        1.08         0.99        0.86        0.77



         ------------------------------------------
         o The weighted average life of the Class A-2 Senior Notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

         o The weighted average life to call assumes that an Optional Purchase occurs.


PERCENTAGE OF CLASS A-3 SENIOR NOTE BALANCE OUTSTANDING

PAYMENT DATE                                                       PREPAYMENT ASSUMPTION
                                                 -------------------------------------------------------------
                                                     0%          50%         100%        150%        200%
                                                     --          ---         ----        ----        ----
Closing Date                                         100         100         100          100         100
November 25, 2000                                    100         100         100          100         100
December 25, 2000                                    100         100         100          100         100
January 25, 2001                                     100         100         100          100         100
February 25, 2001                                    100         100         100          100         100
March 25, 2001                                       100         100         100          100         100
April 25, 2001                                       100         100         100          100         100
May 25, 2001                                         100         100         100          100         100
June 25, 2001                                        100         100         100          100         100
July 25, 2001                                        100         100         100          100         100
August 25, 2001                                      100         100         100          100         100
September 25, 2001                                   100         100         100          100         100
October 25, 2001                                     100         100         100          100         100
November 25, 2001                                    100         100         100          100         100
December 25, 2001                                    100         100         100          100         100
January 25, 2002                                     100         100         100          100         99
February 25, 2002                                    100         100         100          100         91
March 25, 2002                                       100         100         100          99          83
April 25, 2002                                       100         100         100          92          74
May 25, 2002                                         100         100         100          83          65
June 25, 2002                                        100         100          92          74          55
July 25, 2002                                        100         100          85          66          45
August 25, 2002                                      100         97           78          58          36
September 25, 2002                                   100         91           71          50          26
October 25, 2002                                     100         82           61          37           7
November 25, 2002                                    79          60           39          12           0
December 25, 2002                                    54          35           14           0           0
January 25, 2003                                     24           7           0            0           0
February 25, 2003                                     0           0           0            0           0

Weighted Average Life to Maturity (years)           2.18        2.11         2.00        1.86        1.70
Weighted Average Life to Call (years)               2.18        2.11         2.00        1.86        1.70



         o The weighted average life of the Class A-3 Senior Notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

         o The weighted average life to call assumes that an Optional Purchase occurs.

PERCENTAGE OF CLASS A-4 SENIOR NOTE BALANCE OUTSTANDING

PAYMENT DATE                                            PREPAYMENT ASSUMPTION
                                                 -------------------------------------------------------------
                                                     0%          50%         100%        150%        200%
                                                     --          ---         ----        ----        ----
Closing Date                                         100         100         100          100         100
November 25, 2000                                    100         100         100          100         100
December 25, 2000                                    100         100         100          100         100
January 25, 2001                                     100         100         100          100         100
February 25, 2001                                    100         100         100          100         100
March 25, 2001                                       100         100         100          100         100
April 25, 2001                                       100         100         100          100         100
May 25, 2001                                         100         100         100          100         100
June 25, 2001                                        100         100         100          100         100
July 25, 2001                                        100         100         100          100         100
August 25, 2001                                      100         100         100          100         100
September 25, 2001                                   100         100         100          100         100
October 25, 2001                                     100         100         100          100         100
November 25, 2001                                    100         100         100          100         100
December 25, 2001                                    100         100         100          100         100
January 25, 2002                                     100         100         100          100         100
February 25, 2002                                    100         100         100          100         100
March 25, 2002                                       100         100         100          100         100
April 25, 2002                                       100         100         100          100         100
May 25, 2002                                         100         100         100          100         100
June 25, 2002                                        100         100         100          100         100
July 25, 2002                                        100         100         100          100         100
August 25, 2002                                      100         100         100          100         100
September 25, 2002                                   100         100         100          100         100
October 25, 2002                                     100         100         100          100         100
November 25, 2002                                    100         100         100          100         51
December 25, 2002                                    100         100         100          85          34
January 25, 2003                                     100         100          89          39          30
February 25, 2003                                    100         88           72          35          24
March 25, 2003                                       79          69           55          30           0
April 25, 2003                                       55          47           37          19           0
May 25, 2003                                         32          26           17           0           0
June 25, 2003                                        11           0           0            0           0
July 25, 2003                                         0           0           0            0           0

Weighted Average Life to Maturity (years)           2.53        2.49         2.44        2.30        2.16
Weighted Average Life to Call (years)               2.52        2.49         2.42        2.29        2.16



         o The weighted average life of the Class A-4 Senior Notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

         o The weighted average life to call assumes that an Optional Purchase occurs.

            NOTE FACTORS, CERTIFICATE FACTOR AND TRADING INFORMATION

         The "Note Factor" for each class of Senior Notes will be a seven-digit decimal that the Servicer will compute for each Payment Date, which will represent the remaining outstanding principal balance of that class of Senior Notes as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal balance of that class of Senior Notes. The Note Factor for each class of Senior Notes will initially be 1.0000000, and will thereafter decline to reflect reductions in the unpaid principal balance of that class of Senior Notes. A Noteholder's portion of the principal balance of a particular class of Senior Notes , will be the product of (a) the original denomination of that class of Senior Notes and (b) the applicable Note Factor.

         The "Certificate Factor" for the Certificates will be a seven-digit decimal that the Servicer will compute for each Payment Date, which will represent the remaining outstanding principal balance of the Certificates as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal balance of the Certificates. The Certificate Factor will initially be 1.0000000, and will thereafter decline to reflect reductions on the Certificate Balance.

         On each Payment Date, the Indenture Trustee will provide to Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") (unless Definitive Notes are issued under the limited circumstances described herein), unaudited reports concerning payments received on or in respect of the Specified Leases and the Specified Vehicles, the Note Factors, the Certificate Factor and various other items of information. Senior Note Owners may obtain copies of the reports upon a request in writing to the Indenture Trustee at its Corporate Trust Office. In addition, Senior Noteholders will be furnished information for tax reporting purposes during each calendar year, not later than the latest date permitted by law. For further details concerning information furnished to Senior Noteholders, Senior Note Owners and Certificateholders, see "Additional Information Regarding the Securities--Statements to Securityholders" and "Description of the Senior Notes-- Book-Entry Registration".

                         DESCRIPTION OF THE SENIOR NOTES

General


         The Senior Notes will be issued under the Indenture. The Indenture, together with the SUBI Trust Agreement, the Servicing Agreement, the Trust Administration Agreement, the Trust Agreement, the Program Operating Lease, the SUBI Certificate Transfer Agreement, and the Issuer SUBI Certificate Transfer Agreement, are called the "Basic Documents". The following summaries of the material provisions of the Basic Documents and the summaries of material provisions included under "The SUBIs", "The Vehicle Trust", "The Specified Leases--Characteristics", "--General" and "--Representations, Warranties and Covenants", "Security for the Securities" and "Additional Document Provisions" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those documents. Where particular provisions of or terms used in a Basic Document are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of those summaries. Copies of the Basic Documents may be obtained by request to the Transferor at the address set forth under "The Transferor".

         The Senior Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Senior Notes initially will be represented by certificates registered in the name of Cede, the nominee of DTC. No Senior Note Owner will be entitled to receive a certificate representing that owner's Senior Note, except as set forth below. Unless and until Senior Notes are issued in fully registered certificated form (the "Definitive Notes") under the limited circumstances described below, all references herein to distributions, notices, reports and statements to "Senior Noteholders" will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Senior Note Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "Additional Information Regarding the Securities--Definitive Notes".

         Distributions in respect of the Subordinated Notes and the Certificates will be subordinated to distributions in respect of the Senior Notes to the extent described under "Additional Information Regarding the Securities--Payments on the Securities".

Interest


         Interest on the unpaid principal balance of the Senior Notes will be paid in monthly installments on the 25th day of each month or, if not a Business Day, the next succeeding Business Day, beginning November 27, 2000 (each, a "Payment Date") to holders of record of the Senior Notes (the "Senior Noteholders") as of the day immediately preceding the Payment Date (each such date, a "Record Date"), with the final interest payment due on the earlier of
(a) the Payment Date on which the principal balance of the related class of Senior Notes is reduced to zero or (b) the related Final Scheduled Payment Date. A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Ohio, New Jersey or New York are authorized or obligated by law, executive order or government decree to be closed.

         Interest will accrue on each class of Senior Notes at the interest rate specified for each class on the front cover of this prospectus (each, an "Interest Rate"), from and including the Closing Date, or from and including the 25th day of the month in which the preceding Payment Date occurred to but excluding the 25th day of the month in which the Payment Date occurs (each, an "Accrual Period") at the applicable Interest Rate until the principal amount of the Senior Notes has been paid in full. Interest on the Class A-1 Senior Notes will be calculated on the basis of the actual number of days elapsed, but assuming a 360-day year. Interest on the other classes of Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


         As more fully described under "Additional Information Regarding the Securities--Payments on the Securities", interest payments on the Senior Notes on a Payment Date generally will be made from the sum of:


o Available Funds remaining after the Servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee, and


o        the Reserve Fund Draw Amount, if any.

Principal


         Securityholders are entitled to receive on each Payment Date an amount (the "Principal Distribution Amount") equal to the excess of the unpaid principal amount of the Securities (the "Securities Balance") over the Aggregate Securitization Value as of the last day of the related Collection Period; provided however, if the Final Scheduled Payment Date has occurred for an outstanding class of Senior Notes, the Principal Distribution Amount will equal the greater of (i) the Securities Balance over the Aggregate Securitization Value and (ii) the principal balance of such class of Senior Notes.

         "Aggregate Securitization Value" for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all Specified Leases (the Securitization Values of Defaulted Leases, Early Termination Leases and Matured Leases will equal zero for the purpose of the calculation of the Principal Distribution Amount). The funds available to make principal distributions on a Payment Date (the "Available Principal Distribution Amount") will equal the sum of (a) the amount of Available Funds remaining after the Servicer has been paid the Payment Date

Advance Reimbursement and the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods, and after accrued interest has been paid on the Securities and (b) the Reserve Fund Draw Amount remaining after accrued interest has been paid on the Securities.

         The principal amount paid to Securityholders on a Payment Date (the "Monthly Principal Distributable Amount") will equal the lesser of (a) the Principal Distribution Amount and (b) the Available Principal Distribution Amount.

         A "Defaulted Lease" will mean a Specified Lease terminated by the Servicer (a) following a default by or bankruptcy of the related User-Lessee or
(b) because the related Specified Vehicle has been lost, stolen or damaged beyond economic repair.

         "Early Termination Lease" will mean a Specified Lease terminated by the related User-Lessee prior to its Maturity Date.

         "Matured Lease" will mean a Specified Lease that has reached its Maturity Date.

         On each Payment Date, unless the maturity of the Senior Notes has been accelerated following an Indenture Default, principal payments shall be made sequentially so that no principal will be paid on any class of Senior Notes until each class of Senior Notes with a lower numerical designation shall have been paid in full. Thus no principal will be paid on the Class A-2 Senior Notes until the principal on the Class A-1 Senior Notes shall have been paid in full. No principal will be paid on the Class A-3 Senior Notes until the principal on the Class A-2 Senior Notes shall have been paid in full. No principal will be paid on the Class A-4 Senior Notes until the principal on the Class A-3 Senior Notes shall have been paid in full. Until all principal due to the Senior Notes is paid, no principal will be paid to the Subordinated Notes and the Certificates. Any remaining principal payment will then be paid first to the Subordinated Notes until they have been paid in full - which amounts will be deposited into the Reserve Fund - and then to the Certificates.

         On any Payment Date, (a) the "Senior Note Balance" and the "Certificate Balance" will equal the Initial Senior Note Balance or the Initial Certificate Balance, as the case may be, reduced by all payments of principal made on or prior to the Payment Date on the Senior Notes or the Certificates, as the case may be, and (b) the "Subordinated Note Balance" will equal the Initial Subordinated Note Balance, reduced by all payments of principal made on or prior to the Payment Date, whether paid to the Subordinated Noteholder or deposited in the Reserve Fund.

         On each Payment Date after the maturity of the Senior Notes has been accelerated following an Indenture Default, principal will be allocated, first, to the Class A-1 Senior Notes, second, pro rata among all other outstanding classes of Senior Notes, and third, to the Subordinated Notes and the Certificates pro rata. See "Additional Information Regarding the Securities--Payments on the Securities" and "Additional Document Provisions--The Indenture--Indenture Defaults".

         The principal amount of each class of Senior Notes, to the extent not paid, will be due on the related Final Scheduled Payment Date. The actual date on which a class of Senior Note is paid may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under "Risk Factors--The timing of principal payments is uncertain" and "Maturity, Payment and Yield Considerations".

Optional Purchase

         The Senior Notes may be redeemed in whole, but not in part, on any Payment Date when an Optional Purchase can be exercised. The redemption price for each class of Senior Notes will equal the Senior Note Balance for such class plus accrued interest thereon at the applicable Interest Rate through the related Accrual Period. See "Additional Information Regarding the
Securities--Optional Purchase".

The Indenture Trustee

         The Chase Manhattan Bank will be the Indenture Trustee under the Indenture. The Indenture Trustee is a New York banking corporation and its Corporate Trust Office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001. The fees and expenses of the Indenture Trustee will be paid by the Administrator. See "Additional Document Provisions--Miscellaneous Provisions--Fees and Expenses". The Transferor, the Servicer and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates.

Book-Entry Registration

         The Senior Notes will be issued in book-entry form. DTC will act as securities depository for the Senior Notes. The Senior Notes will be issued as fully registered securities registered in the name of Cede, the nominee of DTC. An investor acquiring an interest in the Senior Notes (each, a "Senior Note Owner") may hold its interest through DTC in the United States, or Clearstream Luxembourg ("Clearstream") or the Euroclear system ("Euroclear") in Europe, which in turn hold through DTC. One fully registered Senior Note will be issued with respect to each $400 million in principal amount of a class of Senior Notes or such smaller amount as necessary. It is anticipated that the only Senior Noteholder will be Cede, the nominee of DTC. Senior Note Owners will not be recognized by the Indenture Trustee as "Senior Noteholders", as that term will be used in the Indenture, and Senior Note Owners will only be permitted to exercise the rights of Senior Noteholders indirectly through DTC and its Participants, as further described below.


         DTC was created to hold securities for its participating members (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. DTC is:

o a limited-purpose trust company organized under the laws of the State of New York,

o        a "banking organization" within the meaning of the New York Banking
         Law,

o        a member of the Federal Reserve System,

o a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and

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


o a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). Transfers between Participants in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its Participants are on file with the SEC.

         Clearstream and the Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which will in turn will hold such positions in customers' securities accounts in DTC through Citibank, N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries (collectively, the "Depositaries") of Clearstream or Euroclear, respectively, and each a participating member of DTC. Transfers between Participants in Clearstream ("Clearstream Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Clearstream or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Clearstream or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Clearstream or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf of delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

         Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Senior Notes by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Senior Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Senior Notes may do so only through Participants and Indirect Participants. Participants will receive a credit for the Senior Notes on DTC's records. The ownership interest of each Senior Note Owner will in turn be recorded on the respective records of Participants and Indirect Participants. Senior Note Owners will not receive written confirmation from DTC of their purchase of Senior Notes, but Senior Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Senior Note Owner entered into the transaction. Transfers of ownership interests in the Senior Notes will be accomplished by entries made on the books of Participants acting on behalf of Senior Note Owners.

         To facilitate subsequent transfers, all Senior Notes deposited by Participants with DTC will be registered in the name of Cede, the nominee of DTC. The deposit of Senior Notes with DTC and their registration in the name of Cede will not change the beneficial ownership of the Senior Notes. DTC will have no knowledge of the actual Senior Note Owners and its records will reflect only the Participants to whose accounts those Senior Notes are credited, which may or may not be the Senior Note Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Senior Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC's practice is to credit Participants' accounts on each Payment Date in accordance with their respective holdings of Senior Notes shown on DTC's records unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by Participants and Indirect Participants to Senior Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the responsibility of the Participants and not of DTC, the Indenture Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Senior Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of the payments to Participants will be the responsibility of DTC and disbursement of the payments to Senior Note Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Senior Note Owners may experience some delay in their receipt of payments. DTC will forward the payments to its Participants, which will then forward them to Indirect Participants or Senior Note Owners.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Senior Note Owner to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Senior Notes, may be limited due to the lack of a physical certificate for the Senior Notes.

         Neither DTC nor Cede will consent or vote with respect to the Senior Notes. Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede's consenting or voting rights to those Participants who have Notes credited to their accounts with the Participants on that record date. These Participants will be identified in a listing attached to the omnibus proxy.

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

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 34 currencies, including United States dollars. Clearstream provides to Clearsteam Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporation and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities, clearance accounts, and Euroclear cash accounts, are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

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

         Distributions with respect to Senior Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "Material United States Federal Income Tax Consequences--Treatment of the Senior Notes as Debt" herein and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Senior Notes among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and the procedures may be discontinued at any time.

         None of the Servicer, the Transferor, the Administrator or the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Senior Notes held by Cede, DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                 ADDITIONAL INFORMATION REGARDING THE SECURITIES

Payments on the Securities

         General


         As more fully described under "Summary--The Property of the Trust--Credit Enhancement" and "--The SUBI Certificates", the SUBI Certificates will evidence a beneficial interest in the related SUBI Assets which are comprised of Specified Vehicles and Specified Leases.

         On the 20th calendar day of each month in which a Payment Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Determination Date"), the Servicer will inform the Indenture Trustee and the Owner Trustee of, among other things, the amount of (a) Collections, (b) Advances to be made by the Servicer and (c) the Servicing Fee payable to the Servicer, in each case with respect to the month immediately preceding the month in which the Payment Date occurs (the "Collection Period"). On or before each Determination Date, the Servicer will also determine the Monthly Principal Distributable Amount and, based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.


         The Indenture Trustee and the Owner Trustee will make distributions to the Securityholders out of amounts on deposit in the related Distribution Accounts. The amount to be distributed to the Servicer and the Securityholders will be determined in the manner described below.

         Determination of Available Funds

         The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and the Reserve Fund Draw Amount.


         "Available Funds" for a Payment Date and the related Collection Period will equal the sum of the following amounts: (a) Collections, (b) Advances required to be made by the Servicer and (c) in the case of an Optional Purchase, the Optional Purchase Price.

         The "Available Funds Shortfall Amount" for a Payment Date and the related Collection Period will equal the amount by which the Available Funds remaining after the distributions made pursuant to clauses (a) and (b) of the first paragraph under "-Deposits to the Distribution Accounts; Priority of Payments--SUBI Collection Account" is less than the amount necessary to make the distributions in clauses (c) through (f) of the first paragraph under "--Deposits to the Distribution Accounts; Priority of Payments--SUBI Collection Account", except that the Principal Distribution Amount rather than the Monthly Principal Distributable Amount will be used for purposes of clause (f).


         Deposits to the Distribution Accounts; Priority of Payments


         SUBI Collection Account. On each Payment Date, the Servicer will allocate amounts on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the Vehicle Trustee, to cause the following deposits and distributions to be made in the following amounts and order of priority:


         (a)      to the Servicer, the Payment Date Advance Reimbursement;


         (b) to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods;

         (c) to the Note Distribution Account, to pay interest due on the related class of the outstanding Senior Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the related Interest Rate;

         (d) to the Reserve Fund, an amount equal to the interest due on the outstanding Subordinated Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Subordinated Note Rate;

         (e) to the Certificate Distribution Account, an amount equal to the interest accrued on the Certificates with respect to that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate;

         (f) to the related Distribution Account or, in the case of the Subordinated Notes, to the Reserve Fund, the Monthly Principal Distributable Amount, which will be allocated to pay principal on the Senior Notes, the Subordinated Notes and the Certificates in the amounts and order of priority described under "Description of the Senior Notes--Principal"; and

         (g)      to the Reserve Fund, all remaining amounts (the "Excess
                  Amounts").

         Reserve Fund. On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account, the Servicer will allocate the Reserve Fund Draw Amount on deposit in the Reserve Fund with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:

         (a) to the Note Distribution Account, to pay any remaining interest due on the outstanding Senior Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the applicable Interest Rate;

         (b) to the Reserve Fund, an amount equal to any remaining interest due on the outstanding Subordinated Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Subordinated Note Rate;

         (c) to the Certificate Distribution Account, an amount equal to any remaining interest accrued on the Certificates with respect to that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate; and

         (d) to the related Distribution Account - or, in the case of the Subordinated Notes, to the Reserve Fund the remaining Monthly Principal Distributable Amount, which will be allocated to pay principal on the Senior Notes, Subordinated Notes and Certificates, as the case may be, in the amounts and order of priority described under "Description of the Senior Notes--Principal".

         On each Payment Date, if, after the giving effect to the distributions set forth above, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, any such excess (a) up to the amounts deposited into the Reserve Fund on or before that Payment Date in respect of the Subordinated Notes will be released to the Subordinated Noteholder and (b) any additional excess shall be released to the Transferor.


         The "Payment Date Advance Reimbursement" for a Payment Date will equal the sum of all outstanding Sales Proceeds Advances and Monthly Payment Advances that have been outstanding as of the end of that Collection Period for at least 90 days and with respect to Specified Vehicles that have become Residual Value Loss Vehicles during the related Collection Period, the aggregate Sales Proceeds Advances over the aggregate Sales Proceeds and Termination Proceeds.

         "Residual Value Loss Vehicle" will mean a Specified Vehicle that has been sold and for which (i) the Servicer has made a Sales Proceeds Advance and
(ii) the Sales Proceeds Advance exceeds the Sales Proceeds or Terminated Proceeds, as the case may be.

         Amounts deposited in the Reserve Fund in accordance with clauses (d) and (f) in the first paragraph under "--Deposits to the Distribution Accounts; Priority of Payments--SUBI Collection Account" and clauses (b) and (d) in the first paragraph under "--Deposits to the Distribution Accounts; Priority of Payments--Reserve Fund" will be deemed to have been distributed to the Subordinated Noteholder as payments in respect of interest and principal respectively, including overdue interest, and the Subordinated Noteholder will not be entitled to any further interest on such amounts after the related Payment Date.

         The final distribution to any Senior Noteholder will be made only upon surrender and cancellation of the certificate representing its Senior Notes at an office or agency of the Trust specified in the notice of termination. Any funds remaining in the Trust, after the related Trustee has taken certain measures to locate the related Senior Noteholders and those measures have failed, will be distributed to the Transferor.

         Amounts properly distributed to any Securityholder or the Servicer will not have to be refunded.

Optional Purchase


         In order to avoid excessive administrative expenses, the Transferor will be permitted at its option to purchase from the Trust the Vehicle SUBI Certificate, and to terminate the pledge of the Lease SUBI Certificate, on any Payment Date if, either before or after giving effect to any payment of principal required to be made on that Payment Date, the Securities Balance is less than or equal to 10% of the sum of the Initial Senior Note Balance, the Initial Certificate Balance and the Initial Subordinated Note Balance. The exercise of that option by the Transferor is referred to in this prospectus as an "Optional Purchase". The purchase price for the Vehicle SUBI Certificate and the termination of the pledge of the Lease SUBI will equal the Securities Balance, together with accrued interest thereon to the date fixed for redemption (the "Optional Purchase Price"), which will be deposited by the Transferor into the SUBI Collection Account on the Deposit Date related to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Senior Notes will be redeemed on that Payment Date in whole, but not in part, for the Redemption Price. The "Redemption Price" for a class of Senior Notes will equal the Senior Note Balance for the related class, plus accrued and unpaid interest thereon at the related Interest Rate, to but not including the Payment Date fixed for redemption. The Administrator or the Trust will provide at least 20 days' prior notice of the redemption of the Senior Notes to the Indenture Trustee, which will provide at least 10 days' notice to the Senior Noteholders. On the Payment Date fixed for redemption, the Senior Notes will be due and payable at the Redemption Price, and no interest will accrue on the Senior Notes after the Payment Date.


Statements to Securityholders


         On each Payment Date, the Indenture Trustee or the Owner Trustee, as the case may be, will include with each distribution to each Senior Noteholder and Certificateholder of record, as of the close of business on the related Record Date - which, in the case of the Senior Notes, shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described in this prospectus - and each Rating Agency, a statement, setting forth with respect to that Payment Date or the related Deposit Date or Collection Period, as the case may be, among other things, the following:


         (a) the amount of Collections allocable to each SUBI Certificate for that Collection Period;

         (b) the amount being distributed to the Senior Noteholders (the "Senior Note Distribution Amount");

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


         (c) the amount of interest accrued with respect to each class of Senior Notes, the Subordinated Notes and the Certificates;

         (d) the amount of the Senior Note Distribution Amount allocable to interest on and principal of each class of the Senior Notes, the Subordinated Note Distribution Amount and the Certificate Distribution Amount for each class of Senior Notes, the Subordinated Notes and the Certificates, respectively;

         (e)      the amount of Available Funds for that Collection Period;

         (f) the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

         (g) the amount, if any, by which the aggregate net proceeds from the sale of Matured Vehicles are less than the aggregate BMW FS Residual Values of the related Specified Leases ("Residual Value Losses");

         (h) the Reserve Fund Draw Amount, if any, the balance on deposit in the Reserve Fund on that Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date and the change in that balance from the immediately preceding Payment Date;

         (i) the aggregate outstanding principal balance of the Senior Notes, the Subordinated Notes and the Certificates after all distributions have been made;

         (j) the Note Factor for each class of Senior Notes after giving effect to the distribution of the Senior Note Distribution Amount and the Certificate Factor for the Certificates after giving effect to the distribution of the Certificate Distribution Amount;

         (k)      the Payment Date Advance Reimbursement; and

         (l)      the Servicing Fee.

         Each amount set forth pursuant to clauses (b), (d), (i) and (k) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Senior Note, Subordinated Note or Certificate, as applicable. Copies of the statements may be obtained by Senior Noteholders or Senior Note Owners by a request in writing addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during that calendar year was a Senior Noteholder a statement containing that information as is reasonably necessary to permit the Noteholder to prepare its state and federal income taxes.

Definitive Notes

         Definitive Notes will be issued in fully registered, certificated form to Senior Note Owners rather than to DTC only if:

o DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Senior Notes, and neither the Indenture Trustee nor the Transferor is able to locate a qualified successor,

o the Transferor, at its option, elects to terminate the book-entry system through DTC, or

o after an Indenture Default, Senior Note Owners representing in the aggregate not less than 51% of the aggregate principal amount of the Senior Notes advise the Indenture Trustee through DTC and its Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Senior Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Senior Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificates representing all Senior Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Senior Note Owners, who thereupon will become Senior Noteholders for all purposes of the Indenture.


         Payments on the Definitive Notes will be made by the Indenture Trustee or the Owner Trustee, as the case may be, directly to the holders of the Definitive Notes in accordance with the procedures set forth in this prospectus and to be set forth in the Indenture. Interest and principal payments on the Securities on each Payment Date will be made to the holders in whose names the related Definitive Notes were registered at the close of business on the Record Date with respect to that Payment Date. Payments will be made by check mailed to the address of such holders as they appear on the Note Register. However, the final payment on any Definitive Notes, or if Definitive Notes have not been issued, certificates registered in the name of Cede representing the Senior Notes, will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final payment to Senior Noteholders. The Indenture Trustee or the Owner Trustee, as the case may be, or a paying agent will provide that notice to the registered Senior Noteholders not more than 30 days or less than 15 days prior to the date on which the final payment is expected to occur. Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Note Registrar to be set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


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                           SECURITY FOR THE SECURITIES

General

         The property of the Trust - the Trust Estate - will consist of:

         o the right to receive payments under the Program Operating Lease under which the Trust will lease to the Transferor the Vehicle SUBI Certificate, which is more fully described under "The SUBIs--General";

         o the pledge by the Transferor of the Lease SUBI Certificate as security for such payments;

         o the right to receive the amounts realized from the sale or other disposition of Specified Vehicles;


         o        certain rights to payment from the Reserve Fund; and


         o the other property and assets described under "The Trust--Property of the Trust", including available amounts on deposit in the Reserve Fund.

The Program Operating Lease

         General

         Immediately following the sale, transfer and assignment of the Vehicle SUBI Certificate to the Trust and the pledge to the Indenture Trustee of the Trust's interest therein as described in "The SUBIs--Transfers of the SUBI Certificates", the Trust and the Transferor will enter into the Program Operating Lease pursuant to which the Trust will lease the Vehicle SUBI Certificate to the Transferor during the term of the Program Operating Lease. As lessee, the Transferor will be entitled to receive all proceeds from the Vehicle SUBI Certificate in respect of the Specified Vehicles during the term of the Program Operating Lease and will be required to make Program Operating Lease Payments to the Trust.

         Program Operating Lease Terms


         Under the Program Operating Lease, the Transferor will make payments to the Trust in the amount of all Monthly Payments, Excess Mileage Payments, Excess Wear and Use Payments and all Early Termination Costs paid by the User-Lessees and any other net proceeds received from the sale or other disposition of Specified Vehicles (the "Program Operating Lease Payments").


         The termination date of the Program Operating Lease (the "Program Operating Lease Termination Date") will be 60 days after the latest Maturity Date of any Specified Lease. Notwithstanding the Program Operating Lease Termination Date, the Program Operating Lease will expire with respect to each Specified Lease and the related Specified Vehicle on the earliest to occur of:

         o        the related Maturity Date;

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

         o        the date that the User-Lessee terminates the Specified Lease;

         o        the date that the Specified Lease becomes a Defaulted Lease;
                  or


         o the date the Servicer is required to purchase that Specified Lease and Specified Vehicle pursuant to certain provisions of the Servicing Agreement.


         Program Operating Lease Defaults; Remedies

         Defaults under the Program Operating Lease (each, a "Program Operating Lease Default") will include, among other things, the failure by the Transferor to make timely Program Operating Lease Payments to the Trust, breach of a material representation or warranty, failure to observe or perform certain covenants and the occurrence of an Indenture Default. Upon the occurrence of a Program Operating Lease Default, the Indenture Trustee, as assignee of the Trust's rights under the Program Operating Lease pursuant to the pledge of the Trust Estate, will be entitled to terminate the Program Operating Lease and to foreclose on the pledge of the Lease SUBI Certificate. Upon that termination, the Trust will directly receive all distributions with respect to, or will have the right to sell, the SUBI Certificates and to apply the funds on deposit in the Accounts to pay interest on and principal of the Securities. Each Program Operating Lease Default will constitute an Indenture Default, which will permit the Senior Noteholders to accelerate the maturity of the Senior Notes and, in some circumstances, cause the sale of the Trust Estate. See "Additional Document Provisions--The Indenture--Indenture Defaults". If the maturity of the Senior Notes has been accelerated following a Program Operating Lease Default, the Indenture Trustee, as assignee of the Trust, will be entitled to demand that the Transferor pay all previously due but as yet unpaid Program Operating Lease Payments plus, as liquidated damages, an amount equal to the sum of:

o        any interest due and unpaid on the Securities,

o        the unpaid principal balance of the Securities, and

o        any other amounts payable by the Transferor under the Basic Documents.

Upon payment of such amounts, the Transferor will be entitled to receive the SUBI Certificates.

The Subordinated Notes

         Interest will accrue on the unpaid principal amount of the Subordinated Notes during each Accrual Period at a rate per annum (the "Subordinated Note Rate") equal to % Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest on and principal of the Subordinated Notes will be subordinated to payments on the Senior Notes to the extent described herein.

         To secure payments of principal and interest on the other Securities, the Transferor will pledge all of its right, title and interest in the Subordinated Notes to the Trust and deliver them to the Indenture Trustee. On each Payment Date, payments in respect of the Subordinated Notes will be deposited into the Reserve Fund. If, on any Payment Date, after the application of amounts required to be paid on that Payment Date, the amount on deposit therein exceeds the Reserve Fund Requirement, (a) any such excess up to the


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


amounts deposited into the Reserve Fund on or before that Payment Date in respect of the Subordinated Notes will be released to the Transferor as the Subordinated Noteholder and (b) any additional excess shall be released to the Transferor.


The Certificates

         Payments on the Certificates will be subordinated to payments on the Senior Notes and the Subordinated Notes to the extent described in this prospectus. The right of the holder of the Transferor Certificate to receive distributions of principal and interest will rank pari passu with the rights of the holders of the other Certificates.


         Interest on the Certificates will accrue during each Accrual Period at a rate per annum (the "Certificate Rate") equal to % until the principal amount of the Certificates has been paid in full. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments will be made to holders of the Certificates (the "Certificateholders") in the manner and priority described under "Additional Information Regarding the Securities-Payments on the Securities-Deposits to the Distribution Accounts; Priority of Payments".

         Principal payments will be made to Certificateholders as described under "Description of the Senior Notes--Principal". If not paid in full prior to the February 2005 Payment Date (the "Certificate Final Scheduled Maturity Date"), the remaining Certificate Balance, if any, will be payable on that Payment Date.


         The Certificates will be subject to prepayment in whole, but not in part, on any Payment Date relating to an Optional Purchase. In the event of an Optional Purchase, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance, together with accrued interest thereon at the Certificate Rate.

The Accounts

         The SUBI Collection Account


         On or prior to the Closing Date, the Indenture Trustee will establish a trust account in the name of the Vehicle Trustee for the benefit of the holders of interests in the SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the "SUBI Collection Account").

         Deposits into the SUBI Collection Account. As more fully described under "Additional Document Provisions--The Servicing Agreement--Collections", Collections and other amounts received on or in respect of the SUBI Assets generally will be deposited by the Servicer into the SUBI Collection Account within two days after receipt, unless the Monthly Remittance Condition is satisfied. If the Monthly Remittance Condition is satisfied, such amounts received in respect of a Collection Period will be deposited into the SUBI Collection Account on the Business Day immediately preceding the related Payment Date (each, a "Deposit Date"). In addition, on each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and Payment Date will be deposited into the SUBI Collection Account: Advances made


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


by the Servicer and, in the case of an Optional Purchase, the Optional Purchase Price. See "Additional Document Provisions--The Servicing
Agreement--Collections".

         Withdrawals from the SUBI Collection Account. On each Payment Date, the Servicer shall transmit or shall cause to be transmitted all Available Funds for the related Collection Period in the amounts, in the priority, and to such accounts as set forth under "Additional Information Regarding the Securities--Payments on the Securities--Deposits to the Distribution Accounts; Priority of Payments".

         On any date the Servicer may withdraw from the SUBI Collection Account any unreimbursed Disposition Expenses.

         The Reserve Fund

         On or before the Closing Date, the Indenture Trustee will establish a trust account in the name of the Indenture Trustee for the benefit of the Securityholders (the "Reserve Fund"). The Reserve Fund will be established to provide additional security for payments on the Senior Notes. On each Payment Date, amounts on deposit in the Reserve Fund, together with Available Funds, will be available to make the distributions described under "Additional Information Regarding the Securities--Payments on the Securities--Deposits to the Distribution Accounts; Priority of Payments".

         The Reserve Fund initially will be funded by the Transferor with a deposit of $81,245,750 (the "Initial Deposit"), and the amounts on deposit in the Reserve Fund will be pledged to the Trust. As described under "--The Subordinated Notes", all payments, to the extent necessary to cause the amount therein to equal the Reserve Fund Requirement, made on the Subordinated Notes will be deposited in the Reserve Fund. On each Payment Date, monies on deposit in the Reserve Fund will be supplemented by the deposit of:

o        payments of interest on and principal of the Subordinated Notes,

o        any Excess Amounts, and

o income received on the investment of funds on deposit in the SUBI Collection Account and the Reserve Fund.

         On each Payment Date, a withdrawal will be made from the Reserve Fund in an amount (the "Reserve Fund Draw Amount") equal to the lesser of (a) the Available Funds Shortfall Amount, calculated as described under "Additional Information Regarding the Securities--Payments on the Securities--Determination of Available Funds" for that Payment Date, and (b) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the related Deposit Date or that Payment Date.


         On any Payment Date on which the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Fund Requirement, any such excess (a) up to the amounts deposited into the Reserve Fund on or before that Payment Date in respect of the Subordinated Notes will be released to the holder of the

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Subordinated Notes (in that capacity, the "Subordinated Noteholder") and (b) any additional excess will be released to the Transferor.

         On any Payment Date, the "Reserve Fund Requirement" will equal:


o        6.75% of the initial Securities Balance, or
                      -------


o on any Payment Date occurring on or after the earlier to occur of the date on which the last remaining Specified Lease terminates or the date on which the Program Operating Lease is terminated following a Program Operating Lease Default, zero.

         The Distribution Accounts

         On or before the Closing Date, (a) the Indenture Trustee will establish a trust account in the name of the Indenture Trustee on behalf of the Senior Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Fund, for distribution to the Senior Noteholders will be deposited and from which all distributions to the Senior Noteholders will be made (the "Note Distribution Account") and (b) the Owner Trustee will establish a trust account in the name of the Owner Trustee on behalf of the Certificateholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Fund, for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts"). For further information regarding these deposits and payments, see "--The SUBI Collection Account" and "--The Reserve Fund".

         Maintenance of the Accounts


         The Note Distribution Account, the Reserve Fund and the SUBI Collection Account will be maintained with the Indenture Trustee, so long as either (a) the short-term unsecured debt obligations of the Indenture Trustee are rated in the highest short-term rating category by each Rating Agency or (b) the Indenture Trustee is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Account is maintained in the corporate trust department of the Indenture Trustee (the "Required Deposit Rating"). Each of the foregoing accounts will be segregated trust accounts. If the Indenture Trustee at any time does not have the Required Deposit Rating, the Servicer shall, with the assistance of the Indenture Trustee, as necessary, cause the related Account to be moved to a depository institution or trust company organized under the laws of the United States or any State that has the Required Deposit Rating.


         On the Payment Date on which all Securities have been paid in full and following payment of any remaining obligations of the Transferor under the Basic Documents, any amounts remaining on deposit in the Accounts - after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date - will be paid to the Transferor.

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

         Permitted Investments


         When funds are deposited in (a) the SUBI Collection Account and (b) the Reserve Fund, they will be invested at the direction of the Servicer and the Administrator, respectively, in one or more Permitted Investments maturing no later than the Deposit Date immediately succeeding the date of that investment.

         On each Payment Date, all net income or other gain from the investment of funds on deposit in the Reserve Fund and the SUBI Collection Account in respect of the related Collection Period will be deposited in the Reserve Fund. "Permitted Investments" will be specified in the SUBI Trust Agreement and will be limited to investments that meet the criteria of each Rating Agency from time to time as being consistent with its then-current rating of each class of Senior Notes and the Certificates. Obligations of the Servicer's affiliates that satisfy such criteria qualify as Permitted Investments.

The Contingent and Excess Liability Insurance

         In addition to the personal property and liability insurance coverage required to be obtained and maintained by the User-Lessee pursuant to the Specified Leases, and as additional protection in the event the User-Lessee fails to maintain the required insurance, BMW FS maintains contingent liability insurance for the benefit of, among others, BMW FS, the Vehicle Trust, the UTI Beneficiary, the Transferor and the Trust, which provides coverage for liability caused by any Specified Vehicle owned by the Vehicle Trust. BMW FS also maintains excess insurance coverage as to which the Vehicle Trustee is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance"). These insurance policies collectively provide insurance coverage in excess of $10 million per accident and permit multiple claims in any policy period. Claims could be imposed against the assets of the Vehicle Trust if such coverage were exhausted and damages were assessed against the Vehicle Trust. In that event, investors in the Senior Notes could incur a loss on their investment. See "Risk Factors--Vicarious tort liability may result in a loss on your investment", "Additional Legal Aspects of the Vehicle Trust and the SUBIs--The SUBIs" and "Additional Legal Aspects of the Specified Leases and the Specified Vehicles--Vicarious Tort Liability" for a discussion of related risks.

         With respect to damage to the Specified Vehicles, a User-Lessee is required by the related Specified Lease to maintain comprehensive and collision insurance. As more fully described under "BMW FS' Lease Financing Program - Physical Damage and Liability Insurance", the Servicer will be required to monitor the maintenance of required User-Lessee insurance. In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the Senior Notes could incur a loss on their investment.

         The Servicing Agreement will provide that for so long as any Senior Notes or Certificates are outstanding, neither the Vehicle Trustee nor BMW FS may terminate or cause the termination of any Contingent and Excess Liability Insurance policy unless each Rating Agency has been notified of such termination or any replacement insurance and each Rating Agency confirms such termination or replacement insurance would not cause the then-current ratings of any class of Senior Notes or the Certificates to be qualified, reduced or withdrawn. These


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

obligations of BMW FS will survive any termination of BMW FS as Servicer under the Servicing Agreement.

                         ADDITIONAL DOCUMENT PROVISIONS

The Indenture

         Indenture Defaults. The following events (each an "Indenture Default") will be events of default under the Indenture:

o        a default for 5 days or more in the payment of interest on the Senior
         Notes;

o a default in the payment of principal of a class of Senior Notes on the related Final Scheduled Payment Date or on a Payment Date fixed for redemption of the Senior Notes;

o        the occurrence of a Program Operating Lease Default;


o a default in the observance or performance in any material respect of any covenant or agreement, or any representation or warranty made in the Indenture or in any certificate or writing delivered under the Indenture proves to have been incorrect in any material respect at the time made, and the continuation of that default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of not less than 25% of the aggregate principal balance of the Senior Notes; or


o certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

         Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes may waive any past default or Indenture Default prior to the declaration of the acceleration of the maturity of the Senior Notes, except a default in the payment of principal of or interest on any of the Senior Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Senior Noteholders.

         Remedies

         If an Indenture Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the aggregate principal balance of the Senior Notes may declare the principal of the Senior Notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Senior Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if

o the Trust has deposited with the Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Senior Notes as if the Indenture Default giving rise to that declaration had not occurred and (2) all amounts advanced by the Indenture Trustee and its costs and expenses, and

o all Indenture Defaults - other than the nonpayment of principal of the Senior Notes that has become due solely due to that acceleration - have been cured or waived.

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


         If the Senior Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the Trust Estate following an Indenture Default - other than the occurrence of an Indenture Default described in the first two bullet points in the definition thereof - unless


o        100% of the Senior Noteholders consent thereto,

o the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Securities, or

o the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all payments on the Senior Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal balance of the Senior Notes.


The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Estate to pay interest on and principal of the Senior Notes on an ongoing basis. Any sale of the Trust Estate is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Vehicle Trust or the Trust to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

         In the event of a sale of the Trust Estate following the occurrence of an Indenture Default under the circumstances described in the prior paragraph, at the direction of the Indenture Trustee or the Senior Noteholders, the proceeds of such sale, including available monies on deposit in the Reserve Fund (including amounts deposited therein pursuant to this paragraph), will be distributed first, to the Indenture Trustee and the Owner Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture and the Trust Agreement respectively; second, to the Servicer for reimbursement of all outstanding Advances; third, to the Servicer for amounts due in respect of unpaid Servicing Fees; fourth, to the Senior Noteholders to pay due and unpaid interest - including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related Interest Rate; fifth, to the Reserve Fund for the payment of due and unpaid interest - including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the Subordinated Note Rate - on the Subordinated Notes; sixth, to the Certificate Distribution Account for the payment of due and unpaid interest - including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate - on the Certificates; seventh, to the holders of the Class A-1 Senior Notes to pay due and unpaid principal on the Class A-1 Senior Notes, eighth, to the holders of all other classes of Senior Notes to pay due and unpaid principal on those classes of Senior Notes, which shall be allocated to such classes of Senior Notes on a pro rata basis; ninth, ratably to the Subordinated Noteholder for amounts due and unpaid in accordance with the terms of the Subordinated Notes, which amounts shall be deposited into the Reserve Fund, and the Certificateholders for amounts due and unpaid in accordance with the terms of the Certificates; tenth, to the Transferor, in its capacity as


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Subordinated Noteholder, up to the amount deposited into the Reserve Fund in respect of the Subordinated Notes on or before the date of the preceding distributions; and eleventh, any remaining amounts shall be paid to the Transferor.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Senior Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of at least a majority of the aggregate principal balance of the Senior Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee. In addition, the holders of at least a majority of the aggregate principal balance of the Senior Notes may, in some cases, waive any default with respect to the Indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all holders of outstanding Senior Notes.

         No Senior Noteholder will have the right to institute any proceeding with respect to the Indenture unless:

o that Senior Noteholder previously has given the Indenture Trustee written notice of a continuing Indenture Default,

o Senior Noteholders holding not less than 25% of the aggregate principal balance of the Senior Notes have made written request of the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee,

o the Senior Noteholder has offered the Indenture Trustee reasonable indemnity,

o the Indenture Trustee has for 60 days failed to institute that proceeding, and

o no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by Senior Noteholders holding a majority of the aggregate principal balance of the Senior Notes.

         Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Subordinated Note or a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Senior Notes or for the agreements of the Trust or the Trustee, in its capacity as trustee, contained in the Indenture.

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         Certain Covenants

         Under the Indenture, the Trust will covenant that it will not

o sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the Indenture, the Program Operating Lease and the other Basic Documents,

o claim any credit on or make any deduction from the principal and interest payable in respect of the Senior Notes - other than amounts withheld under the Code or applicable state law - or assert any claim against any present or former Senior Noteholder because of the payment of taxes levied or assessed upon the Trust, or

o permit (1) the validity or effectiveness of the Indenture to be impaired, (2) any person to be released from any covenants or obligations with respect to the Senior Notes under the Indenture except as may be expressly permitted thereby or (3) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust's assets or any part thereof, or any interest therein or the proceeds therefrom.

The Trust may not engage in any activities other than financing, acquiring, owning, leasing - subject to the lien of the Indenture - pledging and managing the SUBI Certificates as contemplated by the Indenture and the other Basic Documents. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Securities or otherwise in accordance with the Basic Documents.

         Replacement of the Indenture Trustee


         The Indenture Trustee may resign at any time by so notifying the Trust, the Servicer and each Rating Agency. Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes may remove the Indenture Trustee if the Indenture Trustee:


o        ceases to be eligible to continue as the Indenture Trustee,

o        is adjudged to be bankrupt or insolvent, or

o        otherwise becomes incapable of acting.


         Following that removal the Senior Noteholders may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939, and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of "A" or better by each Rating Agency or be otherwise acceptable to each Rating Agency. Each Rating Agency must confirm that the appointment of the successor Indenture Trustee would not cause the then-current rating on any class of Senior Notes or the Certificates to be qualified, reduced or withdrawn.


         Upon the resignation or removal of the Indenture Trustee, or the failure of the Senior Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Trust will be required promptly to appoint a successor Indenture Trustee.

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         Duties of Indenture Trustee

         Except during the continuance of an Indenture Default, the Indenture Trustee will

o perform such duties and only such duties as are specifically set forth in the Indenture,

o rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee that conform to the requirements of the Indenture, and

o examine any such certificates and opinions that are specifically required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture.

Upon the continuance of an Indenture Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

         Compensation and Indemnity

         The Administrator will

o pay the Indenture Trustee from time to time reasonable compensation for its services,

o reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee, and

o indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys' fees and expenses, incurred by it in connection with the performance of its duties as Indenture Trustee.

The Indenture Trustee will not be indemnified by the Administrator against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee will not be liable

o for any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts,

o with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Senior Noteholders in accordance with the terms of the Indenture, and

o for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing.

The Indenture Trustee will not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the Indenture.

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         Access to Senior Noteholder Lists

         If Definitive Notes are issued in the limited circumstances set forth in "Additional Information Regarding the Securities--Definitive Notes", or the Indenture Trustee is not the Senior Note Registrar, the Trust will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Senior Noteholders (a) as of each Record Date, within five days thereafter and (b) as of not more than ten days before the time that list is furnished, within 30 days after receipt by the Trust of a written request for the list.

         Annual Compliance Statement

         The Trust will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.

         Satisfaction and Discharge of Indenture

         The Indenture will be discharged with respect to the collateral securing the Senior Notes upon the delivery to the Indenture Trustee for cancellation of all of the Senior Notes or, with some limitations - including receipt of certain opinions with respect to tax matters - upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Senior Notes, including interest, and any fees due and payable to the Owner Trustee or the Indenture Trustee.

The Trust Agreement

         Authority and Duties of the Owner Trustee

         The Owner Trustee will administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Trust with respect to the Notes, in accordance with the Trust Agreement and the other Basic Documents.

         Subject to the rights of the Indenture Trustee under the Indenture, the Transferor, as holder of the Transferor Certificate, may, by written instruction, direct the Owner Trustee in the administration of the Trust; provided that such instruction shall not, as evidenced by an opinion of counsel, materially adversely affect any Senior Noteholder or Certificateholder. The Owner Trustee will not be required to follow any such instruction if it reasonably determines or is advised by counsel that so doing is likely to result in liability to the Owner Trustee, contrary to the terms of the Trust Agreement or any other Basic Document or any obligation of the Owner Trustee or the Trust, or unlawful.

         The Owner Trustee will not be required to perform any of the obligations of the Trust under the Trust Agreement or the other Basic Documents that are required to be performed by

o        the Servicer under the Servicing Agreement or the SUBI Trust Agreement;

o the Administrator under the Trust Agreement, the Trust Administration Agreement or the Indenture;

o the Transferor under the SUBI Certificate Transfer Agreement or the Program Operating Lease; or

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o        the Indenture Trustee under the Indenture.

         Restrictions on Actions by Owner Trustee

         The Owner Trustee may not:


o initiate or settle any claim or lawsuit involving the Trust, unless brought by the Servicer to collect amounts owed under a Specified Lease; or


o amend any Basic Document other than the Trust Agreement if such amendment materially adversely affects the Certificateholders;

unless (1) the Owner Trustee provides 30 days' written notice thereof to the Certificateholders and each Rating Agency and (2) Certificateholders holding at least 25% of the aggregate principal balance of the Certificates do not object in writing to any such proposed amendment within 30 days of that notice.

         Actions by Certificateholders and Owner Trustee with Respect to Certain Matters


         The Owner Trustee may not, except upon the occurrence of an Servicer Default subsequent to the payment in full of the Senior Notes and in accordance with the written directions of Certificateholders holding 66 2/3% of the aggregate principal balance of the Certificates, remove the Servicer with respect to the SUBI Assets or appoint a successor Servicer with respect thereto. However, the Owner Trustee will not be required to follow any directions of the Certificateholders if doing so would be contrary to any obligation of the Owner Trustee or the Trust. The Owner Trustee may not sell the Vehicle SUBI Certificate or assign its interest in the Lease SUBI Certificate except in the event of the bankruptcy or dissolution of the Trust or upon an Indenture Default
- and in any event unless the Owner Trustee has properly foreclosed on the Lease SUBI. Upon any such sale of the Vehicle SUBI Certificate or the assignment of the Lease SUBI Certificate, the applicable Vehicle SUBI Assets and Lease SUBI Assets will be distributed to the purchaser thereof and will no longer constitute Vehicle Trust Assets, and the Specified Vehicles may be retitled as directed by that purchaser.


         The right of the Transferor or the Certificateholders to take any action affecting the Trust Estate will be subject to the rights of the Indenture Trustee under the Indenture.

         Resignation and Removal of the Owner Trustee

         The Owner Trustee may resign at any time upon written notice to the Administrator, the Servicer, the Transferor, the Indenture Trustee and the Certificateholders, whereupon the Transferor will be obligated to appoint a successor Owner Trustee. The Transferor or Certificateholders holding at least a majority of the aggregate principal balance of the Certificates may remove the Owner Trustee if the Owner Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Owner Trustee, the Transferor will appoint a successor Owner Trustee. The Transferor will be required to deliver written notice to each Rating Agency of any resignation or removal of the Owner Trustee.

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         The Owner Trustee and any successor thereto must at all times:

o        be able to exercise corporate trust powers;

o be subject to supervision or examination by federal or state authorities;

o        have a combined capital and surplus of at least $50 million; and

o have a long-term debt rating of "A" or better by each Rating Agency or be otherwise acceptable to each Rating Agency.


Each Rating Agency must also receive prior written notice of the appointment of the successor Owner Trustee and confirm that such appointment would not cause the then-current rating of any class of Senior Notes or the Certificates to be qualified, reduced or withdrawn. Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet these eligibility requirements.


         Termination


         The Trust Agreement will terminate upon (a) the final distribution of all funds or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the final distribution on the Subordinated Notes and the Certificates pursuant to the Trust Agreement, or (b) an Optional Purchase by the Transferor. The Indenture Trustee will apply the proceeds of that sale to pay amounts owed to the Indenture Trustee and interest on and principal of the Securities in accordance with the terms of the Indenture. See "--The Indenture--Remedies".


         Liabilities and Indemnification


         The Transferor will indemnify the Owner Trustee for any expenses incurred by the Owner Trustee in the performance of its duties under the Trust Agreement. The Transferor will not be entitled to make any claim upon the Trust Estate for the payment of any such liabilities or indemnified expenses. The Transferor will not indemnify the Owner Trustee for expenses resulting from the willful misconduct, bad faith or gross negligence of the Owner Trustee, or for the inaccuracy of any representation or warranty of the Owner Trustee in the Trust Agreement. The Owner Trustee will not be liable for:


o        any error in judgment of an officer of the Owner Trustee,

o any action taken or omitted to be taken in accordance with the instructions of any Certificateholder, the Indenture Trustee, the Transferor or the Servicer,

o        the interest on or principal of the Securities, or

o the default or misconduct of the Administrator, the Servicer, the Transferor or the Indenture Trustee.

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         The Subordinated Notes

         The Subordinated Notes will be issued to the Transferor pursuant to the Trust Agreement, pledged by the Transferor to the Trust and held by the Indenture Trustee during the term of the Indenture as part of the Trust Estate pledged to the Indenture Trustee. The Subordinated Notes will be subordinated in right of payment to the Senior Notes to the extent described herein. See "Additional Information Regarding the Securities--Payments on the Securities" and "Security for the Securities--The Subordinated Notes". If a default occurs with respect to the Trust's obligations under the Subordinated Notes while the Senior Notes are outstanding, the Subordinated Noteholder will not be permitted to declare the principal balance of the Subordinated Notes to be immediately due and payable.

The SUBI Trust Agreement

         The SUBIs, Other SUBIs and the UTI


         The UTI Beneficiary is the initial beneficiary of the Vehicle Trust. The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Vehicle Trustee, in trust, Vehicle Trust Assets. The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Vehicle Trust Assets except for (a) any Vehicle Trust Assets allocated to Other SUBIs ("Other SUBI Assets") and (b) the SUBI Assets (those Vehicle Trust Assets to be referred to as the "UTI Assets"). The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Vehicle Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Vehicle Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be required to expressly waive any claim to the Vehicle Trust Assets, except for the related Other SUBI Assets, and to fully subordinate those claims to the Vehicle Trust Assets or any other SUBI in the event that waiver is not given effect. Except under the limited circumstances described under "Additional Legal Aspects of the Vehicle Trust and the SUBIs--The SUBIs" and "--The SUBIs, Other SUBIs and the UTI", the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Any Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments in respect of, or pay expenses relating to, the SUBIs, the UTI or any Other SUBI.

         Each Other SUBI will be created pursuant to a supplement to the Vehicle Trust Agreement (each, an "Other SUBI Supplement"), which will amend the Vehicle Trust Agreement only with respect to the Other SUBI or Other SUBIs to which it relates. The SUBI Supplement will amend the Vehicle Trust Agreement only as it relates to the SUBIs and no Other SUBI Supplement will amend the Vehicle Trust Agreement as it relates to the SUBIs.

         All Vehicle Trust Assets, including the SUBI Assets, will be owned by the Vehicle Trustee on behalf of the beneficiaries of the Vehicle Trust. The SUBI Assets will be segregated from the rest of the Vehicle Trust Assets on the books and records of the Vehicle Trustee and the Servicer, and the holders of other beneficial interests in the Vehicle Trust - including the UTI and any Other SUBIs - will have no rights in or to the SUBI Assets. Liabilities of the


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Vehicle Trust will be respectively allocated to the SUBI Assets, the UTI Assets and Other SUBI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all Vehicle Trust Assets if incurred with respect to the Vehicle Trust Assets generally.

         Vehicle Trustee Duties and Powers; Fees and Expenses

         The Vehicle Trustee may be replaced by the UTI Beneficiary, if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement, or if certain representations and warranties made by the Vehicle Trustee therein prove to have been materially incorrect when made or in the event of certain events of bankruptcy or insolvency of the Vehicle Trustee.

         The Vehicle Trustee will make no representations as to the validity or sufficiency of the SUBIs or the SUBI Certificates - other than the execution and authentication of the SUBI Certificates - or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Vehicle Trust Assets of any funds paid in respect of the Vehicle Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to the SUBIs, any Other SUBI and the UTI. The Vehicle Trustee will not independently verify the Specified Leases or the Specified Vehicles. The duties of the Vehicle Trustee will generally be limited to the acceptance of assignments of Leases, the creation of the SUBIs, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Vehicle Trustee under the SUBI Trust Agreement, in which case the Vehicle Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.

         The Vehicle Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary, the Servicer or the holders of a majority in interest in the SUBIs, unless such party or parties have offered to the Vehicle Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Vehicle Trustee, will be a reimbursable expense of the Vehicle Trustee.

         The Vehicle Trustee may enter into one or more agreements with such person or persons, including without limitation any affiliate of the Vehicle Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary.

         Indemnity of Trustee

         The Vehicle Trustee will be indemnified and held harmless out of and to the extent of the Vehicle Trust Assets with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation (collectively, a "Loss"), arising out of or incurred in connection with (a) any of the Vehicle Trust Assets, including without limitation any Loss relating to Leases or Leased Vehicles, any personal injury or property damage claims arising with respect to any such Leased Vehicle or any Loss relating to any tax arising with respect to any Vehicle Trust Asset, or (b) the Vehicle Trustee's acceptance or performance of



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the trusts and duties contained in the SUBI Trust Agreement. Notwithstanding the foregoing, the Vehicle Trustee will not be indemnified or held harmless out of the Vehicle Trust Assets as to such a Loss:

o        for which BMW FS shall be liable under the Servicing Agreement,

o incurred by reason of the Vehicle Trustee's willful misfeasance, bad faith or negligence, or

o incurred by reason of the Vehicle Trustee's breach of its respective representations and warranties made in the SUBI Trust Agreement or the Servicing Agreement.

         Termination

         The Vehicle Trust will dissolve and the obligations and responsibilities of the UTI Beneficiary and the Vehicle Trustee will terminate upon the later to occur of the full payment of all amounts owed under the Vehicle Trust Agreement, the Trust Agreement and the Indenture and under any financing in connection with an Other SUBI.

The Servicing Agreement

         General

         Under the Servicing Agreement, the Servicer will perform on behalf of the Vehicle Trust all of the obligations of BMW FS under the Specified Leases, including, but not limited to, collecting and processing payments, responding to inquiries of User-Lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the Specified Leases, commencing legal proceedings to enforce Specified Leases and servicing the Specified Leases, including accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information. In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the Specified Leases and, in a manner consistent with the Servicing Agreement, will be obligated to service the Specified Leases generally in accordance with the customary and usual procedures of the Servicer in respect of automobile leases serviced by it for its own account. See "BMW FS' Lease Financing Program".

         The Servicing Agreement will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Vehicle Trust in connection with the ownership of the Specified Leases and the Specified Vehicles and take all necessary steps to maintain evidence of the Vehicle Trust's ownership on the certificates of title to the Specified Vehicles.

         The Servicer will be required to repurchase any Specified Leases by making Reallocation Payments if the related User-Lessee moves to a state that is not a Trust State.

         The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a business trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Vehicle Trustee or the Vehicle Trust.


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         Custody of Lease Documents and Certificates of Title


         To reduce administrative costs and ensure uniform quality in the servicing of the Specified Leases and BMW FS' own portfolio of leases, the Vehicle Trustee will appoint the Servicer as its agent, bailee and custodian of the Specified Leases, the certificates of title relating to the Specified Vehicles, the insurance policies and insurance records and other documents related to the Specified Leases and the related User-Lessees and Specified Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the Servicer, including Leases and Leased Vehicles which are not part of the SUBI Assets. The accounting records and computer systems of BMW FS will reflect the allocation of the Specified Leases and Specified Vehicles to the SUBIs, and the interest of the holders of the SUBI Certificates therein. UCC financing statements reflecting certain interests in the Specified Leases will be filed as described under "Additional Legal Aspects of the Specified Leases and the Specified Vehicles--Back-up Security Interests".


         Collections


         General. Under the Servicing Agreement, except as otherwise permitted under the Monthly Remittance Condition and described under "--Monthly Remittance Condition", the Servicer will deposit Collections received into the SUBI Collection Account within two Business Days of receipt. "Collections" with respect to any Collection Period will include all net collections collected or received in respect of the SUBI Assets during the Collection Period that are allocable to the Program Operating Lease or the Securities, including:

o        Monthly Payments made by User-Lessees, net of Daily Advance
         Reimbursements;

o        Reallocation Payments made by the Servicer;

o        Sales Proceeds;

o        Termination Proceeds;

o        Recovery Proceeds; and

o payments by the Servicer of the Securitization Value of certain Specified Leases before the Maturity Dates of such Specified Leases as described under "--Purchase of Specified Vehicles Before their Maturity Dates".

         Monthly Remittance Condition. The Servicing Agreement will require the Servicer to make all deposits of Collections received on or in respect of the Specified Leases and the Specified Vehicles to be deposited into the SUBI Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts received during a Collection Period until the related Deposit Date. The "Monthly Remittance Condition" will be satisfied if (a)(1) the short-term debt of BMW US Capital Corp. (or the entity that is the Servicer) is rated in the highest rating category, or is otherwise acceptable to, each Rating Agency and (2) no Servicer Default has occurred or (b)(1) the Servicer obtains a letter of credit, surety bond or insurance policy under which demands for



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payment may be made to secure timely remittance of monthly collections to the
SUBI Collection Account and (2) the Indenture Trustee and the Owner Trustee (the "Trustees") are provided with confirmation from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any class of Senior Notes or the Certificates. Pending deposit into the SUBI Collection Account, Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

         Net Deposits. For so long as BMW FS is the Servicer and the Monthly Remittance Condition is satisfied, the Servicer will be permitted to deposit into the SUBI Collection Account only the net amount distributable to the Trust, as holder of the Vehicle SUBI Certificate, on the related Deposit Date. The Servicer will, however, account to the Trust, the Trustees and the Senior Noteholders and Certificateholders as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts for the benefit of the Securityholders.

         Sales Proceeds and Termination Proceeds

         Under the Servicing Agreement, the Servicer, on behalf of the Trust, will sell or otherwise dispose of Specified Vehicles.

o related to Specified Leases that have reached their respective Maturity Dates (a "Matured Vehicle") or the User-Lessee has terminated the Specified Lease,

o        related to Defaulted Leases (each, a "Defaulted Vehicle"), and

o under the circumstances described under "--Purchase of Specified Vehicles Before their Maturity Dates".

In connection with the sale or other disposition of a Matured Vehicle or a Defaulted Vehicle, within two Business Days of receipt, the Servicer will deposit into the SUBI Collection Account all Sales Proceeds, Termination Proceeds and Recovery Proceeds from Specified Vehicles received during the related Collection Period.

         "Disposition Expenses" will mean expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle or a Defaulted Vehicle, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer as a deduction from Sales Proceeds, Insurance Proceeds and Termination Proceeds.

         "End of Lease Term Liability" will mean with respect to a Matured Vehicle returned to the Servicer by the User-Lessee, the amount paid by such User-Lessee including any disposition fee, unpaid Monthly Payments due, Excess Mileage Payments, Excess Wear and Use Payments and any fees and taxes.



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         "Insurance Proceeds" will include recoveries or proceeds collected by the Servicer net of related Disposition Expenses under any insurance policy, including any self-insurance, and also including any vehicle liability insurance policy required to be obtained and maintained by the related User-Lessees pursuant to the Specified Leases, any blanket or supplemental vehicle casualty insurance policy maintained by the Servicer and any other insurance policy relating to the Specified Leases or the related User-Lessees, in each case in connection with damage to a Specified Vehicle or its loss, destruction or theft, except to the extent required to be paid to a User-Lessee.

         "Recovery Proceeds" will mean any Insurance Proceeds, any security deposit applied to an amount owed by a User-Lessee, any Total Loss Payoff, Early Termination Cost and End of Lease Term Liability received from a User-Lessee and any other net recoveries recovered by the Servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

         "Sales Proceeds" with respect to a Specified Vehicle will mean all proceeds received from the sale at auction of such Specified Vehicle, net of related Disposition Expenses.

         "Termination Proceeds" will mean any Purchase Option Price received upon the purchase of a Specified Vehicle by the related User-Lessee and the price received from the sale of a Specified Vehicle to a dealer minus amounts included in such price that represent third-party charges paid or payable (such as fees and taxes).

         "Total Loss Payoff" will mean with respect to a Specified Vehicle that has been lost, stolen or damaged beyond economic repair, an amount paid by the User-Lessee generally equal to the deductible under the related insurance policy, unpaid Monthly Payments due, and any official fees and taxes and any other charges owed under the Specified Lease.


         The Servicer will be required to purchase or cause to be purchased a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if:

o the Servicer agrees with the User-Lessee to a change in the Lease Rate applicable to that Specified Vehicle and that change results in a change in the Contract Residual Value and/or the Lease Term;

o that Specified Lease becomes a Defaulted Lease and the Servicer releases the User-Lessee from its obligation to pay the Early Termination Costs of that Specified Vehicle; or

o that Specified Lease becomes a Defaulted Lease and that Specified Lease has been amended to eliminate the User-Lessee's obligation to pay the Early Termination Costs.

         The Servicer will be required to purchase a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account a Reallocation Payment calculated as of the effective date of



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repurchase if the related User-Lessee moves to a state that is not a Trust
State.

         Extensions

         The Servicing Agreement will provide that no extensions of a Specified Lease may be granted, except that for operational and administrative purposes, the Servicer may, on behalf of the Trust, extend up to six months the Maturity Date of a Specified Lease or accelerate the Maturity Date of a Specified Lease. If any such extension of a Maturity Date exceeds six months, the Servicer will be required to repurchase the Specified Lease by making a Reallocation Payment. The Servicer will be required to make a Reallocation Payment for any extension that causes the Specified Leases to mature after the Certificate Final Scheduled Maturity Date.

         Notification of Liens and Claims

         The Servicer will be required to notify as soon as practicable the Transferor, in the event that BMW FS is not acting as the Servicer, the Indenture Trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Transferor or the Vehicle Trust in any Specified Lease or Specified Vehicle. When the Servicer becomes aware of any such lien or claim with respect to any Specified Lease or Specified Vehicle, it will take whatever action it deems reasonably necessary to cause that lien or claim to be removed.

         Advances

         On each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of certain Specified Vehicles and a Sales Proceeds Advance in respect of the Securitization Value of Specified Leases relating to certain Matured Vehicles. An "Advance" refers to either a Monthly Payment Advance or a Sales Proceeds Advance. The Servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments or collections on the related Specified Lease or Specified Vehicle or otherwise. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Specified Leases and, accordingly, in respect of the Program Operating Lease and the Senior Notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the Servicer, without interest, as described in this prospectus.

         Monthly Payment Advances. If a User-Lessee does not make a Monthly Payment billed to the User-Lessee for the related Collection Period, the Servicer will advance the Monthly Payment due by the User-Lessee (a "Monthly Payment Advance").


         The Servicer will be entitled to reimbursement of all Monthly Payment Advances. The Servicer will offset, on an ongoing basis, from amounts collected or received in respect of the SUBI Assets, an amount to repay Monthly Payment Advances where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related User-Lessee of the Monthly Payment due (the "Daily Advance Reimbursement"), or if a Monthly Payment Advance has been outstanding for at least 90 days after the due date of the invoice in respect of


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which such Monthly Payment Advance was made, it will be reimbursed as part of the Payment Date Advance Reimbursement.


         Sales Proceeds Advances. If, during a Collection Period, the Servicer has not sold a Specified Vehicle that became a Matured Vehicle during that Collection Period, on the related Deposit Date the Servicer may, at its option, advance the Securitization Value of the related Specified Lease to the Trust (each, a "Sales Proceeds Advance").


         After the Servicer makes a Sales Proceeds Advance for a Matured Vehicle, the Trust will have no claim against or interest in that Matured Vehicle or any Sales Proceeds or Termination Proceeds, as the case may be, resulting from its sale or other disposition except for any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value. If the Servicer sells a Matured Vehicle after making a Sales Proceeds Advance, the Trust will retain the Sales Proceeds Advance, and the Servicer will retain the Sales Proceeds or Termination Proceeds, as the case may be, up to the Securitization Value of the related Specified Lease, and will deposit any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value into the SUBI Collection Account.

         If the Servicer has not sold a Matured Vehicle within 90 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance as part of the Payment Date Advance Reimbursement. Within 30 days of receiving that reimbursement, if the related Specified Vehicle has not been sold, the Servicer shall cause that Specified Vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that Specified Vehicle to the SUBI Collection Account.

         Insurance on the Specified Vehicles

         Each Specified Lease will indicate that the related User-Lessee will be required to provide during the related Lease Term a comprehensive liability, public liability, property damage liability and collision liability insurance policy covering the actual cash value of the related Specified Vehicle and naming the lessor as loss payee and as additional insured. Because User-Lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If a User-Lessee fails to obtain or maintain the required insurance, the related Specified Lease will be in default and the Servicer may either obtain insurance on behalf of, and at the expense of, the User-Lessee or deem the related Lease in default. In that event, it is the practice of the Servicer to repossess the related Specified Vehicle. BMW FS does not "force place" insurance.

         BMW FS does not require User-Lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on the Specified Leases on behalf of the User-Lessees in the event of disability or death. To the extent that this type of insurance coverage is obtained on behalf of a User-Lessee, payments received in respect of the coverage may be applied to payments on the related Specified Lease only to the extent that the User-Lessee's beneficiary chooses to do so.

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         Realization Upon Charged-off Specified Leases


         The Servicing Agreement will provide that if the Servicer decides to repossess a Defaulted Vehicle, the Servicer will use commercially reasonable efforts to repossess and liquidate it. Such liquidation may be effected through repossession and disposition through sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the Servicer will follow such practices and procedures as are used by the Servicer in respect of any leases serviced by it for its own account. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Specified Vehicles will constitute Sales Proceeds or Termination Proceeds and will be deposited into the SUBI Collection Account. Collections in respect of a Collection Period will include all Sales Proceeds, Termination Proceeds and Recovery Proceeds collected during that Collection Period.


         Servicer Records, Determinations and Reports

         The Servicer will retain or cause to be retained all data - including, without limitation, computerized records, operating software and related documentation - relating directly to or maintained in connection with the servicing of the Specified Leases. Upon the occurrence and continuance of a Servicer Default and termination of the Servicer's obligations under the Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Specified Leases to a successor servicer.


         The Servicer will perform some monitoring and reporting functions on behalf of the Transferor, the Trust, the Trustees and the Senior Noteholders, including the preparation and delivery to the Trustees, the Vehicle Trustee and each Rating Agency, on or before each Determination Date, of a monthly certificate setting forth all information necessary to make all distributions required in respect of the related Collection Period, and the preparation and delivery of monthly statements setting forth the information described under "Additional Information Regarding the Securities--Statements to Securityholders", and an annual officer's certificate specifying the occurrence and status of any Servicer Default.


         Evidence as to Compliance


         Under the Servicing Agreement, within 120 days after the end of each fiscal year, a firm of nationally recognized independent accountants will furnish the Trust with a statement as to compliance by the Servicer during the preceding 12 months ended December 31 - or since the Closing Date in the case of the first such statement.


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


         The Servicing Agreement will also provide for the delivery to the Trust, on or before April 30 of each year, beginning April 30, 2001, of a certificate, signed by an officer of the Servicer, stating that there has been no Servicer Default during the preceding 12 months ended December 31 - or since the Closing Date in the case of the first such certificate - or, if there has been any Servicer Default, describing each such default.

         Copies of such statements and certificates may be obtained by Senior Noteholders or Senior Note Owners by a request in writing addressed to the Indenture Trustee or the Owner Trustee, as the case may be, at the related Corporate Trust Office.

         Servicing Compensation


         The Servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets under the Servicing Agreement. The Servicer will be entitled to receive a fee in respect of the SUBI Assets allocable to the SUBI equal to, for each Collection Period, one-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all Specified Leases as of the first day of that Collection Period (the "Servicing Fee"). The Servicing Fee will be payable on each Payment Date in respect of the related Collection Period and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

         The Servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees, disposition fees or similar charges paid with respect to the Specified Leases, including any late payment fees now or later in effect. The Servicer will pay all expenses incurred by it in connection with its servicing and administration activities under the Servicing Agreement and will not be entitled to reimbursement of such expenses, except to the extent such expenses constitute Disposition Expenses.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Specified Leases as an agent for the Vehicle Trust under the Servicing Agreement, including collecting and processing payments, responding to inquiries of User-Lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles and Defaulted Vehicles, overseeing the SUBI Assets and administering the Specified Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information.

         Servicer Agent Resignation and Termination

         The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement.

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



         The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described under "--Servicer Defaults".


         Indemnification by the Servicer

         The Servicer will indemnify the Trustees and their respective agents for any loss, liability, claim, damage or expense that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement but only to the extent such liability arose out of the Servicer's negligence, willful misconduct, bad faith or recklessness.

         Servicer Defaults


         The following are among the events the occurrence and continuation of which would constitute "Servicer Defaults" under the Servicing Agreement:

         (a) any failure by the Servicer to deliver to (1) the Vehicle Trustee for distribution to holders of interests in the UTI, the SUBIs or any Other SUBI, (2) the Indenture Trustee for distribution to the Noteholders or (3) the Owner Trustee for distribution to the Certificateholders, any required payment, which failure continues unremedied for five Business Days after discovery thereof by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee, the Owner Trustee or Senior Noteholders or Certificateholders evidencing not less than 25% of the aggregate principal balance of the Securities, voting together as a single class;

         (b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of holders of interests in the UTI, the SUBIs or any Other SUBI or the Senior Noteholders or Certificateholders, and which continues unremedied for 90 days after written notice thereof is given as described in clause
                  (a) above;

         (c) any failure by the Servicer to deliver to the Vehicle Trustee any report required to be delivered to the Vehicle Trustee or the Trust pursuant to the Servicing Agreement within 15 Business Days after discovery of that failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Vehicle Trustee or the Owner Trustee;

         (d) any failure to deliver to the Indenture Trustee any report required to be delivered to the Indenture Trustee or the Trust pursuant to the Basic Documents, which failure continues for 15 Business Days after discovery of that failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee;

         (e) any representation, warranty or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the

                  Servicing Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the UTI, the SUBIs or any Other SUBI or the Senior Noteholders or the Certificateholders, and which failure continues unremedied for 30 days after written notice thereof is given as described in clause (a) above;

         (f) any failure by the Servicer to maintain or pay when due any premium in respect of any Contingent and Excess Liability Insurance, which failure continues for ten Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Vehicle Trustee or the Indenture Trustee or from any holder of Securities; and

         (g) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation in respect of the Servicer; provided, however, that the occurrence of any event set forth in clauses (a) through (f) with respect to either 2000-A SUBI will be an Servicer Default only with respect to the SUBIs and will not be an Servicer Default with respect to the UTI or any Other SUBI.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (b) for a period of 120 days, under clause (c) or (d) for a period of 45 days or under clause (e) for a period of 60 days, will not constitute an Servicer Default if that failure or delay was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer will provide to the Indenture Trustee, the Vehicle Trustee, the Transferor and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

         Upon the occurrence of any Servicer Default, the sole remedy available to the holders of the UTI, the SUBIs and any Other SUBIs will be to remove the Servicer and appoint a successor Servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See "--Removal or Replacement of the Servicer".

         Termination

         The Servicing Agreement will terminate upon the earlier to occur of (a) the dissolution of the Vehicle Trust or (b) the discharge of the Servicer in accordance with the terms of the Servicing Agreement, which will effect a termination only with respect to the SUBI Assets and not with respect to any other Vehicle Trust Assets.

         Removal or Replacement of the Servicer

         Upon the occurrence of an Servicer Default, the Vehicle Trustee may, to the extent such Servicer Default relates to the SUBI Assets, upon the direction of the holder and pledgee of the SUBI Certificates, terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of the SUBI Certificates will be the Indenture Trustee acting at the direction of Senior Noteholders holding not less than 66 2/3% of the aggregate principal balance of the Senior Notes, so long as any Senior Notes are outstanding. In each case, the Vehicle Trustee will effect that termination by delivering notice thereof to the Servicer, with a copy to each Rating Agency or any other securities based on any Other SUBIs affected by that Servicer Default.

         Upon the termination or resignation of the Servicer with respect to the SUBI Assets, the Servicer subject to that termination or removal will continue to perform its functions as Servicer, in the case of (a) termination, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer's receipt of such notice, and (b) resignation, until the later of (1) 45 days after the delivery to the Vehicle Trustee of the written resignation notice or (2) the date upon which the resigning Servicer becomes unable to act as Servicer, as specified in the resignation notice and accompanying opinion of counsel.

         In the event of a termination of the Servicer as a result of an Servicer Default with respect to the SUBI Assets only, the Vehicle Trustee, acting at the direction of the holder and pledgee of the SUBI Certificates - which holder for this purpose will be the Indenture Trustee, acting at the direction of Senior Noteholders holding not less than 66 2/3% of the aggregate principal balance of the Senior Notes - will appoint a successor Servicer. The Vehicle Trustee will have the right to approve that successor Servicer, and that approval may not be unreasonably withheld. If a successor Servicer is not appointed by the effective date of the predecessor Servicer's resignation or termination, then the Vehicle Trustee will act as successor Servicer. If the Vehicle Trustee is legally unable to act as Servicer, then the Vehicle Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, any established entity the regular business of which includes the servicing of truck, tractor and trailer leases as the successor Servicer.

         Upon appointment of a successor Servicer, the successor Servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor Servicer will have any responsibilities with respect to making Advances. Any compensation payable to a successor Servicer may not be in excess of that permitted the predecessor Servicer unless the holders of the UTI, the SUBIs and any Other SUBIs, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Senior Noteholders or the Certificateholders from effecting that transfer of servicing. The predecessor Servicer will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefore in respect of the Advances made.

Miscellaneous Provisions

         Amendment Provisions

         General. For so long as any Senior Notes are outstanding, the Trust's rights in the SUBI Certificates will be subject to the lien of the Indenture. The Indenture Trustee will be the holder of the SUBI Certificates for purposes of determining whether any proposed amendment to the SUBI Trust Agreement, the Servicing Agreement or the Trust Agreement will materially adversely affect the interests of the holders of the SUBI Certificates.

         Amendment of the SUBI Trust Agreement and the Servicing Agreement. Each of the SUBI Trust Agreement and the Servicing Agreement may be amended without the consent of the holders of the Senior Notes, the Certificateholders, the SUBI Certificates, the UTI Certificates or any Other SUBI Certificates, as the case may be, provided, that any such action will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of such holders. Each of the SUBI Trust Agreement and the Servicing Agreement may also be amended from time to time as it relates to either 2000-A SUBI, by the parties thereto, including to change the manner in which the Reserve Fund is funded, including the elimination of the Reserve Fund, or to change the remittance schedule for depositing Collections and other amounts into the SUBI Collection Account, upon receipt of the consent of Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes and, to the extent affected thereby, the consent of Certificateholders holding at least a majority of the aggregate principal balance of the Certificates, for the purpose of adding any provision to, or changing in any manner or eliminating any provision of, the agreements or modifying in any manner the rights of the Senior Notes or Certificates; provided, however, that

o no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the SUBI or the SUBI Certificates, distributions required to be made on the Senior Notes or the Certificates or any Interest Rate or the Certificate Rate, and

o no amendment of any type shall reduce the percentage of the aggregate principal amount of the outstanding Senior Notes and the Certificates required to consent to any such amendment, in each case without the consent of all the holders or 100% of all Senior Notes or Certificates, as the case may be.

To the extent that any such amendment also relates to or affects the UTI or any Other SUBI, such amendment will require the consent of the holders affected thereby. Notwithstanding the foregoing, the SUBI Trust Agreement and the Servicing Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the Vehicle Trust, the Trust or the Transferor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. An opinion of counsel as to certain tax matters is required with respect to any amendment to either the SUBI Trust Agreement or the Servicing Agreement.

         Amendment of the Trust Agreement. The Trust Agreement may be amended by the Transferor and the Owner Trustee without the consent of any of the Senior Noteholders or Certificateholders to cure any ambiguity, correct or supplement any of its provisions that may be inconsistent with any other provision in the Trust Agreement, add any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with the provisions of the Trust Agreement or add or amend any provision in the agreement in connection with permitting transfers of the Subordinated Notes or the Certificates; provided, however, that this action shall not materially adversely affect the interests of the holders of the SUBI Certificates - which, so long as any Senior Notes are outstanding, shall include the Indenture Trustee - or any of the Senior Notes or Certificates.

         The Trust Agreement may also be amended from time to time by the Transferor and the Owner Trustee,

o with prior written notice to each Rating Agency and confirmation from each Rating Agency that such amendment would not cause the then-current rating assigned to any class of Senior Notes or the Certificates to be qualified, reduced or withdrawn,

o with the consent of the Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes and

o to the extent affected thereby, the consent of the Holder of the Subordinated Notes and Certificateholders holding at least a majority of the aggregate principal balance of the Certificates,

for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Senior Noteholders, the Certificateholders or the holder of the Subordinated Notes. No such amendment shall, however,

o increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on the Notes or the Certificates, or

o reduce the percentage of the Senior Noteholders, Subordinated Noteholders or Certificateholders required to consent to any such amendment, without the consent of the holders of 100% of all outstanding Certificates other than the Transferor Certificate, and provided, further that an opinion of counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment shall not (1) affect the treatment of the Senior Notes as debt for federal income tax purposes, (2) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or (3) cause the Trust to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing, the Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the Vehicle Trust, the Trust or the Transferor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

         The Trust Agreement may also be amended from time to time to approve additional Trust activities and purposes upon the request of holders of at least 75% of the outstanding balance of the Certificates provided; however, that any such amendment will also require

o written notice to each Rating Agency and confirmation from each Rating Agency that the activities and purposes would not cause its then-current ratings of any class Senior Notes or the Certificates to be qualified, reduced or withdrawn, and

o approval by holders of at least 75% of the outstanding balance of the Senior Notes, or if the Senior Notes are no longer outstanding, by the Subordinated Noteholder.

See "The Trust--Formation".

         The Trust Agreement will require the Owner Trustee to give the Certificateholders 30 days' written notice of any proposed amendment to the Indenture which would materially adversely affect the Certificateholders if the consent of the Senior Noteholders is not required or any other amendment or supplement to any other Basic Document unless the Owner Trustee is furnished with an opinion of counsel that such amendment would not materially adversely affect the Certificateholders. The Trust Agreement provides that the Owner Trustee will not enter into such amendment unless Certificateholders holding 50% or more of the aggregate principal balance of the Certificates consent in writing.


         Amendment of the Indenture. Without the consent of the Senior Noteholders but with prior notice to each Rating Agency, the Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may execute a supplemental indenture for the purpose of adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision that may be inconsistent with any other provision or adding any other provision with respect to matters or questions arising under the Indenture that will not be inconsistent with other provisions of the Indenture.

         Without the consent of the holder of each outstanding Senior Note affected thereby, no supplemental indenture may:

o change the Final Scheduled Payment Date of, or Interest Rate on, reduce the principal amount thereof, or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, any class of Senior Notes or the interest thereon is payable;

o impair any right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

o reduce the percentage of the aggregate principal balance of the Senior Notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for therein;


o modify or alter the provisions of the Indenture regarding the voting of Senior Notes held by the Transferor, the Servicer or any of their respective affiliates or any other obligor on the Senior Notes;


o reduce the percentage of the aggregate principal balance of Senior Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate, if the proceeds of that sale would be insufficient to pay the aggregate principal balance and accrued but unpaid interest on the Senior Notes;

o decrease the percentage of the aggregate principal balance of Senior Notes required to amend the sections of the Indenture that specify the applicable percentage of the aggregate principal balance of Senior Notes necessary to amend the Indenture or the other Basic Documents; or

o permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Senior Notes or, except as otherwise permitted by or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Senior Note of the security afforded by the lien of the Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, with the consent of holders of at least a majority of the aggregate principal balance of the Senior Notes, and with written notice to each Rating Agency, for the purpose of adding any provision to, changing in any manner or eliminating any provision of the Indenture or for the purpose of modifying in any manner the rights of the Senior Noteholders; provided, that

o such action will not, (1) materially adversely affect the interests of any Senior Noteholder and (2) as confirmed by each Rating Agency, cause the then-current rating of any class of Senior Notes or the Certificates to be qualified, reduced or withdrawn, and

o        an opinion of counsel as to certain tax matters is delivered.

         Amendment of the Program Operating Lease. The Program Operating Lease may be amended without the consent of the Senior Noteholders or the Certificateholders; provided, however, that

o such amendment may not materially adversely affect the interests of the Senior Noteholders or the Certificateholders, unless 100% of the Senior Noteholders and Certificateholders materially adversely affected consent thereto,


o as confirmed by each Rating Agency, that amendment will not cause the then-current rating assigned to any class of Senior Notes or the Certificates to be qualified, withdrawn or reduced, and


o        an opinion of counsel as to certain tax matters is delivered.


Notwithstanding the foregoing, the Program Operating Lease may be amended at any time by the parties thereto to the extent reasonably necessary to ensure that none of Vehicle Trust, the Trust or the Transferor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.


         Amendment of the SUBI Certificate Transfer Agreement. The SUBI Certificate Transfer Agreement may be amended from time to time by the parties thereto.

         Amendment of the Issuer SUBI Certificate Transfer Agreement. The Issuer SUBI Certificate Transfer Agreement may be amended from time to time by the parties thereto.


         Amendments Generally. Each amendment described above shall be deemed not to materially and adversely affect the interests of any holder of Securities, if the Rating Agencies confirm the amendment will not result in the withdrawal, qualification or reduction of the then-current rating of any class of Senior Notes or Certificates (or the Certificateholders consent thereto).

         Bankruptcy Provisions


         The UTI Beneficiary and the Vehicle Trust. The Trustees, the UTI Beneficiary, any Paying Agent, the Transferor, BMW FS, the Servicer, each holder of an interest in the SUBI, any Other SUBI or the UTI, and each Securityholder, by accepting the related Security, including each Senior Noteholder, by accepting a beneficial interest in the related Senior Notes (collectively, the "Non-Petition Parties"), will covenant that for a period of one year and one day after payment in full of all amounts due to each holder or pledgee of an interest in the UTI, the SUBIs or any Other SUBI, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding or other similar proceeding against the UTI Beneficiary or the Vehicle Trust. Notwithstanding the foregoing, each Securityholder, the Indenture Trustee and the Owner Trustee may institute or join any such proceeding if 100% of the holders of the SUBI and any Other SUBIs consent, excluding the UTI Beneficiary, the Transferor and any of their respective affiliates. Each pledgee of the UTI, the SUBIs or any Other SUBI must give a similar non-petition covenant.


         The Transferor and the Trust. Each of the Servicer, the Transferor, the Owner Trustee, the Indenture Trustee and each Securityholder, by accepting the related Security, including each Senior Noteholder, by accepting a beneficial interest in the related Senior Notes, will covenant not to institute or join in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against the Transferor or the Trust for a period of one year and one day after the Senior Notes and the Certificates have been paid in full; provided, however, that 100% of the Senior Noteholders, or, if no Senior Notes are then outstanding, the Subordinated Noteholder, or, if no Notes are then outstanding, 100% of the Certificateholders, in each case excluding the Transferor and any of its affiliates, may at any time institute or join in instituting any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor or the Trust.

         Senior Notes or Certificates Owned by the Trust, Transferor, Servicer or their Affiliates

         Any Senior Notes or Certificates owned by the Trust, the Transferor, the Servicer or any of their respective affiliates will be entitled to benefits under the Indenture or the Trust Agreement, as the case may be, equally and proportionately to the benefits afforded other owners of the Senior Notes or Certificates, respectively, except that such Senior Notes or Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Senior Noteholders or Certificateholders, as the case may be, have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents.

         Fees and Expenses


         The Vehicle Trustee. The Vehicle Trustee will be entitled to reasonable compensation for its services with respect to the SUBI Assets, which will be paid by the Servicer, the amount of which will be agreed upon from time to time by the Vehicle Trustee and the Servicer.


         The Servicer. As more fully described under "--The Servicing Agreement--Servicing Compensation", as compensation for the servicing of the SUBI Assets and administering the distribution of funds in respect thereof, the Servicer will be entitled to receive the Servicing Fee on each Payment Date, together with reimbursement of fees and expenses and any late payment fees now or later in effect or similar charges paid with respect to the Specified Leases.


         The Servicer will pay all expenses incurred by it in the performance of its duties under the Servicing Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Trustees.


         The Indenture Trustee. As more fully described under "Additional Document Provisions--The Indenture--Compensation and Indemnity", the Administrator will pay the Indenture Trustee compensation for its services and reimburse it for its reasonable expenses relating thereto.

         The Owner Trustee and Paying Agent. The Administrator will pay the Owner Trustee and each Paying Agent such fees as have been agreed upon among the Transferor, the Administrator and the Owner Trustee or the Paying Agent, and will reimburse the Owner Trustee and each Paying Agent for their reasonable expenses. The Administrator will not be entitled to be reimbursed from the Trust Estate for the payment of such expenses.


         Governing Law. The SUBI Trust Agreement and the Trust Agreement will be governed by the laws of the State of Delaware. The Servicing Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Issuer Administration Agreement, the Issuer SUBI Certificate Transfer Agreement and the Program Operating Lease will be governed by the laws of the State of New York.

           ADDITIONAL LEGAL ASPECTS OF THE VEHICLE TRUST AND THE SUBIS

The Vehicle Trust

         General

         The Vehicle Trust is a business trust under Delaware law. In a business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law "asset preservation" trust, where the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a business trust in Delaware is the execution of a trust agreement and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware. The Vehicle Trust has been so formed. The Vehicle Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Servicer, such action may be required.

         Because the Vehicle Trust is a business trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the "Bankruptcy Code"), as further described under "--Insolvency-Related Matters". To the extent that the Vehicle Trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws (the "Insolvency Laws"), the Vehicle Trustee is not authorized to commence a case or proceeding thereunder. Each of the Vehicle Trustee, the UTI Beneficiary and the holders from time to time of the UTI, the SUBIs and any Other SUBI have agreed not to institute a case or proceeding against the Vehicle Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the UTI, the



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SUBIs and any Other SUBI under the Vehicle Trust Agreement. See "Additional
Document Provisions--Miscellaneous Provisions--Bankruptcy Provisions".

         Notwithstanding the foregoing, claims against Vehicle Trust Assets could have priority over the beneficial interest in those assets represented by the SUBIs. Additionally, claims of a third party against the Vehicle Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Vehicle Trust, such as the indenture trustee.


Structural Considerations

         Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Trust will not directly own the SUBI Assets. Instead, the Vehicle Trust will own the Vehicle Trust Assets, including the SUBI Assets, and the Vehicle Trust will take actions with respect thereto in the name of the Vehicle Trust on behalf of and as directed by the beneficiaries of the Vehicle Trust (i.e., the holders of the UTI Certificate, the SUBI Certificates and all Other SUBI Certificates). The primary asset of the Trust will be the SUBI Certificates evidencing a 100% beneficial interest in the SUBI Assets, and the Owner Trustee will take action with respect thereto in the name of the Trust and on behalf of the Securityholders and the Transferor. Beneficial interests in the Specified Leases and the Specified Vehicles represented by the SUBI Certificates, rather than direct legal ownership are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Specified Vehicles in the name of the transferee. The Servicer and/or the Vehicle Trustee will segregate the SUBI Assets from the other Vehicle Trust Assets on the books and records each maintains for such assets. Neither the Servicer nor any holders of other beneficial interests in the Vehicle Trust will have rights in the SUBI Assets and, except under the limited circumstances described under "--Allocation of Vehicle Trust Liabilities", payments made on any Vehicle Trust Assets other than the SUBI Assets will be unavailable to make payments on the Securities or to cover expenses of the Vehicle Trust allocable to the SUBI Assets.

         Allocation of Vehicle Trust Liabilities

         The Vehicle Trust Assets are comprised of several portfolios of Other SUBI Assets, together with the SUBI Assets and the UTI Assets. The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Vehicle Trust Agreement will permit the Vehicle Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally. Pursuant to the Vehicle Trust Agreement, as among the beneficiaries of the Vehicle Trust, an Vehicle Trust liability relating to a particular portfolio of Vehicle Trust Assets will be allocated to and charged against the portfolio of Vehicle Trust Assets to which it belongs. Vehicle Trust liabilities incurred with respect to the Vehicle Trust Assets generally will be borne pro rata among all portfolios of Vehicle Trust Assets. The Vehicle Trustee and the beneficiaries of the Vehicle Trust, including the Trust, will be bound by that allocation. In particular, the Vehicle Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to the SUBI Assets and to



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fully subordinate any claims to the SUBI Assets in the event that such waiver is not given effect. Similarly, by virtue of holding Senior Notes or a beneficial interest therein, Senior Noteholders, and Note Owners will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets. See "Additional Document Provisions--The SUBI Trust Agreement--The SUBIs, Other SUBIs and the UTI".

         The Vehicle Trust Assets are located in several states, the tax laws of which vary. Additionally, the Vehicle Trust may in the future own Leases and Leased Vehicles located in states other than the states in which it conducts business as of the date of this prospectus. In the event any state or locality imposes a tax on the Vehicle Trust at the entity level, the UTI Beneficiary has agreed to indemnify the holders of the SUBI Certificates, and each Other SUBI Certificate for the full amount of such taxes. Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that Senior Noteholders could incur a loss on their investment in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

         The Vehicle Trust Agreement provides for the UTI Beneficiary to be liable as if the Vehicle Trust were a disregarded entity and the UTI Beneficiary was the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of the SUBI Certificates and any Other SUBI Certificates. However, it is possible that the Senior Noteholders and Certificateholders could incur a loss on their investment to the extent any such claim were allocable to the Trust as the holder of the Vehicle SUBI Certificate or the pledgee of the Lease SUBI Certificate, either because a lien arose in connection with the SUBI Assets or in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The SUBIs

         The SUBIs will evidence a beneficial interest in the related SUBI Assets. The SUBIs will represent neither a direct legal interest in the related SUBI Assets, nor an interest in any Vehicle Trust Assets other than the related SUBI Assets. Under the allocation of Vehicle Trust liabilities described under "Additional Document Provisions--The SUBI Trust Agreement--The SUBIs, Other SUBIs and the UTI", payments made on or in respect of such other Vehicle Trust Assets will not be available to make payments on the Securities or to cover expenses of the Vehicle Trust allocable to the SUBI Assets. Any liability to third parties arising from or in respect of a Specified Lease or a Specified Vehicle will be borne by the holders of the related SUBI, including the Trust. If any such liability arises from a Lease or Leased Vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability.


         Because the Trust's primary asset will be the Vehicle SUBI Certificate and its rights as a pledgee of the Lease SUBI Certificate, the Trust, and, accordingly, the Indenture Trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the SUBI Assets allocable to the related SUBI. Except as otherwise described below or under "Additional Legal Aspects of the Specified Leases and the Specified Vehicles", generally the Trust will not have a perfected security interest in the SUBI Assets, and in no circumstances will the Trust have a direct ownership or perfected security interest in any Specified Vehicle.

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         The Trust will generally be deemed to own the Vehicle SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the Specified Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the Vehicle SUBI Certificate to the Trust, the Trust, or, during the term of the Indenture, the Indenture Trustee, could instead be deemed to have a perfected security interest in the Vehicle SUBI Certificate, and certain rights susceptible of perfection under the UCC, but in no event would the Trust or the Indenture Trustee be deemed to have a perfected security interest in the Specified Vehicles.

         Because the Trust will not directly own the SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Vehicle Trust in SUBI Assets will take priority over the interests of the Trust and the Indenture Trustee in the SUBI Assets. Therefore, a general creditor of the Vehicle Trust may obtain a lien on one or more SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Vehicle Trust Agreement. Such liens could include tax liens, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the Vehicle Trust arising from the operation of the Specified Vehicles. See "Risk Factors--If ERISA liens are placed on the assets of the trust, you could suffer a loss on your investment" and "--Vicarious tort liability may result in a loss on your investment" and "Additional Legal Aspects of the Specified Leases and the Specified Vehicles--Vicarious Tort Liability" for a further discussion of these risks.

Insolvency-Related Matters

         As described under "Additional Document Provisions--The SUBI Trust Agreement--The SUBIs, Other SUBIs and the UTI" and "--The SUBIs", each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of BMW LP, the Transferor believes that the SUBI Assets would not be treated as part of BMW LP's bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificate would be enforceable. In addition, as described under "Risk Factors--A bankruptcy of the transferor or the servicer could delay or limit payments to you", each of BMW LP, the Vehicle Trust, or the Vehicle Trustee when acting on its behalf, and the Transferor has taken steps in structuring the transactions described herein and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against BMW FS under the Insolvency Laws, the separate legal existence of each of BMW FS, on the one hand, and the Vehicle Trust and the Transferor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Vehicle Trust, BMW LP, the Transferor should be consolidated with those of BMW FS.

         With respect to BMW Auto Leasing LLC, these steps include its creation as a separate limited liability company under a limited liability company agreement containing certain limitations, including, the requirement that it must have at all times a member that is a limited liability company with at least one independent director, and restrictions on the nature of their



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businesses and operations and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members.

         There can be no assurance, however, that the limitations on the activities of BMW LP, the Vehicle Trust and the Transferor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of BMW FS, if BMW FS becomes the subject of a case or proceeding under any Insolvency Law. On the Closing Date, Weil, Gotshal & Manges LLP, as special counsel to the Transferor, will deliver an opinion based on a reasoned analysis of analogous case law - although there is no precedent based on directly similar facts - to the effect that, subject to certain facts, assumptions and qualifications specified in the opinion, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if BMW FS were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion (a) to disregard the separate legal existence of any of the Vehicle Trust or the Transferor from that of BMW FS and (b) to order the substantive consolidation of the assets and liabilities of any of the Vehicle Trust or the Transferor with the assets and liabilities of BMW FS. Among other things, that opinion will assume that each of the Vehicle Trust, or the Vehicle Trustee when acting on its behalf, and the Transferor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of BMW FS, not commingling its respective assets with those of BMW FS, doing business in a separate office from BMW FS and not holding itself out as having agreed to pay, or being liable for, the debts of BMW FS. In addition, that opinion will assume that except as expressly provided by the Vehicle Trust Agreement and the Servicing Agreement - each of which contains terms and conditions consistent with those that would be arrived at on an arm's length basis between unaffiliated entities in the belief of the parties thereto - BMW FS generally will not guarantee the obligations of the Vehicle Trust, the Transferor or the Trust to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as Servicer acting under and in accordance with the Servicing Agreement. Each of BMW FS, the Vehicle Trust and the Transferor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the Vehicle Trust, and the Transferor. Such a legal opinion, however, will not be binding on any court.

         If a case or proceeding under any Insolvency Law were to be commenced by or against any of BMW FS, the Vehicle Trust or the Transferor, if a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of BMW FS or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the SUBI Certificates, and possible reductions in the amount of such distributions, to the Trust - either directly or, if the Program Operating Lease remains in effect, indirectly to the extent resulting in delayed or reduced Program Operating Lease Payments from the Transferor to the Trust - and therefore to the Senior Noteholders, could occur. In addition, the SUBI Trust Agreement provides that if the Transferor becomes bankrupt or insolvent or the Trust is dissolved, the SUBI will be terminated and the SUBI Trust Agreement will terminate with respect to the SUBI. In each case, the Vehicle Trustee will be required to distribute the SUBI Assets to the holders of the SUBI Certificates. Because the Trust has pledged its rights in and to the SUBI Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee, which would be responsible for retitling the Specified Vehicles. The cost of that retitling would reduce amounts payable from



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the SUBI Assets that are available for payments of interest on and principal of the Senior Notes, and in that event, the Senior Noteholders could suffer a loss on their investment.

         BMW LP will treat its conveyance of the SUBI Certificates to the Transferor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against BMW LP, and BMW LP as debtor-in-possession or a creditor, receiver or bankruptcy trustee of BMW LP were to take the position that the sale, transfer and assignment of the SUBI Certificates by BMW LP to the Transferor should instead be treated as a pledge of the SUBI Certificates to secure a borrowing by BMW LP, delays in payments of proceeds of the SUBI Certificates to the Trust, and therefore to the Senior Noteholders, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result. On the Closing Date, Weil, Gotshal & Manges LLP, as special counsel to the Transferor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, in the event that BMW LP were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the SUBI Certificates to the Transferor, the sale, transfer and assignment of the SUBI Certificates from BMW LP would be characterized as an absolute sale, transfer and assignment of the SUBI Certificates from BMW LP to the Transferor, and the SUBI Certificates and the proceeds thereof would not be property of BMW LP's bankruptcy estate.

As indicated above, however, such a legal opinion is not binding on any court.


         As a precautionary measure, the Transferor will take the actions requisite to obtaining a security interest in the SUBI Certificates as against BMW LP which the Transferor will assign to the Trust and the Trust will assign to the Indenture Trustee. The Indenture Trustee will perfect its security interest in each SUBI Certificate, which will each be a "certificated security" or a "general intangible" under the UCC, by possession and the filing of UCC financing statements. Accordingly, if the conveyance of the SUBI Certificates by BMW LP to the Transferor were not respected as an absolute sale, transfer and assignment, the Transferor, and ultimately the Trust and the Indenture Trustee as successors in interest, should be treated as a secured creditor of BMW LP, although a case or proceeding under any Insolvency Law with respect to BMW LP could result in delays or reductions in distributions on the SUBI Certificates as indicated above, notwithstanding such perfected security interest.

         In the event that the Servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances and Reallocation Payments, may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from the Servicer. See "Risk Factors--A bankruptcy of the transferor or the servicer could delay or limit payments to you".

   ADDITIONAL LEGAL ASPECTS OF THE SPECIFIED LEASES AND THE SPECIFIED VEHICLES

Back-up Security Interests

         Because the Trust will own the Vehicle SUBI Certificate, the Trust will have an indirect beneficial interest, rather than a security interest, in the Vehicle SUBI Assets. The Trust also will be a pledgee of the Lease SUBI Certificate held by the Transferor which in turn will have an indirect



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beneficial interest, rather than a security interest, in the Lease SUBI Assets.
Except as otherwise described below, the Owner Trustee generally will not have a perfected security interest in the property of the Trust or the SUBI Assets and in no circumstances will the Owner Trustee have a perfected security interest in any Specified Vehicle.

         As described under "Additional Legal Aspects of the Vehicle Trust and the SUBIs", the Indenture Trustee will have a security interest in the SUBI Certificates perfected by possession.

         The SUBI Assets will consist principally of the Specified Leases and the related Specified Vehicles, subject to the rights of the User-Lessees under the Specified Leases. To the extent that the pledge of the Lease SUBI Certificate was to be viewed as representing a transfer of the assets of the Vehicle Trust, the Specified Leases would be "chattel paper" as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the Specified Leases will be filed naming:

o the Vehicle Trust as debtor and the Indenture Trustee as assignee secured party;

o        BMW LP as debtor and the Indenture Trustee as assignee secured party;

o the Transferor as debtor and the Indenture Trustee as assignee secured party; and

o        the Trust as debtor and the Indenture Trustee as secured party.

Perfection and the effect of perfection or non-perfection of a security interest in the Specified Vehicles are governed by the certificate of title statutes of the states in which such Specified Vehicles are located. Because of the administrative burden and expense of perfecting an interest in automobiles under the certificate of title statutes in the states in which the Specified Leases were originated, the Indenture Trustee's interest in the Specified Vehicles will be unperfected, and if the transfer of the Vehicle SUBI Certificate were to be viewed as a transfer of the Vehicle SUBI Assets, the Indenture Trustee would only have a perfected security interest in the Specified Leases. The Indenture Trustee's security interest in the Specified Leases could be subordinate to the interests of some other parties who take possession of the Specified Leases. Specifically, the Trust's security interest in a Specified Lease could be subordinate to the rights of a purchaser of that Specified Lease who takes possession thereof without knowledge or actual notice of the Trust's security interest. The Specified Leases will not be stamped to indicate the precautionary security arrangements. However, the Servicing Agreement requires the Servicer to retain custody of the Specified Leases. To the extent that a valid lien is imposed by a third party against a Specified Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Trust in that Specified Vehicle. Although the Servicing Agreement will require the Servicer to contest all such liens and cause the removal of any liens that may be imposed, if any such liens are imposed against the Specified Vehicles, investors in the Senior Notes could incur a loss on their investment. For further information relating to potential liens on the SUBI Assets, see "Additional Document Provisions--The Servicing Agreement--Notification of Liens and Claims" and "--Custody of Lease Documents and Certificates of Title" and "Additional Legal Aspects of the Vehicle Trust and the SUBIs--The SUBIs".



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         As noted under "Additional Legal Aspects of the Vehicle Trust and the
SUBIs--The SUBIs", various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Trust's interest therein. Such liens would include tax liens, mechanics', repairmen's, garagemen's and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Specified Vehicle, liens arising under various state and federal criminal statutes and some liens more fully described under "Risk Factors--If ERISA liens are placed on the assets of the trust, you could suffer a loss on your investment" in favor of the Pension Benefit Guaranty Corporation. Additionally, any perfected security interest of the Trust in all or part of the property of the Trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets sold, transferred and assigned by the Transferor to the Trust pursuant to the Agreement, as more fully described under "Risk Factors-- A bankruptcy of the transferor or the servicer could delay or limit payments to you".

Vicarious Tort Liability

         Although the Vehicle Trust will own the Specified Vehicles, they will be operated by the related User-Lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership.

         Following an accident involving a Specified Vehicle, under certain circumstances the Vehicle Trust may be the subject of an action for damages as a result of its ownership of that Specified Vehicle. To the extent that applicable state law permits such an action, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability. The laws of many states either do not permit such suits or provide that BMW FS' liability is capped at the amount of any liability insurance that the User-Lessee was required but failed to maintain. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner's liability.

         In California, where the largest concentration of Specified Leases were originated, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner's liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property if the operator is within the jurisdiction of the court.

         Under New York law, the holder of title of a motor vehicle, including a titling trust as lessor, may be considered an "owner" and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. In New York, unlike California, there does not appear to be a limit on an owner's liability. Losses could arise if lawsuits are brought against either the Vehicle Trust or the Servicer, as agent of the Vehicle Trust, in connection with the negligent use or operation of any leased vehicles which are part of the Vehicle Trust.


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


         Although the Vehicle Trust's insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the Vehicle Trust, claims could be imposed against the assets of the Vehicle Trust, including the Specified Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the Trust had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the Specified Leases, as further described under "--Back-up Security Interests". If any such claims were imposed against the assets of the Vehicle Trust, investors in the Senior Notes could incur a loss on their investment.

         The Vehicle Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of leased vehicles and the business and the activities of the Vehicle Trust.

Repossession of Specified Vehicles

         In the event that a default by a User-Lessee has not been cured within a certain period of time after being sent notice of that default, the Servicer will ordinarily repossess the related Specified Vehicle. Some jurisdictions require that a User-Lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if a User-Lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.

         After the Servicer has repossessed a Specified Vehicle, it may provide the related User-Lessee with a period of time within which to cure the default under the related Specified Lease. If, by the end of that period, the default has not been cured, the Servicer will attempt to sell that Specified Vehicle.

The Sales Proceeds or Termination Proceeds therefrom may be less than the remaining amounts due under that Specified Lease at the time of default.

Deficiency Judgments

         The proceeds of sale of a Specified Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Specified Lease. If the proceeds from the sale do not equal the Securitization Value of the related Specified Vehicle, the Servicer may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party's ability to seek a deficiency judgment. In these states a deficiency judgment may be prohibited or reduced in amount if the User-Lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting User-Lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

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Consumer Protection Laws


         Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the User-Lessee's liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the User-Lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. Each of the Trust States has adopted Article 2A of the uniform commercial code which provides protection to User-Lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. In addition, California has enacted comprehensive vehicle leasing statues that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Vehicle Trust as a "co-lessor" of the Specified Leases and may also apply to the Trust as holder of a beneficial interest in the Specified Leases. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Servicer, the Vehicle Trust and the Vehicle Trustee, including liabilities for statutory damages and attorney's fees. In addition, claims by the Servicer, the Vehicle Trust and the Vehicle Trustee may be subject to set-off as a result of such noncompliance. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a User-Lessee from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

         Many states have adopted laws (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Specified Vehicle become subject to a Lemon Law, a User-Lessee could compel the Vehicle Trust to terminate the related Specified Lease and refund all or a portion of payments that previously have been paid. Although the Vehicle Trust may be able to assert a claim against the manufacturer of any such defective Specified Vehicle, there can be no assurance any such claim would be successful. To the extent a User-Lessee is able to compel the Vehicle Trust to terminate the related Specified Lease, such Specified Lease will be deemed to be a Defaulted Lease and amounts received thereafter on such BMW lease contract will be deemed to be Sales Proceeds, Recovery Proceeds or Termination Proceeds. As noted below, BMW FS will represent and warrant as of the Cutoff Date that none of the Specified Vehicles is out of compliance with any law, including any Lemon Law. Nevertheless, there can be no assurance that one or more Specified Vehicles will not become subject to return (and the related Specified Lease terminated) in the future under a Lemon Law.

         Representations and warranties will be made in the SUBI Trust Agreement that each Specified Lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a Specified Lease, and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of that Specified Lease into the SUBI Collection Account. See "Additional Document Provisions--The SUBI Trust Agreement--The SUBIs, Other SUBIs and the UTI" and "The Specified Leases--Representations, Warranties and Covenants" for further information regarding the foregoing representations and warranties.

Other Limitations


         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Vehicle Trust under the Specified Leases. For example, if a User-Lessee commences bankruptcy proceedings, the receipt of that User-Lessee's payments due under the related Specified Lease is likely to be delayed. In addition, a User-Lessee who commences bankruptcy proceedings might be able to assign the related Specified Lease to another party even though that Specified Lease prohibits assignment.


             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Senior Notes and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the securities described herein as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary (a) assumes that the Senior Notes will be held by the holders thereof as capital assets as defined in the Code and (b) except as indicated (and other than for purposes of the discussion under "--Treatment of the Senior Notes as Debt" and "--Possible Alternative Characterization" below), describes the consequences of Senior Notes that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Senior Notes. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Senior Notes or any federal alternative minimum tax or estate and gift tax considerations. Except for "--Non-U.S. Senior Note Owners" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Senior Noteholder (defined below).

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         PROSPECTIVE INVESTORS ARE THEREFORE URGED TO CONSULT THEIR OWN TAX
ADVISORS WITH REGARD TO UNITED STATES FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE SENIOR NOTES IN THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER JURISDICTION TO WHICH THEY MAY BE SUBJECT.


         For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. The term "U.S. Senior Noteholder" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Senior
Note is effectively connected with that person's conduct of a U.S. trade or business. A "Non-U.S. Senior Note Owner" means a person other than a U.S. Senior Noteholder and persons subject to rules applicable to former citizens and residents of the United States.

Treatment of the Senior Notes as Debt

         The Trust and Senior Noteholders express in the Indenture the intent that, for United States federal, state and local income, franchise and other tax purposes, the Senior Notes will be indebtedness secured by the assets of the Trust. The Trust, by entering into the Indenture, and each Senior Noteholder, by the acceptance of a Senior Note or a beneficial interest therein, agree to treat the Senior Notes as indebtedness for all such tax purposes.

         The determination of whether the economic substance of a transfer of an interest in property is a loan secured by the transferred property has been made by the Service and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon an analysis of such factors and although no transaction closely comparable to that contemplated herein has been the subject of any Regulations, revenue ruling or judicial decision, it is the opinion of Weil, Gotshal & Manges LLP ("Tax Counsel") that, under current law, assuming due execution of and compliance with the Indenture, and subject to the assumptions set forth herein, for federal income tax purposes the Senior Notes when issued will not constitute an ownership interest in the Trust's assets, but properly will be characterized as debt secured by the Trust's assets. In the further opinion of Tax Counsel, the Trust will not constitute an association or publicly-traded partnership taxable as a corporation for federal income tax purposes.

Possible Alternative Characterization


         Although as described above, it is the opinion of Tax Counsel that the Senior Notes properly will be characterized as debt for federal income tax purposes, no ruling will be sought from the Service on the characterization of the Senior Notes for federal income tax purposes and the opinion of Tax Counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the Senior Notes were not debt obligations for federal income tax purposes, the Trust would be classified for federal income tax purposes as a partnership.

         If the Senior Notes (whether some or all the classes of Senior Notes) were treated as equity interests in a partnership, the Trust would likely be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." The Trust is not expected to qualify for the "qualifying income" exception.


         If the Trust was treated as a publicly traded partnership taxable as a corporation, the Trust would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its net income. Distributions on the Senior Notes might not be deductible in computing the Trust's taxable income, and distributions to the Senior Noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to Senior Noteholders, or the Senior Noteholders could be liable for a share of such tax.


         Because the Trust will treat the Senior Notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Senior Notes discussed above.

         Except where indicated to the contrary, the following discussion assumes that the Senior Notes are debt for federal income tax purposes.


Interest Income to U.S. Senior Noteholders

         Interest on a Senior Note should be taxable to a U.S. Senior Noteholder as ordinary income at the time it accrues or is received in accordance with such Senior Noteholder's method of accounting for federal income tax purposes.

         It is anticipated that the Senior Notes will be issued at par value (or at an insubstantial discount from par value) and that, except as indicated, no original issue discount ("OID") will arise with respect to the Senior Notes. Under the OID regulations, a holder of a Senior Note issued with more than a de minimis amount of OID must include such OID in income on a constant yield basis. It is possible, moreover, that under the Regulations, interest payable on the Senior Notes, as well as any discount from par value, will constitute OID because late payment or nonpayment of interest would not be regarded as subject to penalties or to reasonable remedies to compel payment. Were the Senior Notes treated as being issued with OID, the principal consequence would be that Senior Noteholders using the cash basis method of accounting would be required to report interest income from the Senior Notes on an accrual basis. Subject to a de minimis rule, in any event, a purchaser who buys a Senior Note for more or less than its issue price will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

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

Sale or Exchange of Notes by U.S. Senior Noteholders

         If a Senior Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and its adjusted basis in the Senior Note. The adjusted basis of a Senior Note will equal its cost, increased by any unpaid OID and market discount includible in income with respect to the Senior Note prior to its sale, and reduced by any principal payments previously received with respect to the Senior Note and any bond premium amortization previously applied to offset interest income. Except to the extent of any accrued market discount not previously included in income, the gain or loss recognized on the sale or exchange of a Senior Note will generally be capital gain or loss if the Note was held as a capital asset and will be long-term capital gain loss if the Senior Note was held by the U.S. Senior Noteholder for the requisite holding period at the time of the disposition.

Non-U.S. Senior Note Owners

         As described above, Tax Counsel will render its opinion that the Senior Notes will properly be classified as debt for federal income tax purposes. If the Senior Notes are so treated:


         (a) Interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Transferor nor is a controlled foreign corporation with respect to the Transferor nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable indemnification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN signed under penalty of perjury by the beneficial owner of the Notes stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Senior Notes or such owner's agent claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form 4224 signed by the beneficial owner of the Senior Notes or such owner's agent claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;


         (b) a holder of a Senior Note who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Senior Note provided that
(i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

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

         (c) a Senior Note held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Transferor, (ii) the holding of such Senior Note was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.


         The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations would require, in the case of Senior Notes held by a foreign partnership, that (x) the certification described in clause
(a) above be provided by the partners rather than by the foreign partnership and
(y) the partnership provide certain information. A look-through rule would apply in the case of tiered partnerships. NON-U.S. SENIOR NOTE OWNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE NEW REGULATIONS.

         If the IRS were to contend successfully that some or all of the Senior Notes were equity interests in a partnership (not taxable as a corporation), a holder of such a Senior Note that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). In addition, if the Senior Notes are equity interests in a partnership, an individual holder that is a nonresident alien at death may be required to include the value of the Senior Notes in such holder's gross estate (unless otherwise provided in an applicable treaty). If some or all of the Senior Notes are recharacterized as equity interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions of such Senior Notes were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty. In addition, an individual holder that is a nonresident alien at death would be required to include the value of such Senior Note in such holder's gross estate (unless otherwise provided in an applicable treaty).


Information Reporting and Backup Withholding


         Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Senior Note to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Senior Noteholder must be reported to the IRS, unless the U.S. Senior Noteholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Senior Note Owner who is not an exempt recipient.

         In addition, upon the sale of a Senior Note to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Senior Note Owner certifies that the seller is a Non-U.S. Senior Note Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8BEN under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.


         Any amounts withheld under the backup withholding rules from a payment to a Senior Noteholder would be allowed as a refund or a credit against such Senior Noteholder's U.S. federal income tax, provided that the required information is furnished to the Service.

         Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures generally beginning January 1, 2001. Senior Noteholders should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

State and Local Tax Considerations

         Potential Senior Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Senior Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Senior Notes.

                          CERTAIN ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules and fiduciary requirements may result in liability under ERISA and the Code for such persons.

Prohibited Transactions

         The prohibited transaction provisions of ERISA and Section 4975 of the United States Internal Revenue Code ("Prohibited Transactions") generally restrict a broad range of transactions directly or indirectly involving any Benefit Plan or any entity which may be deemed to hold assets of any such Benefit Plans (collectively, "Plans"), and any "party in interest" or "disqualified person" (as those terms are defined in ERISA or Section 4975 of the Code, respectively) with respect to such Plans. In particular, a sale or exchange of property or an extension of credit between a Plan and a party in interest or disqualified person with respect to such Plan might constitute a Prohibited Transaction unless an exemption applies. In the case of indebtedness, the prohibited transaction provisions continually apply throughout the term of such indebtedness (and not only on the date of the initial borrowing). An excise tax is imposed under Section 4975 of the Code upon any disqualified person which engages in a non-exempt Prohibited Transaction, and penalties or other liabilities may be imposed under ERISA upon any fiduciary which causes a Plan to engage in a transaction that the fiduciary knows or should know constitutes a Prohibited Transaction or upon certain other persons who were involved in the Prohibited Transaction.

"Look-through" Rule under the Plan Assets Regulation

         The United States Department of Labor (the "DOL") has issued a regulation (the "Plan Assets Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. Under a "look-through" rule set forth in the Plan Assets Regulation, the underlying assets owned by an entity (such as an Issuer) in which a Plan has an equity interest might be treated as if they were plan assets of such Plan. However, the "look-through" rule does not, by its terms, apply to an entity in which a Plan only owns debt of such entity and not an equity interest. The Plan Assets Regulation provides that an instrument constituting debt under applicable local law and lacking substantial equity features is not treated as an equity interest for purposes of such Regulation.


Treatment of Senior Notes as Debt

         The Senior Notes generally are expected to provide for a fixed principal amount and a rate of interest. Moreover, the Senior Notes are not expected, by their terms, to specifically provide for payments other than payments designated as principal or interest to Noteholders. In those situations, the terms of the Senior Notes do not appear to include any substantial equity features for purposes of the Plan Assets Regulation. However, it is possible that the aggregate beneficial interest in the Trust might have a nominal value in relation to the principal amount of Senior Notes issued by the Trust and, notwithstanding the terms of the Senior Notes, the Senior Notes might be treated as possessing substantial equity features. If a class of Senior Notes is treated as equity interests for purposes of the Plan Assets Regulation, the assets of the Trust might be treated as "plan assets" of Plans that acquire or hold such Senior Notes unless an exception to the look-through rule under the Plan Assets Regulation applies. Although there is no guidance under ERISA on how this definition applies generally, and in particular to a security such as the Senior Notes, the Transferor believes that the Senior Notes should be treated as indebtedness without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the Senior Notes, including the reasonable expectation that the Senior Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Senior Notes for ERISA purposes could change if the Issuer incurred losses.

         However, without regard to whether the Senior Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of the Senior Notes by or on behalf of a Plan could be considered to give rise to a Prohibited Transaction if the Trust, or the Trustee is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Senior Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Senior Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and PTCE 75-1 regarding transactions effected by broker-dealers. By acquiring a Senior Note, each purchaser will be deemed to represent that (A) either (i) it is not acquiring the Senior Notes with the assets of a Plan; or (ii) the acquisition and holding of the Senior Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) it will not transfer any Senior Notes to a Plan unless the acquisition and holding of such Senior Notes by the transferee does not result in a prohibited transaction by reason of one of the above PTCEs.

         In the event that the Trust becomes 50% owned by a disqualified person or party in interest with respect to a Plan, the Trust itself, as an entity owned by party in interest, may be deemed a party in interest with respect to a Plan and a Prohibited Transaction may be deemed to occur by reason of the extension of credit by a particular Plan to a party in interest, among other things. The Transferor can make no assurances that equity interests in the Trust will not be purchased by a party in interest to any particular Plan.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

                           RATINGS OF THE SENIOR NOTES


         The Senior Notes will be issued only if the Class A-1 Notes are rated in the highest short-term rating category and the other Senior Notes are rated in the highest long-term category by each Rating Agency. The ratings of the Senior Notes will be based primarily upon the value of the Specified Leases and the Specified Vehicles, the Reserve Fund and the terms of the Subordinated Notes and the Certificates. There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating with respect to the Senior

Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Senior Notes.

         The rating of the Senior Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Senior Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor. The ratings of the Senior Notes address the likelihood of the payment of principal of and interest on the Senior Notes pursuant to their terms.

         There can be no assurance as to whether any agency other than the assigning Rating Agency will rate the Senior Notes or, if one does, what rating will be assigned by such other rating agency. A rating on the Senior Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Notes by the assigning Rating Agency.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Senior Notes (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters named below (the "Underwriters"), for whom Salomon Smith Barney Inc. is acting as representative (the "Representative"), and the Underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Senior Notes.

                                               CLASS A-1       CLASS A-2        CLASS A-3       CLASS A-4
               UNDERWRITER                   SENIOR NOTES     SENIOR NOTES    SENIOR NOTES     SENIOR NOTES
               -----------                   ------------     ------------    ------------     ------------
Salomon Smith Barney Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Chase Securities Inc.                       ____________     ____________    ____________     ____________
    Total..................................[            ]   [            ]  [            ]   [            ]

         The Underwriting Agreement provides, subject to conditions precedent, that the Underwriters will be obligated to purchase all the Senior Notes if any are purchased. The Underwriting Agreement provides that if there is an event of default by an Underwriter, in some circumstances the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.


         The Transferor has been advised by the Representative that the Underwriters propose initially to offer the Senior Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the principal amount of the Senior Notes set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the principal amount of the Senior Notes set forth below.

CLASS OF SENIOR NOTES              SELLING CONCESSION      REALLOWANCE DISCOUNT

Class A-1......................            %                        %
Class A-2......................            %                        %
Class A-3......................            %                        %
Class A-4......................            %                        %


         The Transferor and BMW FS have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the Underwriters may be required to make in respect thereof.


         Upon receipt of a request by an investor who has received an electronic prospectus from the Transferor, its affiliates or an Underwriter, or of a request by such investor's representative, within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


         Until the distribution of the Senior Notes is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase Senior Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Senior Notes. Such transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of Senior Notes.

         Neither the Transferor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Senior Notes. In addition, neither the Transferor nor the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


         The Transferor has been advised by the Representative that the Underwriters presently intend to make a market in the Senior Notes; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Senior Notes will develop.


                                  LEGAL MATTERS

         Weil, Gotshal & Manges LLP will pass on the legality of the Senior Notes for the Transferor. The Transferor is also being advised on various other legal matters, including federal income tax matters relating to the Senior Notes, by Weil, Gotshal & Manges LLP. Richards, Layton & Finger P.A., Wilmington, Delaware, will act as Delaware counsel to the Transferor. Various legal matters with respect to insolvency issues relating to the Senior Notes will be passed upon for the Transferor by Weil, Gotshal & Manges LLP. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters.

                              AVAILABLE INFORMATION


         The Transferor, as originator of the Trust, BMW LP, as beneficiary of the Vehicle Trust, the Vehicle Trust, as issuer of the SUBIs, and the Trust, as issuer of the Notes, have filed with the SEC a Registration Statement on Form S-1 (together with all amendment and exhibits thereto, the "Registration Statement"), of which this prospectus is a part, under the Securities Act of 1933, with respect to the Senior Notes being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the SEC at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder.

                            INDEX OF PRINCIPAL TERMS

Set forth below is a list of capitalized terms used in this Prospectus and the pages on which the definitions of those terms may be found.

Term                                             Page(s)
----                                             -------

0% Prepayment Assumption...........................55
2000-A SUBI........................................27
50% Prepayment Assumption..........................55
ABS................................................53
Accrual Period.....................................59
Actuarial Payoff...................................45
Administrator......................................29
Advance............................................91
Aggregate Securitization Value.....................59
Available Funds....................................66
Available Funds Shortfall Amount...................66
Available Principal Distribution Amount............59
Bankruptcy Code....................................103
Basic Documents....................................58
Benefit Plan......................................118
BMW AG.............................................36
BMW Centers........................................27
BMW Facility Partners..............................32
BMW FS.............................................36
BMW FS Residual Value..............................41
BMW lease contracts................................36
BMW LP.............................................27
BMW NA.............................................36
Business Day.......................................59
Cede...............................................58
Certificate Balance................................60
Certificate Distribution Account...................75
Certificate Factor.................................57
Certificate Final Scheduled Maturity Date..........73
Certificateholders.................................73
Certificate Rate...................................73
Certificates.......................................28
Clearstream........................................61
Clearstream Participants...........................62
Closing Date.......................................28
Code..............................................113
Collection Period..................................65
Collections........................................88
Contingent and Excess Liability Insurance..........76
Contract Residual Value............................41
Cooperative........................................64
CPO................................................40
Cutoff Date........................................34
Daily Advance Reimbursement........................91
Dealer Agreement...................................36
Defaulted Lease....................................60
Defaulted Vehicle..................................89
Definitive Notes...................................58
Deposit Date.......................................73
Depositaries.......................................62
Determination Date.................................65
Disposition Expenses...............................89
Distribution Accounts..............................75
DOL...............................................119
DTC................................................58
Due Date...........................................38
Early Termination Cost.............................45
Early Termination Lease............................60
Early Termination Liability........................45
End of Lease Term Liability........................89
ERISA.............................................118
Euroclear..........................................61
Euroclear Operator.................................64
Euroclear Participants.............................62
Excess Amounts.....................................66
Excess Wear and Use Payments.......................39
Exchange Act.......................................62
Final Scheduled Payment Date.......................52
Full Circle Agreements.............................40
Indenture..........................................28
Indenture Default..................................77
Indenture Trustee..................................28
Indirect Participants..............................62
Initial Certificate Balance........................28
Initial Deposit....................................74
Initial Lease Balance..............................44
Initial Senior Note Balance........................27
Initial Subordinated Note Balance..................28
Insolvency Laws....................................103
Insurance Proceeds.................................90

Interest Rate......................................59
IRS................................................113
Issuer SUBI Certificate Transfer Agreement.........35
Lease Balance......................................44
Lease Default......................................45
Lease Rate.........................................44
Lease SUBI.........................................27
Lease SUBI Assets..................................34
Lease SUBI Certificate.............................27
Leased Vehicles....................................31
Leases.............................................31
Lemon Law.........................................112
Loss...............................................86
Matured Lease......................................60
Matured Vehicle....................................89
Maturity Date......................................44
Monthly Payment....................................42
Monthly Payment Advance............................91
Monthly Principal Distributable Amount.............60
Monthly Remittance Condition.......................88
MSRP...............................................38
New Lease Incentives...............................41
New Regulations...................................117
Non-Petition Parties...............................102
Non-U.S. Senior Note Owner........................114
Note Distribution Account..........................75
Note Factor........................................57
Notes..............................................28
OID...............................................115
Optional Purchase..................................68
Optional Purchase Price............................68
Other SUBI.........................................27
Other SUBI Assets..................................85
Other SUBI Certificates............................32
Other SUBI Supplement..............................85
Owner Trustee......................................30
Participants.......................................61
Payment Date.......................................59
Payment Date Advance Reimbursement.................67
Permitted Investments..............................76
Plan Assets Regulation............................119
Plans.............................................119
Prepayment Assumption..............................53
Principal Distribution Amount......................59
Program Operating Lease............................28
Program Operating Lease Default....................72
Program Operating Lease Payments...................71
Program Operating Lease Termination Date...........71
Prohibited Transactions...........................119
PTCE..............................................120
Purchase Option Price..............................44
Rating Agency......................................28
Reallocation Payment...............................51
Record Date........................................59
Recovery Proceeds..................................90
Redemption Price...................................68
Registration Statement............................123
Regulations.......................................113
Rent Charge........................................44
Representative....................................121
Required Deposit Rating............................75
Reserve Fund.......................................74
Reserve Fund Draw Amount...........................74
Reserve Fund Requirement...........................75
Residual Value Loss Vehicle........................67
Residual Value Losses..............................69
Sales Proceeds.....................................90
Sales Proceeds Advance.............................92
Securities.........................................78
Securities Balance.................................59
Securitization Rate................................42
Securitization Value...............................41
Securityholders....................................28
Senior Note Balance................................60
Senior Note Distribution Amount....................68
Senior Note Owner..................................61
Senior Noteholders.................................59
Senior Notes.......................................27
Servicer...........................................32
Servicer Defaults..................................95
Servicing Agreement................................32
Servicing Fee......................................94
Specified Leases...................................27
Specified Vehicles.................................27
SUBI Assets........................................27
SUBI Certificate Transfer Agreement................35
SUBI Certificates..................................27
SUBI Collection Account............................73
SUBI Supplement....................................34
SUBI Trust Agreement...............................34
SUBIs..............................................27
Subordinated Note Balance..........................60

Subordinated Note Rate.............................72
Subordinated Noteholder............................75
Subordinated Notes.................................27
Tax Counsel.......................................105
Termination Proceeds...............................90
Terms and Conditions...............................64
Total Loss Payoff..................................90
Transferor.........................................27
Transferor Certificate.............................29
Trust..............................................27
Trust Administration Agreement.....................29
Trust Agreement....................................28
Trust Estate.......................................30
Trust State........................................51
Trustees...........................................89
U.S. Person.......................................105
U.S. Senior Noteholder............................105
UCC................................................61
Underwriters......................................121
Underwriting Agreement............................121
User-Lessee........................................31
UTI................................................27
UTI Assets.........................................85
UTI Beneficiary....................................27
UTI Certificates...................................32
Vehicle SUBI.......................................27
Vehicle SUBI Assets................................30
Vehicle SUBI Certificate...........................27
Vehicle Trust......................................27
Vehicle Trust Agreement............................31
Vehicle Trust Assets...............................31
Vehicle Trustee....................................31

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in some limited circumstances, the globally offered Senior Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, including seven calendar day settlement.

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Senior Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in that capacity, and as DTC Participants.

         Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date - which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date - which would be the preceding day, when settlement occurred in New York. Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day - until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts - in accordance with the clearing system's customary procedures;

o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

o that beneficial owner takes one of the following steps `to obtain an exemption or reduced tax rate.


         Exemption for non-U.S. Persons - Form W-8BEN. Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Certificate of Foreign Status on Form W-8. If the information shown on Form W-8BEN or the Tax Certificate changes, a new Form W-8BEN or Tax Certificate, as the case may be, must be filed within 30 days of that change.

         Exemption for non-U.S. Person with effectively connected income - Form 4224. A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing a certificate of Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States on Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries - Form W-8BEN. Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing an Ownership, Exemption or Reduced Rate Certificate on Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the Senior Note Owner or his agent.

         Exemption for U.S. Persons - Form W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing a Payer's Request for Taxpayer Identification Number and Certification on Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds - the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN are effective for three calendar years and Form W-8ECI is effective for one calendar year.

         The term "U.S. Person" means:

o        a citizen or resident of the United States,

o a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

o an estate whose income is subject to United States federal income tax, regardless of its source, or

o a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in regulations, some trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 $1,470,160,000


                         BMW VEHICLE LEASE TRUST 2000-A
                                     Issuer


                              BMW AUTO LEASING LLC
                                   Transferor


                         BMW FINANCIAL SERVICES NA, LLC
                                    Servicer


                           ASSET BACKED SENIOR NOTES:

                      $180,000,000 _____% Class A-1 Notes
                      $600,000,000 _____% Class A-2 Notes
                      $300,000,000 _____% Class A-3 Notes
                      $390,160,000 _____% Class A-4 Notes
                                 --------------

                             PRELIMINARY PROSPECTUS
                             ----------------------


SALOMON SMITH BARNEY INC.
          BANK OF AMERICA SECURITIES LLC
                                 BANK ONE CAPITAL MARKETS, INC.
                                                           CHASE SECURITIES INC.


You should rely only the information contained in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Senior Notes in any state where the offer is not permitted.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Senior Notes being registered hereby are estimated as follows:


 SEC registration fee...................................$  386,802.24
 Legal fees and expenses.................................$ 700,000
 Accounting fees and expenses............................$  70,000
 Rating agency fees......................................$ 375,000
 Trustee's fees and expenses.............................$  30,000
 Printing................................................$  50,000
 Miscellaneous...........................................$       0
                                                         ------------
    Total...............................................$1,611,802.20
                                                         ============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement, as amended ("LLC Agreement"), of BMW Auto Leasing LLC (the "Transferor") provides that the Transferor shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, costs, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the LLC Agreement, to the fullest extent permitted by applicable law in effect on the date of the LLC Agreement and to such greater extent as applicable law may thereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Transferor and payment shall not be a condition precedent to any indemnification provided in the LLC Agreement.

         Reference is also made to the form of Underwriting Agreement filed as
Exhibit 1.1 hereto among the Transferor, BMW Financial Services, NA, LLC, Salomon Smith Barney Inc. and the other underwriters named therein (see Exhibit 1.1), which provides for indemnification by the Transferor in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         a.       Exhibits:

1.1      Form of Underwriting Agreement
3.1      Certificate of Formation of BMW Auto Leasing LLC
3.2 Amended and Restated Limited Liability Company Agreement of BMW Auto Leasing LLC dated as of [ ], 2000 between BMW Financial Services NA, LLC and BMW FS Receivables Corporation
3.3 BMW LP Agreement of Limited Partnership dated as of February 12, 1996 between BMW Facility Partners Inc. and BMW Financial Services NA, Inc.
4.1 Form of Indenture between BMW Vehicle Lease Trust 2000-A and The Chase Manhattan Bank, as Indenture Trustee (including forms of Senior Notes)
5.1      Opinion of Weil, Gotshal & Manges LLP with respect to legality
8.1 Opinion of Weil, Gotshal & Manges LLP with respect to federal income tax matters
10.1 Amended and Restated Trust Agreement between BMW Manufacturing LP and Chase Manhattan Bank, Delaware
10.2 Form of Supplement 2000-A to Amended and Restated Trust Agreement between BMW Manufacturing LP and Chase Manhattan Bank, Delaware (including form of the SUBI Certificates)
10.3 Servicing Agreement between BMW Financial Services NA, LLC and Financial Services Vehicle Trust, dated as of August 30, 1995
10.4 Form of Supplement 2000-A to Servicing Agreement between BMW Financial Services NA, LLC and Financial Services Vehicle Trust
10.5 Form of SUBI Certificate Transfer Agreement between BMW Manufacturing LP and BMW Auto Leasing LLC
10.6 Form of Issuer SUBI Certificate Transfer Agreement between BMW Auto Leasing LLC and BMW Vehicle Lease Trust 2000-A
10.7 Form of Trust Agreement between BMW Auto Leasing LLC and Wilmington Trust Company, as Owner Trustee
10.8 Form of Program Operating Lease between BMW Vehicle Lease Trust 2000-A and BMW Auto Leasing LLC
23.1     Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5.1 and
         8.1)
24.1 Power of Attorney of Chase Manhattan Bank USA, N.A. authorizing BMW Financial Services NA, LLC to execute the Form S-1 on behalf of Financial Services Vehicle Trust
25.1 Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1

-----------------------------


         b.       Financial Statement Schedules:

                  Not applicable.

ITEM 17.  UNDERTAKINGS.

         Each undersigned Registrant hereby undertakes as follows:

         To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

         For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, registrant BMW Vehicle Lease Trust 2000-A has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on the [ ] day of October 2000.


                  BMW VEHICLE LEASE TRUST 2000-A, a Delaware business trust

                  By: BMW AUTO LEASING LLC, a Delaware limited liability company, solely as originator of BMW Vehicle Lease Trust 2000-A

                  By: BMW FINANCIAL SERVICES NA, LLC, a Delaware limited liability company, its managing member


                  By:      /s/ Stefan Krause
                       ---------------------------------------
                           Stefan Krause
                           President



                  By:     /s/ Norbert Mayer
                      ----------------------------------------
                           Norbert Mayer
                           Treasurer

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, registrant BMW Auto Leasing LLC has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on the [ ] day of October 2000.


                  By: BMW AUTO LEASING LLC, a Delaware limited liability
                  company

                  By: BMW FINANCIAL SERVICES NA, LLC, a Delaware limited liability company, its managing member


                  By:      /s/ Stefan Krause
                       ---------------------------------------
                           Stefan Krause
                           President



                  By:     /s/ Norbert Mayer
                      ----------------------------------------
                           Norbert Mayer
                           Treasurer

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, registrant BMW Manufacturing LP has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on the [ ] day of October 2000.

                  BMW MANUFACTURING LP, an Indiana limited partnership

                  By: BMW FACILITY PARTNERS, LLC, a Delaware limited
                      liability company, its general partner

                  By:      /s/ Stefan Krause
                       ---------------------------------------
                           Stefan Krause
                           President



                  By:     /s/ Norbert Mayer
                      ----------------------------------------
                           Norbert Mayer
                           Treasurer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, registrant Financial Services Vehicle Trust has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on the [ ]day of October 2000.

                  FINANCIAL SERVICES VEHICLE TRUST, a Delaware business trust

                  By: BMW FINANCIAL SERVICES NA, LLC, a Delaware limited
                      liability company


                  By:      /s/ Stefan Krause
                       ---------------------------------------
                           Stefan Krause
                           President



                  By:     /s/ Norbert Mayer
                      ----------------------------------------
                           Norbert Mayer
                           Treasurer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title
/s/ Norbert Mayer                                President of the Managing Member of     October 27,2000
------------------------------------------       BMW AUTO LEASING LLC
By: Norbert Mayer                                (Principal Executive Officer)
    as attorney-in-fact

/s/ Norbert Mayer                                Vice President of Finance of the        October 27,2000
------------------------------------------       Managing Member of BMW AUTO LEASING LLC
By: Norbert Mayer                                (Principal Financial and Accounting Officer)
    as attorney-in-fact

/s/ Norbert Mayer                                Treasurer of the Managing Member of      October 27,2000
------------------------------------------       BMW AUTO LEASING LLC
    Norbert Mayer

/s/ Norbert Mayer                                Director of the Sole Member of the       October 27,2000
------------------------------------------       Managing Member of BMW AUTO LEASING LLC
By: Norbert Mayer
    as attorney-in-fact

/s/ Norbert Mayer                                Director of the Sole Member of the       October 27,2000
------------------------------------------       Managing Member of BMW AUTO LEASING LLC
By: Norbert Mayer
    as attorney-in-fact
